                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /
      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 HA-LO INDUSTRIES, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                Common Stock, without par value.
                Series A Convertible Preferred Stock, without par value
           (2)  Aggregate number of securities to which transaction
                applies:
                17,000,000 shares of Common Stock
                5,100,000 shares of Preferred Stock
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $10.0625 per share, which is equal to the average of the
                high and low prices of the Common Stock as reported on the
                New York Stock Exchange on January 27, 2000. There is no
                market for the Preferred Stock; however, because each such share of Preferred Stock is initially convertible into one share of Common Stock, the value of the Preferred Stock is for purposes of this calculation equal to the market value of the Common Stock.
           (4)  Proposed maximum aggregate value of transaction:
                $241,381,250, which equals the sum of (i) $19 million in
                cash payable in the merger, (ii) $171,062,500 in Common
                Stock issuable in the merger (calculated as indicated in
                (3) above), and (iii) $51,318,750 in Preferred Stock
                issuable in the merger (calculated as indicated in (3)
                above).
           (5)  Total fee paid:
                $48,277
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                  PROPOSED MERGER--YOUR VOTE IS VERY IMPORTANT

    The board of directors of HA-LO Industries, Inc. has unanimously approved a merger agreement that would result in HA-LO acquiring all of Starbelly.com, Inc. If we complete the merger, Starbelly.com stockholders will receive approximately $240 million, which amount we will pay as follows:

(1) paying $19 million in cash (less Starbelly.com's merger expenses in excess of $500,000);

(2) paying the balance by issuing shares of:

    (a) HA-LO common stock valued at $170 million; and

    (b) HA-LO convertible preferred stock valued at $51 million.

This includes HA-LO's assumption of Starbelly.com's outstanding stock options, which will be exercisable for HA-LO common stock and HA-LO convertible preferred stock.

    We will issue in the merger and reserve for issuance upon exercise of the assumed stock options 17 million shares of our common stock and 5.1 million shares of our preferred stock. You will continue to own your shares after the merger. Immediately after the merger, pre-merger shareholders of HA-LO will own approximately 69% of the outstanding common stock, and the former stockholders of Starbelly.com will own approximately 31% of the outstanding common stock (assuming all of the preferred shares are converted into common stock and all assumed options are exercised and all preferred shares issued upon exercise are converted into common stock).

    The board of directors and stockholders of Starbelly.com have approved the merger. We cannot complete the merger unless it is approved by HA-LO's shareholders. A vote in favor of the merger also constitutes a vote in favor of:

    - the issuance of common stock pursuant to the merger agreement;

    - the amendment of the Company's articles of incorporation to permit the issuance of convertible preferred stock in the merger and, upon exercise of options assumed in the merger, the reservation of 5.1 million shares of common stock for issuance upon conversion of the convertible preferred stock; and

    - the adoption of a new stock option plan under which HA-LO will assume Starbelly.com's stock option plan and the options outstanding under that plan.

    We have scheduled a special meeting for you to vote on the merger. In addition, at the special meeting that will be asked to:

    - approve an amendment to our articles of incorporation to increase the number of shares of common stock that HA-LO is authorized to issue from 100 million to 250 million and to increase the number of shares of convertible preferred stock that HA-LO is authorized to issue from 10 million to 20 million; and

    - approve an amendment to our articles of incorporation to authorize the board of directors to provide for the future issuance of convertible preferred stock without the approval of the holders of our common stock.

    YOUR VOTE IS VERY IMPORTANT. Please take the time to vote by completing the enclosed proxy card and returning it in the return envelope provided, even if you plan to attend the special shareholders' meeting. You should note that if you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposals submitted at the special meeting. If you hold your shares in the name of a bank or broker, you should follow the instructions on the form you receive from your bank or broker.

    The date, time and place of our meeting are:

                  March       , 2000, 10:00 a.m., Chicago time
                            Harris Bank, Room
                             111 West Monroe Street
                            Chicago, Illinois 60603

    This document provides you with detailed information about the meeting, the proposed merger and the other matters to be considered at the special meeting. We encourage you to read this entire document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 15 WHICH DESCRIBES CERTAIN RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER. You may also obtain information about our company from publicly available documents that we have filed with the Securities and Exchange Commission.

                                          ______________________________________
                                          John R. Kelley, Jr.
                                          President and Chief Executive Officer
                                          HA-LO Industries, Inc.

                                     [LOGO]

                             HA-LO INDUSTRIES, INC.
                             5980 WEST TOUHY AVENUE
                             NILES, ILLINOIS 60714

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH   , 2000

                            ------------------------

    Notice is hereby given that a Special Meeting of Shareholders of HA-LO Industries, Inc., an Illinois corporation ("HA-LO" or the "Company"), will be
held at HARRIS BANK, ROOM       , 111 WEST MONROE STREET, CHICAGO, ILLINOIS
60603 on       , March   , 2000 at 10:00 a.m., Chicago time, for the following
purposes:

    (1) To consider and vote upon a proposal to approve the merger of Starbelly.com with a wholly owned subsidiary of HA-LO. A vote in favor of the merger also constitutes a vote in favor of (a) the issuance of 17 million shares of common stock pursuant to the merger agreement,
       (b) the amendment of the Company's articles of incorporation to permit the issuance of 5.1 million shares of convertible preferred stock in the merger and upon exercise of the assumed options, (c) the reservation of
       5.1 million shares of common stock for issuance upon conversion of the convertible preferred stock and (d) the adoption of a new stock option plan under which HA-LO will assume Starbelly.com's stock option plan and the options outstanding under that plan.

    (2) To consider and vote upon a proposal to amend Article Four of the Company's articles of incorporation to increase the number of shares of common stock HA-LO is authorized to issue from 100 million to 250 million and to increase the number of shares of convertible preferred stock that HA-LO is authorized to issue from 10 million to 20 million.

    (3) To consider and vote upon a proposal to amend Article Four of the Company's articles of incorporation to authorize your board of directors to provide for the future issuance of convertible preferred stock without the further approval of the holders of our common stock.

    (4) To transact such other business as may properly come before the special meeting.

    You are entitled to exercise dissenters' rights in connection with the merger in accordance with the Illinois Business Corporation Act of 1983, as amended (the "IBCA"). In order to exercise dissenters' rights, you must:

    - deliver to HA-LO, before the vote is taken at the special meeting, a written demand for payment of your shares of HA-LO common stock if the merger is completed;

    - NOT vote in favor of the proposal to merge Starbelly.com and HA-LO's wholly owned subsidiary; and

    - comply with the other requirements contained in Sections 11.65 and 11.70 of the IBCA.

    For additional details regarding dissenters' rights, please read carefully the section of the accompanying proxy statement captioned "The Special Meeting--Dissenters' Rights."

    If you were a shareholder of record at the close of business on January 28, 2000, you are entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof. A complete list of the shareholders entitled to vote at the meeting will be subject to inspection by any shareholder at the Company's principal executive office, 5980 West Touhy Avenue, Niles, Illinois 60714, during usual business hours, for a period of ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          JOHN R. KELLEY, JR.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Niles, Illinois
February   , 2000

                            ------------------------

    THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                      REFERENCES TO ADDITIONAL INFORMATION

    The accompanying proxy statement incorporates important business and financial information about HA-LO from documents we have filed with the Securities and Exchange Commission but have not included in or delivered with this document. If you write or call us, we will send you these documents without charge. Please contact:

                     HA-LO Industries, Inc.
                     5980 West Touhy Avenue
                     Niles, Illinois 60714
                     Attention: Gregory J. Kilrea, Chief Financial Officer
                     (847) 647-2300

    PLEASE REQUEST DOCUMENTS FROM US BY FEBRUARY   , 2000. If you request any
incorporated documents, we will mail the requested documents by first class mail, or another equally prompt means, as soon as possible after we receive your request.

    See "Where To Find More Information" on page 82 for more information about the documents referred to in the proxy statement.

--------------------------------------------------------------------------------

                             HA-LO INDUSTRIES, INC.
                                PROXY STATEMENT
                                 RELATING TO A
                    PROPOSED MERGER WITH STARBELLY.COM, INC.
--------------------------------------------------------------------------------

- We are proposing a merger with Starbelly.com, Inc., a company that intends to create a leading business to business e-commerce marketplace for the custom-decorated merchandise industry. If the merger is completed, Starbelly.com will become our wholly-owned subsidiary. See "The Merger" on page 35.

- The total merger consideration will be approximately $240 million, which we will pay by:

    Q paying $19 million in cash (less certain expenses),

    Q paying the balance by issuing:

       - shares of our common stock valued in the merger agreement at $170 million, and

       - shares of our convertible preferred stock valued in the merger agreement at $51 million.

This includes shares issuable upon exercise of Starbelly.com's outstanding stock options.
See "Description of the Convertible Preferred Stock" on page 48.

- Following the merger, our shareholders will own approximately 69% of our common stock, and the former stockholders of Starbelly.com and holders of Starbelly.com stock options will own approximately 31% of our common stock, if all of their stock options are exercised and all shares of our convertible preferred stock are converted into common stock.

- We will hold a special meeting of HA-LO shareholders on       , March   , 2000
  to consider matters necessary to complete the merger.

- At the special meeting, we are asking you to approve:

    Q the merger, including the issuance of our common stock and our preferred stock in the merger,

    Q the assumption of Starbelly.com's stock options, and

    Q amendments to our articles of incorporation to increase our capital stock and to provide for the future issuance of preferred stock without your further approval. See "Proposed Amendment to the Company's Articles of Incorporation to Increase Authorized Capital Stock" on page 79 and "Proposed Amendment to the Company's Articles of Incorporation Relating to the Issuance of Convertible Preferred Stock" on page 81.

- Our board of directors unanimously recommends that you vote in favor of the merger and the other proposals described in this proxy statement. See "The Merger--Recommendation of the HA-LO Board and Reasons for the Merger" on page 37.

- Your vote is important. Approval of the merger and each of the other proposals to be considered at the meeting requires the affirmative vote of a majority of the outstanding shares of our common stock. Broker non-votes and abstentions will count as votes cast AGAINST each of the proposals. See "The Special Meeting, Voting and Proxies--Required Vote" on page 31.

- You may vote either in person or by properly executed proxy. Please take the time to vote by completing the enclosed proxy card and returning it in the return envelope provided.

- You can change your vote any time before your shares are voted at the special meeting by (1) sending a written notice stating that you would like to revoke your proxy, (2) completing and submitting a new, later-dated proxy card or
  (3) attending the meeting and voting in person. See "The Special Meeting, Voting and Proxies--Proxies" on page 31.

- If the merger is completed, and you have properly exercised your dissenters' rights, you may require HA-LO to purchase your shares for cash at their fair value. The procedures that you must follow are described under "The Special Meeting, Voting and Proxies--Dissenters' Rights" on page 32.

See "Risk Factors" beginning on page 15 for certain matters you should consider.

 This document contains important information about the proposed merger. Please read it carefully.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................         1

SUMMARY OF PROXY STATEMENT..................................         2
  The Companies.............................................         2
  About the Special Meeting.................................         3
  The HA-LO Board of Directors Recommends Voting For the
    Merger and the Other Proposals..........................         4
  Votes Necessary to Approve the Merger and the Other
    Proposals...............................................         4
  The Merger................................................         4
  Assumption of Stock Options...............................         8
  Amendment to Our Articles of Incorporation to Increase
    Authorized Shares.......................................         8
  Amendment to Our Articles of Incorporation to Authorize
    the Board to Issue Convertible preferred stock Without
    Stockholder Approval....................................         9
  Your board of Directors After the Merger..................         9
  Limits on Forward-Looking Statements......................        10
  Risk Factors..............................................        10
  Summary Unaudited Pro Forma Financial Information.........        11
  HA-LO Summary Selected Historical Financial Data..........        12
  Starbelly.com Summary Selected Historical Financial
    Data....................................................        13
  Unaudited Comparative Per Share Data......................        13

RISK FACTORS................................................        15
  Risks Related to the Merger...............................        15
  Risks Related to Starbelly.com's Business.................        16
  Risk Factors Generally Affecting All E-commerce Businesses
    and Internet Businesses.................................        23
  Risks Related to HA-LO Capital Stock......................        26

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................        28

THE SPECIAL MEETING, VOTING AND PROXIES.....................        30
  Purpose; Time and Place...................................        30
  Record Date; Voting Rights................................        30
  Quorum....................................................        30
  Required Vote.............................................        31
  Proxies...................................................        31
  Cost of Solicitation......................................        31
  Adjournment...............................................        32
  Dissenters' Rights........................................        32

THE MERGER..................................................        35
  General...................................................        35
  Background of the Merger..................................        35
  Recommendation of the HA-LO Board and Reasons for the
    Merger..................................................        37
  Opinion of Financial Advisor to HA-LO.....................        39
  Starbelly.com's Reasons for the Merger....................        44
  Merger Consideration......................................        45
  Effective Time of the Merger..............................        45
  Management and Operations After the Merger................        45
  Interests of Certain Persons in the Merger................        45
  Resale of HA-LO Shares....................................        45
  Accounting Treatment......................................        46
  New York Stock Exchange Listing...........................        46
  Material Federal Income Tax Consequences..................        46

  Regulatory Approvals......................................        47

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK..............        48

ASSUMPTION OF OUTSTANDING STARBELLY.COM OPTIONS.............        51
  Introduction..............................................        51
  Plan Summary..............................................        51
  Certain Tax Matters.......................................        54

COMPARATIVE MARKET PRICE DATA...............................        55

THE MERGER AGREEMENT........................................        56
  Closing Of The Merger.....................................        56
  Consideration to be Received in the Merger................        56
  Terms Of The Merger.......................................        57
  Other Covenants and Agreements............................        59
  Termination of the Merger Agreement.......................        60
  Termination Fees..........................................        61
  Indemnification...........................................        61
  Amendment and Waiver......................................        62
  Other Agreements Related to the Merger Agreement..........        62

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  INFORMATION...............................................        65
  HA-LO and Starbelly.com Pro Forma Combined Condensed
    Financial Statements....................................        65

STARBELLY.COM SELECTED HISTORICAL FINANCIAL DATA............        69

STARBELLY.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............        70
  Overview..................................................        70
  Results of Operations.....................................        70
  Liquidity and Capital Resources...........................        71
  Recently Issued Accounting Pronouncements.................        71

THE BUSINESS OF STARBELLY...................................        72
  General...................................................        72
  Distribution Channels.....................................        72
  Order Fulfillment.........................................        73
  Advantages to Starbelly.com's Marketplace Solutions.......        74
  Product Categories and Brands.............................        75
  Technology................................................        76
  Sales and Marketing.......................................        76
  Customers.................................................        77
  Competition...............................................        77
  Other Information.........................................        77

YOUR BOARD OF DIRECTORS AFTER THE MERGER....................        77
  Biographical Information on Brad and Eric.................        78

STOCK OWNERSHIP.............................................        78

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
  INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK........        79

PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
  INCORPORATION RELATING TO THE ISSUANCE OF CONVERTIBLE
  PREFERRED STOCK...........................................        81

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS..................        82

WHERE TO FIND MORE INFORMATION..............................        82

EXHIBIT A...................................................       A-1
EXHIBIT B...................................................       B-1
EXHIBIT C...................................................       C-1
EXHIBIT D...................................................       D-1
EXHIBIT E...................................................       E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

1.  AS A HA-LO SHAREHOLDER, WHAT DO I NEED TO DO NOW?

    After carefully reading and considering the information contained in this document, please complete and sign your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting and voted as you wish.

2. IF MY HA-LO SHARES ARE HELD IN "STREET NAME" BY MY BROKER OR BANK, WILL IT VOTE MY SHARES FOR ME?

    Your broker or bank will vote your shares only if you provide instructions on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

3.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

    Yes. You can change your vote at any time before your shares are voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new, later dated proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to HA-LO at the address given below. Third, you can attend the HA-LO special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

4.  AS A HA-LO SHAREHOLDER, SHOULD I SEND IN MY SHARE CERTIFICATES?

    No. HA-LO shareholders will keep their existing share certificates.

5.  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

    We are working to complete the merger as quickly as possible and expect the merger to be completed promptly following the special meeting.

6.  WHERE CAN I FIND MORE INFORMATION ABOUT HA-LO?

    You may obtain additional information about HA-LO by calling or writing to us or you may obtain documents through the Internet. See "Where To Find More Information" on page 82.

7.  WHAT DO I DO IF I DECIDE TO EXERCISE DISSENTERS' RIGHTS?

    Each HA-LO shareholder is permitted to exercise dissenters' rights with respect to the merger. For information regarding how to exercise dissenters' rights, see the section "The Special Meeting, Voting and Proxies--Dissenters' Rights" on page 32.

8.  WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE MEETING OR THE MERGER?

    If you would like additional information, you should contact:

    HA-LO Industries, Inc.
    5980 Touhy Avenue
    Niles, Illinois 60714
    Attention: Gregory J. Kilrea, Chief Financial Officer
    (847) 647-2300

                           SUMMARY OF PROXY STATEMENT

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 82). WE HAVE ATTACHED THE MERGER AGREEMENT AS EXHIBIT A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER. THE PAGE REFERENCES BELOW WILL DIRECT YOU TO FURTHER INFORMATION IN THIS DOCUMENT REGARDING THE TOPIC COVERED UNDER THAT CAPTION.

THE COMPANIES

HA-LO

    HA-LO is a full service, innovative brand marketing organization whose diverse marketing disciplines, or competency groups, are centered around its client's brands. Brand marketing builds the value of the brand by connecting it with target audiences to achieve strategic marketing objectives.

    Our competency groups are organized into three operating segments: promotional products, marketing services and telemarketing. The marketing services segment is further divided into promotion marketing, brand strategy and identity, presence marketing and consumer event marketing segments or divisions. Each one of the segments has similar products and services, production processes, types of customers, distribution methods and regulatory environments.

    Our competency groups include:

    PROMOTIONAL PRODUCTS, offered by HA-LO, physically connect brands with identified target markets and individuals through repeated exposure to merchandise that builds brand awareness, enhances brand recognition and creates brand loyalty.

    PROMOTION MARKETING, offered by UPSHOT, a subsidiary of HA-LO, connects brands with consumers at strategic points of contact through consumer and retail promotion, merchandising and sponsorship activation.

    BRAND STRATEGY AND IDENTITY, offered by LAGA, a subsidiary of HA-LO, connects a company product, service or image with a target audience by creating, revitalizing, or leveraging a brand through brand identity, design, and integrated communication programs.

    PRESENCE MARKETING, offered by our HA-LO Sports & Entertainment and Events By HA-LO divisions, connects brands with target audiences through sports and corporate sponsorships, licensing, corporate meetings, events and sales incentive programs.

    RELATIONSHIP MARKETING, offered by UPSHOT and Market USA, subsidiaries of HA-LO, connects brands with target audiences through consumer events--including new product sampling and brand awareness programs--and through a range of telemarketing services.

    HA-LO's principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and its telephone number at that address is
(847) 647-2300.

STARBELLY.COM (PAGE 72)

    Starbelly.com intends to create a leading business to business e-commerce marketplace for the custom-decorated merchandise industry. Starbelly.com is attempting to redefine the traditional market for customized soft and hard goods with an interactive marketplace that allows its customers to customize decorations on any product in real-time from any Internet web browser.

    Starbelly.com unifies key aspects of the custom-decorated merchandise supply chain through integrated and automatic fulfillment systems. These systems are being developed to act together as a single efficient interface between the end-user and the other elements of the supply chain, such as suppliers of undecorated merchandise (which are referred to in the industry as "blanks"), decorators, customer service representatives, offsite production and shippers. Starbelly.com eliminates several links in the traditional supply chain, providing its customers with substantially improved convenience, a simplified customizing and ordering process, faster delivery, status tracking, lower costs and enhanced customer experience.

    Once fully-operational, Starbelly.com's centralized marketplace is expected to provide a wide range of business and consumer channels using a single electronic point of contact to access a large database of soft and hard goods offered by branded manufacturers. Starbelly.com's four target market channels are:

    - the "BUSINESS-TO-BUSINESS" market, where Starbelly.com's business customers can set up customizable virtual storefronts carrying merchandise they select and purchase through Starbelly.com;

    - the "INTERNET PROPERTIES" market, where Starbelly.com provides third-party Internet websites such as Internet portals with virtual storefronts offering merchandise with the third parties' own logos and brands;

    - the "PROMOTIONAL PRODUCT DISTRIBUTION" market, comprised of 17,000 businesses which sell and distribute promotional products, to whom Starbelly.com will offer an Internet presence and Starbelly.com's fulfillment system; and

    - the "BUSINESS-TO-CONSUMER" market, where consumers will be able to access the Starbelly.com website to interactively design, customize and order products.

ABOUT THE SPECIAL MEETING (PAGE 30)

    The special meeting is scheduled to be held at 10:00 a.m., Chicago time, on
       , March   , 2000, at Harris Bank, Room       , 111 W. Monroe Street,
Chicago, Illinois. January 28, 2000 is the record date for determining the holders of HA-LO common stock entitled to vote at the special meeting. On the record date, [48,724,790] shares of HA-LO common stock were outstanding and entitled to vote.

    At the special meeting, you will consider and vote on proposals to approve:

    (1) the merger, including (a) issuance of 17 million shares of HA-LO common stock in the merger and upon exercise of options assumed in the merger;
       (b) an amendment to Article Four of the Company's articles of incorporation to permit the issuance of 5.1 million shares of convertible preferred stock in the merger and upon the exercise of options assumed in the merger; (c) the reservation of 5.1 million shares of common stock for issuance upon conversion of the convertible preferred stock; and (d) the adoption of a new stock option plan under which HA-LO will assume Starbelly.com's stock option plan and the options outstanding under that plan;

    (2) an amendment to the Company's articles of incorporation to increase the number of shares of common stock HA-LO is authorized to issue from 100 million to 250 million and to increase the number of shares of convertible preferred stock HA-LO is authorized to issue from 10 million to 20 million;

    (3) an amendment to the Company's articles of incorporation to authorize your board of directors to provide for the future issuance of convertible preferred stock without the further approval of the holders of our common stock; and

    (4) such other business as may properly come before the special meeting and any postponements and adjournments thereof.

THE HA-LO BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE
  OTHER PROPOSALS (PAGE 37)

    YOUR BOARD OF DIRECTORS, BY A UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE OTHER PROPOSALS TO BE CONSIDERED AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE OTHER PROPOSALS. WE CANNOT COMPLETE THE MERGER UNLESS IT IS APPROVED BY HA-LO'S SHAREHOLDERS.

    THE BOARD OF DIRECTORS AND THE STOCKHOLDERS OF STARBELLY.COM HAVE APPROVED THE MERGER.

VOTES NECESSARY TO APPROVE THE MERGER AND THE OTHER PROPOSALS (PAGE 31)

    Approval of the merger of Starbelly.com and HA-LO's wholly owned subsidiary and each of the other proposals to be considered at the meeting requires the affirmative vote of a majority of the outstanding shares of HA-LO common stock. Broker non-votes and abstentions will count as votes cast AGAINST each of the proposals.

    Each HA-LO shareholder has one vote per share on each proposal.

THE MERGER (PAGE 35)

    The merger agreement provides for the merger of Starbelly.com with and into our merger subsidiary, as a result of which our merger subsidiary will survive the merger under the new name "Starbelly.com, Inc." and Starbelly.com will cease its separate existence. However, the parties are permitted under the merger agreement to restructure the merger so that Starbelly.com survives the merger and our merger subsidiary ceases its separate existence.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    If we complete the merger, Starbelly.com stockholders will receive approximately $240 million, which amount we will pay as follows:

(1) paying $19 million in cash (less Starbelly.com's merger expenses in excess of $500,000);

(2) paying the balance by issuing shares of:

    (a) HA-LO common stock valued at $170 million; and

    (b) HA-LO preferred convertible stock valued at $51 million.

This includes shares issuable upon exercise of Starbelly.com's outstanding stock options, which will be assumed by HA-LO and will be exercisable for HA-LO convertible preferred stock and HA-LO common stock.

SHARE ISSUANCE AND OWNERSHIP

    We will issue in the merger and reserve for issuance upon exercise of the assumed stock options 17 million shares of our common stock and 5.1 million shares of our preferred stock.

    You will continue to own your shares after the merger.

    Immediately after the merger, pre-merger shareholders of HA-LO will own approximately 69% of the outstanding common stock, and the former stockholders of Starbelly.com will own approximately 31% of the outstanding common stock (assuming all of the preferred shares are converted into common stock and all assumed options are exercised and all preferred shares issued upon exercise are converted into common stock).

    We will account for the merger as a purchase of Starbelly.com as described under "The Merger--Accounting Treatment" (page 46).

REASONS FOR THE MERGER (PAGE 37)

    Your board of directors has identified numerous benefits HA-LO may expect to result from the merger, including the following:

    - position HA-LO to capitalize on expanding e-commerce markets, especially Internet- or intranet-based business-to-business markets;

    - enhance HA-LO's customer service;

    - rapidly expand, through electronic linkage, HA-LO's offering of customizable blank products and pre-designed decorations;

    - increase HA-LO's productivity;

    - build HA-LO's brand recognition in e-commerce markets while enhancing our reputation as an agent of change and a business leader;

    - build HA-LO's promotional products customer base while encouraging repeat business from existing customers;

    - reduce HA-LO's costs to market and fulfill orders for custom-decorated promotional products;

    - infuse HA-LO's organization with new talent and cultural change; and

    - increase HA-LO's pricing and marketing flexibility for custom-decorated promotional products.

    In addition to the factors described above, your board of directors also considered the following negative factors relating to the merger:

    - the challenges inherent in combining our operations with those of Starbelly.com, including the radical departure from our existing business model and managing potential conflicts in the business cultures of our companies;

    - the status of Starbelly.com's technology, some of which is still in the developmental stage and therefore may not function as expected;

    - the potential departure of sales force personnel;

    - the potential of our competitors aggressively recruiting our employees;

    - our need to borrow funds to pay the cash portion of merger consideration and merger expenses, provide working capital to fund Starbelly.com's future operations and pay the redemption price of the convertible preferred stock if holders exercise their redemption rights; and

    - the dilution of our shareholders' voting interest.

GRANT OF REGISTRATION RIGHTS TO THE STARBELLY.COM STOCKHOLDERS (PAGE 63)

    We will register for resale, in four steps, the shares of our common stock received by the Starbelly.com stockholders in the merger and the shares of our common stock issuable to the Starbelly.com stockholders upon their conversion of convertible preferred stock. We will register 25% of these shares within ten days after completion of the merger, an additional 15% within three months after completion of the merger, an additional 33 1/3% of these shares within nine months after completion of the merger and the remaining shares within two years after completion of the merger. In addition to registration on this schedule, we are required to register any shares of our common stock issuable upon conversion of our convertible preferred stock by Chase Venture Capital Associates, L.P., or any of its affiliates, within 30 days after notice of its conversion, to the extent not already registered.

    We will also register for issuance the shares of common and convertible preferred stock issuable upon exercise of the Starbelly.com stock options that we are assuming in the merger and the shares of common stock issuable upon conversion of the convertible preferred stock.

AVAILABILITY OF DISSENTERS' RIGHTS (PAGE 32)

    You will be entitled to exercise dissenters' rights in accordance with the Illinois Business Corporation Act of 1983, as amended (the "IBCA"). In order to exercise dissenters' rights, you must:

    - deliver to HA-LO, before the vote is taken at the special meeting, a written demand for payment of you shares of HA-LO common stock if the merger is completed;

    - NOT vote in favor of the proposal to merge Starbelly.com and HA-LO's wholly owned subsidiary; and

    - comply with the other requirements contained in Sections 11.65 and 11.70 of the IBCA. See "The Special Meeting--Dissenters' Rights."

    Under the Delaware General Corporation Law, Starbelly.com stockholders are entitled to exercise appraisal rights, and receive the "fair value" of their Starbelly.com shares. Under Delaware law, the Delaware Court of Chancery would make any determinations of "fair value" for Starbelly.com stockholders exercising appraisal rights. However, Starbelly.com stockholders having approximately 94% of the stockholder voting power have already approved the merger and have granted irrevocable proxies to two of our executive officers so that these stockholders cannot revoke their approval before the merger closes (unless the merger agreement is earlier terminated and except as Delaware law may otherwise require revocation of proxies). Accordingly, appraisal rights will not be available to these persons.

OPINION OF FINANCIAL ADVISOR TO HA-LO (PAGE 39)

    HA-LO's financial advisor, Credit Suisse First Boston, has delivered a written opinion to the HA-LO board of directors as to the fairness, from a financial point of view, of the aggregate merger consideration of $240,000,000. The full text of Credit Suisse First Boston's written opinion is attached to this document as Exhibit B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion is directed to the HA-LO board of directors and does not constitute a recommendation to any shareholder as to any matter relating to the merger.

LOANS TO STARBELLY.COM

    On January 6, 2000, while negotiating the merger agreement but before the merger agreement was signed, we loaned Starbelly.com $5 million on an unsecured basis, and, upon signing the merger agreement, we extended Starbelly.com an additional unsecured $5 million loan. Under the merger agreement, we have agreed to loan Starbelly.com up to an additional $10 million, depending upon when the merger is completed. If we do not complete the merger by March 1, 2000, we will extend Starbelly.com an unsecured $5 million loan, and if we do not complete the merger by April 1, 2000, we will extend Starbelly.com another unsecured
$5 million loan. These loan amounts are not part of the merger consideration, although under certain circumstances (1) Starbelly.com may not be required to pay back all or a portion of these loans if we become obligated to pay Starbelly.com termination fees, and (2) the maturity dates of the loans may be accelerated if we properly terminate the merger agreement. See "HA-LO Loans to Starbelly.com" (page 64).

CONDITIONS THAT MUST BE MET TO COMPLETE MERGER (PAGE 52)

    HA-LO and Starbelly.com will not complete the merger unless a number of conditions are satisfied or, if permitted, waived by them. These include:

    1. HA-LO shareholders must approve the merger, including the issuance of HA-LO shares to the Starbelly.com stockholders;

    2.  There must be no law, regulation or order preventing the merger;

    3. The New York Stock Exchange must approve the shares of HA-LO common stock issuable in the merger for listing on the New York Stock Exchange; and

    4. Consents and approvals from all third parties, including governmental entities, have been received.

EVENTS THAT ALLOW TERMINATION OF THE MERGER AGREEMENT (PAGE 60)

    HA-LO and Starbelly.com mutually can agree to terminate the merger agreement at any time without completing the merger. In addition, the merger agreement may be terminated if:

    - Starbelly.com has breached the merger agreement and the damages we would suffer as a result would reasonably be expected to exceed $14 million;

    - we have breached the merger agreement and the damages Starbelly.com would suffer as a result would reasonably be expected to exceed $40 million;

    - any final decision of a governmental authority prohibits concluding the merger;

    - our shareholders fail to approve the merger at the special meeting or if the merger is not completed by April 15, 2000 (or April 29, 2000, if either we or Starbelly.com requests an extension);

    - we have not, by February 28, 2000, provided evidence reasonably satisfactory to Starbelly.com that we have a working capital credit facility with substantially the same terms as our current facility; or

    - because of your board of directors' fiduciary duties to our shareholders, your board acts upon a proposal to enter into certain business combinations with someone other than Starbelly.com.

TERMINATION FEES (PAGE 61)

    We have agreed to pay Starbelly.com for up to $500,000 of merger-related expenses incurred by Starbelly.com and its stockholders, plus their actual damages up to a maximum of $10 million, if (1) our shareholders do not approve the merger, (2) we cannot provide evidence by February 28, 2000 that we have a credit facility substantially similar to our current facility, or (3) if your board of directors acts on a third-party proposal to enter into a business combination with someone other than Starbelly.com. We have also agreed that we will reimburse Starbelly.com for up to $500,000 of its expenses related to the merger agreement if Starbelly.com terminates the agreement because we materially breach it. If, however, our breach were to be in bad faith, we would also be liable to Starbelly.com for its actual damages, up to a maximum of $10 million.

    Starbelly.com has agreed to reimburse us for up to $500,000 of our expenses related to the merger agreement if we terminate the merger agreement because Starbelly.com materially breaches it. In addition, Starbelly.com would be required to pay us, within six months, all amounts outstanding under the loans we have extended to Starbelly.com. If, however, Starbelly.com's breach were to be in bad faith, Starbelly.com would also be liable to us for our actual damages, up to a maximum of $10 million, and Starbelly.com would be immediately required to pay us all amounts outstanding under the loans we have extended.

REGULATORY APPROVALS (PAGE 47)

    [UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, THE MERGER CANNOT BE COMPLETED UNTIL BOTH COMPANIES, AS WELL AS STARBELLY.COM'S [THREE] LARGEST STOCKHOLDERS, HAVE GIVEN CERTAIN INFORMATION AND MATERIALS TO THE FEDERAL TRADE COMMISSION AND DEPARTMENT OF JUSTICE AND A REQUIRED WAITING PERIOD HAS EXPIRED OR BEEN TERMINATED. THE COMPANIES SUBMITTED PRE-MERGER
NOTIFICATION AND REPORT FORMS DURING THE WEEK OF FEBRUARY       , 2000 AND
RECEIVED NOTIFICATION OF EARLY TERMINATION OF THE WAITING PERIOD ON FEBRUARY
      , 2000.]

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK (PAGE 48)

    If the merger is completed, as part of the merger consideration, we will issue 5.1 million shares of convertible preferred stock in the merger and upon exercise of the assumed Starbelly.com stock options. The convertible preferred stock ranks senior to the Company's common stock, and in parity with or senior to all other existing and future classes of our capital stock and series of convertible preferred stock. Preferred shareholders can vote on all matters on which the holders of the Company's common stock are entitled to vote. Each share of convertible preferred stock will have the number of votes equal to the number of shares of common stock then issuable upon conversion of such shares. Each share of convertible preferred stock will be convertible initially into one share of our common stock at any time before redemption. However, if the average closing price of the Company's common stock equals or exceeds $24 for ten consecutive trading days, the convertible preferred stock will automatically convert into common stock at the then effective conversion ratio. The holders of convertible preferred stock can require us to redeem all or any number of their shares at a cash price of $10 per share, plus any accrued and unpaid dividends.

ASSUMPTION OF STOCK OPTIONS (PAGE 51)

    As of January 24, 2000, options to purchase 2,530,084 shares of Starbelly.com common stock were outstanding, and options to purchase an additional 574,916 shares may still be granted. Under its stock option plan, and before we complete the merger, Starbelly.com may grant options to purchase up to an aggregate of 3,500,000 shares of its common stock, of which 395,000 shares have already been issued upon option exercises. The merger agreement provides that as of the effective date of the merger HA-LO will assume Starbelly.com's outstanding stock options. Therefore, a vote in favor of the merger also constitutes a vote in favor of the adoption by HA-LO of a new stock option plan under which HA-LO will assume Starbelly.com's outstanding options.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES (PAGE
  79)

    The board of directors unanimously recommends that Article Four of our articles of incorporation be amended to increase the number of shares of our common stock HA-LO is authorized to issue from 100 million to 250 million and to increase the number of shares of convertible preferred stock that HA-LO is authorized to issue from 10 million to 20 million. If approved, the increased number of authorized shares of common stock will be available for us to issue from time to time without further vote of our shareholders, except as required under Illinois law or the rules of the stock exchange where our common stock is traded. (Similarly, if the matters relating to convertible preferred stock issuance described in the next paragraph are approved, the increased number of authorized shares of convertible preferred stock will be available for us to issue from time to time without further vote of our shareholders, except as required under applicable law or the rules of the stock exchange where our common stock is traded.) As of January 28, 2000, [48,724,790] shares of our common stock were issued and outstanding. If the merger is approved, this number will increase to [68,226,651] shares when we issue our common stock in the merger and upon exercise of stock options assumed in the merger and to [70,824,790] shares if all of the preferred shares issued in the merger and upon exercise of assumed options were each to be converted into common stock. If the merger is approved, an aggregate 5.1 million shares of convertible preferred stock will be issued in the merger or reserved for issuance upon exercise of stock options assumed in the merger. The board of directors believes that the proposed authorized share increase will ensure that the Company has a sufficient number of preferred shares authorized to allow it to act upon transactions that may be proposed in the future. If the merger is approved, the merger will be completed even if this proposal to amend our articles of incorporation is not approved.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE THE BOARD TO ISSUE
  CONVERTIBLE PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL (PAGE 81)

    While the board of directors is authorized to establish the terms of any convertible preferred stock the Company proposes to issue, the articles of incorporation require that the board determine the liquidation and dividend rights of convertible preferred stock to be issued as a class by filing articles of amendment to the articles of incorporation. However, the adoption of an amendment to the articles of incorporation requires the approval of the Company's shareholders. In order to provide the board of directors with greater flexibility in establishing the terms of any convertible preferred stock the Company proposes to issue in the future and avoid delays which would result from obtaining shareholder approval prior to issuing any convertible preferred stock, the board of directors recommends that our articles of incorporation be amended to authorize the board of directors to provide for the issuance of convertible preferred stock without the approval of the Company's shareholders. If the merger is approved, the merger will be completed even if this proposal to amend our articles of incorporation is not approved.

YOUR BOARD OF DIRECTORS AFTER THE MERGER (PAGE 77)

    At the time of the merger, your board of directors will be increased from eight to eleven directors. All eight persons who are members of your board of directors immediately before the merger will continue to serve as directors immediately after the merger. Immediately following the merger and continuing until the next shareholder's meeting convened to elect directors, certain representatives of pre-merger stockholders of Starbelly.com will each have a right to designate persons whom your board will place in the three vacancies created by the board expansion. Under this arrangement, Bradley Keywell, Starbelly.com's chief executive officer, is entitled to designate one person to fill a vacancy on the HA-LO board of directors until the next meeting of shareholders convened to elect directors. Under a three-year employment agreement we have agreed to enter into with Mr. Keywell at the merger closing, for so long as Mr. Keywell's employment agreement is in effect, he will have a right to request the board of directors to nominate his designee, and if he does so, our management (within legal limits) is required to present such designee to our shareholders as a nominee for election. We have agreed to a similar arrangement with Mr. Lefkofsky, except Mr. Lefkofsky is entitled to designate two persons to fill vacancies on the HA-LO board of directors until the next meeting of shareholders convened to elect directors. Also under a three-year employment agreement we have agreed to enter into with Mr. Lefkofsky when we complete the merger, for so long as Mr. Lefkofsky's employment agreement is in effect, he will have the right to request the board of directors to nominate and present two designees for election by our shareholders.

LIMITS ON FORWARD-LOOKING STATEMENTS (PAGE 28)

    This document contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of HA-LO, Starbelly.com and the combined company as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," or similar expressions. You should understand that important factors, in addition to those discussed elsewhere in this document and in the documents that are incorporated herein by reference, could affect the future results of the combined companies and could cause those results to differ materially from those expressed in our forward-looking statements.

RISK FACTORS

    Before deciding how to vote at the special meeting, you should carefully review "Risk Factors" on page 15.

SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following table presents summary unaudited pro forma financial information derived from the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this proxy statement and has been presented assuming the merger will be accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the financial position or results of operations of HA-LO had the transaction and events assumed therein occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in HA-LO's Annual Report on Form 10-K, which is incorporated by reference, "Starbelly.com's Management's Discussion and Analysis of Financial Condition and Results of Operations" (page 70) and "HA-LO and Starbelly.com Pro Forma Combined Condensed Financial Statements" (page 65) included in this proxy statement.

        HA-LO AND STARBELLY.COM SUMMARY PRO FORMA FINANCIAL INFORMATION
                    (in thousands, except per share amounts)

                                                                      NINE MONTHS
                                                 YEAR ENDED              ENDED
                                            DECEMBER 31, 1998(1)   SEPTEMBER 30, 1999
                                            --------------------   ------------------
                                                                      (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS
  (UNAUDITED):(2)
  Net sales...............................        $589,669              $464,767
  Net income (loss).......................          24,750               (44,012)
  Pro forma net income (loss)(3)..........          24,520                   N/A
  Pro forma earnings (loss) per share
    (diluted).............................            0.53                 (0.67)

                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                                 (UNAUDITED)
PRO FORMA BALANCE SHEET DATA:(2)
  Total assets..............................................       $577,087
  Working Capital...........................................        148,121
  Long-term debt, net of current portion....................         28,900
  Redeemable Convertible preferred stock....................         51,000
  Shareholders' equity......................................        380,285

------------------------

(1) Starbelly.com commenced operations on March 22, 1999. Therefore, financial information for periods prior to this date does not exist for Starbelly.com (and the pro forma data only includes Starbelly.com results for this less-than-9-month period), and the financial information for the year ended December 31, 1998 reflects HA-LO data only.

(2) The unaudited pro forma combined financial data presented (a) may not indicate the results that would have been obtained had the merger actually occurred on the date assumed, (b) is based on preliminary estimates of the fair value of the net assets to be acquired and certain assumptions management deems appropriate and (c) should be read in conjunction with other historical and pro forma financial statements and the related notes included elsewhere or incorporated by reference in this document.

(3) Certain companies acquired and accounted for using the pooling-of-interests accounting method had elected to be treated as subchapter S corporations and were therefore not subject to federal income taxes prior to their acquisition by HA-LO. Pro forma net income and pro forma net income per share amounts include an unaudited provision for federal and state taxes at an effective rate of 40%.

HA-LO SUMMARY SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth selected historical financial data and other operating information for HA-LO for each of the fiscal years 1994 to 1998 and for the nine month periods ended September 30, 1998 and 1999. The selected financial information for each of the fiscal years has been derived from the Consolidated Financial Statements of HA-LO, which have been audited by Arthur Andersen LLP, independent auditors to HA-LO, and from the underlying accounting records of HA-LO. The selected financial information for the nine-month periods has been derived from unaudited consolidated financial statements of HA-LO and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of HA-LO, are necessary for a fair presentation of such information. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for fiscal 1999.

    All information contained in the following tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Combined Condensed Financial Information" and the Consolidated Financial Statements and related notes of HA-LO incorporated by reference herein.

                             HA-LO INDUSTRIES, INC.
                    (in thousands, except per share amounts)

                                                                                         NINE MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,                    SEPTEMBER 30
                                 ----------------------------------------------------   -------------------
                                   1994       1995       1996       1997       1998       1998       1999
                                 --------   --------   --------   --------   --------   --------   --------
HISTORICAL:

INCOME STATEMENT DATA:
  Net sales....................  $218,834   $310,116   $375,736   $465,721   $589,669   $413,722   $464,584
  Net income(loss).............     9,195      7,309     10,092     15,458     24,750     14,976    (15,531)
  Pro forma net income(1)......     6,346      5,902      9,879     14,846     24,520     14,747        N/A
  Pro forma net income (loss)
    per share, diluted.........      0.19       0.17       0.25       0.36       0.53       0.32      (0.32)
  Weighted average shares
    outstanding, diluted.......    32,588     34,586     40,266     41,112     46,447     45,595     49,032

BALANCE SHEET DATA (AT END OF
  PERIOD):
  Total assets.................  $ 92,141   $124,331   $147,063   $238,053   $347,017   $317,850   $354,616
  Working capital..............    21,742     42,286     60,706     78,741    162,751    158,217    142,602
  Long-term debt, net of
    current portion............    14,917     13,263     29,863     44,930         --      1,660      5,900
  Shareholders' equity(2)......    24,414     52,091     62,032     85,473    235,491    224,540    233,714

------------------------

(1) Certain companies acquired and accounted for using the pooling-of-interests accounting method had elected to be treated as subchapter S corporations and were therefore not subject to Federal income taxes prior to their acquisition by the Company. Pro forma net income and pro forma net income per share amounts include an unaudited provision for Federal and state taxes at an effective rate of 40%.

(2) Includes cash dividends of $5,088,000, $7,761,000, $6,887,000, $5,296,000 and $11,518,000, declared by acquired companies in 1994, 1995, 1996, 1997 and 1998, respectively, prior to HA-LO's acquisition of such companies.

STARBELLY.COM SUMMARY SELECTED HISTORICAL FINANCIAL DATA

    For Starbelly.com's selected historical financial data and other operating information for period from inception, March 22, 1999, through September 30, 1999, see "Starbelly.com Selected Historical Financial Data" (page 69).

UNAUDITED COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of HA-LO and Starbelly.com and combined per share data on an unaudited pro forma basis, based on the assumption that the merger occurred on March 22, 1999 (date of inception of Starbelly.com) and was accounted for using the purchase method of accounting. The pro forma comparative per share data has been adjusted to give effect to the issuance in the merger of 17 million shares of common stock and
5.1 million shares of convertible preferred stock, assuming exercise of all the assumed Starbelly.com stock options. The pro forma comparative share data does not purport to represent what HA-LO's financial position or results of operation would actually have been had the merger occurred at the beginning of the earliest period presented or to project HA-LO's financial position or results of operation for any future date or period. This data should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Information" and the Consolidated Financial Statements and related notes of HA-LO included or incorporated by reference herein and the Financial Statements and related notes of Starbelly.com included elsewhere herein.

                                                                        AS OF AND FOR THE
                                                              --------------------------------------
                                                                                     NINE MONTHS
                                                                 YEAR ENDED             ENDED
                                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                              -----------------   ------------------
EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS--
BASIC(3)
  Historical HA-LO..........................................        $0.55               $(0.32)
  Historical Starbelly.com..................................          N/A               $(0.15)
  Pro forma combined(5).....................................        $0.55               $(0.67)

DILUTED
  Historical HA-LO..........................................        $0.53               $(0.32)
  Historical Starbelly.com..................................          N/A               $(0.15)
  Pro forma combined(5).....................................        $0.53               $(0.67)

BOOK VALUE PER SHARE
  Historical HA-LO(2).......................................        $4.93               $ 4.80
  Historical Starbelly.com(2)...............................           --               $ 0.40
  Pro forma combined(5).....................................        $4.93               $ 5.79

DIVIDENDS PER SHARE
  Historical HA-LO(1).......................................           --                   --
  Historical Starbelly.com..................................           --                   --
  Pro forma combined(4) (5).................................           --                   --

------------------------

(1) Excludes dividends of $11,518,000 paid by an acquired company (accounted for a pooling-of-interest) to its shareholders in 1998 prior to its acquisition by HA-LO

(2) The historical book value per common share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period.

(3) The unaudited pro forma earnings (loss) per common share is based upon the weighted average number of common and common equivalent shares outstanding for each period plus common shares to be issued in the acquisition.

(4) There are no pro forma cash dividends per share as HA-LO does not intend to pay cash dividends in the foreseeable future.

(5) The equivalent pro forma amounts are determined by multiplying the pro forma combined earnings (loss) per share from continuing operations, pro forma combined book value per share and pro forma combined dividends per share by the merger exchange ratio.

                                  RISK FACTORS

    When deciding how to vote on the merger, you should consider carefully all of the information contained in this document, including the following factors which relate to the merger and to the combined businesses of HA-LO and Starbelly.com. All of the identified risks can be substantial and many of such risks could materially and adversely affect HA-LO's results of operations, financial condition, business and prospects, as well as the market price of our common stock.

RISKS RELATED TO THE MERGER

UNCERTAINTIES IN ACHIEVING BENEFITS OF MERGER AND INTEGRATING THE BUSINESSES

    We cannot assure you that we will realize any of the anticipated benefits of the merger. Whether we achieve these benefits will depend in part upon our ability to integrate our businesses in an efficient manner. We cannot be certain that this will occur. To achieve the merger benefits, we will incur significant costs, expend significant capital and fund substantial anticipated Starbelly.com operating losses. Our costs could be higher than anticipated and we may have to expend additional capital and fund higher-than-expected operating losses to achieve the anticipated benefits of the merger.

COMBINING THE COMPANIES COULD HAVE ADVERSE IMPACT

    The integration of our business and Starbelly.com's business will require substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. For a discussion of other factors and assumptions related to estimated merger benefits. See "The Merger--Recommendation of the HA-LO Board and Reasons for the Merger"
(Page 37).

MERGER COSTS MAY BE MORE THAN EXPECTED

    We estimate that the direct costs of the merger will be from $4.0 million to $4.5 million. These direct costs include $500,000 of direct merger costs for which we have agreed to reimburse Starbelly.com and Starbelly.com's stockholders for their direct merger costs. These costs are not included in the unaudited pro forma data appearing elsewhere in this proxy statement. We also estimate that we will have to expend capital equal to approximately $13.0 million and fund estimated Starbelly.com operating losses of approximately $16.0 million during the twelve months following the merger to achieve the expected merger benefits referred to above. If these costs, capital expenditures or operating losses are higher than estimated, the merger benefits may be reduced or delayed.

THE PRICE PER SHARE OF OUR COMMON STOCK AT THE EFFECTIVE TIME OF THE MERGER MAY
  BE GREATER THAN THE PRICE USED TO ESTABLISH THE EXCHANGE RATIO

    Under the merger agreement, the exchange ratio establishing the number of shares of HA-LO common stock and convertible preferred stock into which the Starbelly.com common stock will be converted is based on the lower of $10.00 or the average closing price of HA-LO common stock on the New York Stock Exchange for each trading day over a twenty-five day period consisting of the trading days during the fifteen calendar days prior to the execution of the merger agreement and the trading days during the ten calendar days following the execution of the merger agreement. Since this average closing price was $10.05, the number of shares of our common stock and our convertible preferred stock issuable in the merger was based on a $10.00 share price. Accordingly, it is possible that the market price of our common stock at the effective time of the merger will be higher than $10.00 per share. If this is the case, the value of the consideration to be received by Starbelly.com stockholders will be more than the price on which the exchange ratio was based. The historical market prices of our common stock are included under "Comparative Market Price Data--HA-LO Common Stock" (page 55).

REDUCTION OF HA-LO SHAREHOLDERS' VOTING POWER; NEW MAJOR SHAREHOLDERS

    The issuance of shares of HA-LO common stock and convertible preferred stock in the merger and upon exercise of assumed options will substantially dilute the voting interest of the current HA-LO shareholders. The convertible preferred stock will entitle the holders to one vote per share on all matters submitted to holders of our common stock. These convertible preferred stock voting rights will dilute the voting power of our common stock shareholders. As a result of the merger, Starbelly.com stockholders will own approximately 31% of the voting power of HA-LO after the merger (including shares that may be issued upon conversion of our convertible preferred stock and exercise of all assumed options). Following the merger, (1) Coventry Partners Family Limited Partnership, of which Bradley Keywell is a beneficial owner, will have
approximately       % of the voting power of HA-LO common stock and
(2) Bloomfield Partners Family Limited Partnership, of which Eric Lefkofsky is a
beneficial owner, will have approximately       % of the voting power of HA-LO
common stock. The voting power presented above assumes conversion of our convertible preferred stock and exercise of all the assumed Starbelly.com stock options.

THE MERGER WILL HAVE AN IMPACT ON VOTING AND MANAGEMENT OF OUR COMPANY.

    The parties have agreed that, at the closing of the merger, our by-laws will be amended to increase the size of your board of directors from eight to eleven directors. Under the merger agreement, at the closing of the merger, Bradley Keywell, Starbelly.com's chief executive officer, and Eric Lefkofsky, Starbelly.com's president, are entitled to request for nomination that number of directors to your board which is proportionate to the Starbelly.com stockholders' ownership of our common stock (assuming the conversion of our convertible preferred stock issued in the merger). Mr. Keywell is entitled to designate one person to fill a vacancy on the HA-LO board of directors until the next meeting of shareholders convened to elect directors and Mr. Lefkofsky is entitled to designate two persons to fill vacancies on the HA-LO board of directors until the next meeting of shareholders convened to elect directors. Furthermore, under a three-year employment agreement we have agreed to enter into with Mr. Keywell at the merger closing, for so long as Mr. Keywell's employment agreement is in effect, he will have the right to request the board of directors to nominate his designee, and if he does so, our management (within legal limits) is required to present such designee to our shareholders as a nominee for election. Also, under a three-year employment agreement we have agreed to enter into with Mr. Lefkofsky at the merger closing, for so long as Mr. Lefkofsky's employment agreement is in effect, he will have the right to request the board of directors to nominate and present two designees for election by our shareholders.

IF THE MERGER IS NOT APPROVED BY OUR SHAREHOLDERS, WE ARE OBLIGATED TO PAY A
  SUBSTANTIAL TERMINATION FEE.

    We have agreed to pay Starbelly.com up to $500,000 of its expenses plus its actual damages up to a maximum of $10 million if our shareholders do not approve the merger. While we cannot predict with any certainty the approximate amount of expenses and actual damages Starbelly.com could incur or suffer if the merger is not concluded, it is possible that these amounts could be material to HA-LO.

RISKS RELATED TO STARBELLY.COM'S BUSINESS

STARBELLY.COM'S EXTREMELY LIMITED OPERATING HISTORY MAKES FUTURE FORECASTING
  DIFFICULT

    Starbelly.com was incorporated in March 1999. From March until June 1999 Starbelly.com focused on developing its business model, technology and operations, hiring personnel and raising capital. Since

June 1999 Starbelly.com has been selling products and offering services in the business-to-business channel and through the Internet, both on a limited basis. As a result of Starbelly.com's extremely limited operating history, it is difficult to accurately forecast Starbelly.com's revenues or to predict Starbelly.com's operating expenses. Starbelly.com's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies engaged in new and rapidly evolving markets such as electronic commerce.

STARBELLY.COM'S BUSINESS SYSTEM IS NEW AND UNPROVEN

    Starbelly.com has designed a new business system that redefines the process of ordering custom-decorated merchandise and the fulfillment process with respect to those orders. Starbelly.com has only been delivering products under this system since June 1999 on a limited basis. Starbelly.com's success depends upon its ability to implement Starbelly.com's system on the Internet. Moreover, the volume of orders Starbelly.com has filled is substantially below designed capacity and the levels that are necessary for Starbelly.com to achieve profitability. As a result, the success of Starbelly.com's system on the Internet and in a high volume order environment has yet to be proven. Refinements or modifications to Starbelly.com's business systems and technologies may be necessary or advisable as Starbelly.com evaluates its continuing operations, particularly its ongoing ability to receive undecorated products, or "blanks," on a timely basis and in the necessary quantities, and its ability to scale Starbelly.com's business through partnerships with additional distributors and "pre-press" and contract decoration providers.

STARBELLY.COM'S POTENTIAL CUSTOMERS MAY NOT ACCEPT STARBELLY.COM'S SOLUTIONS OR
  SYSTEMS

    Many of the new customers Starbelly.com intends to pursue have long-standing business relationships and personal ties to their existing distributors or other suppliers of decorated products. Those customers may be reluctant to disrupt these relationships. Customers are also often reluctant to change their existing ordering habits, or to adopt new technologies, such as Internet ordering, to replace existing relationships. To successfully market Starbelly.com's products through the Internet, Starbelly.com will generally be required to educate potential customers on the use and benefits of the Starbelly.com system, which may require Starbelly.com to incur substantial expense. Although Starbelly.com believes its new method for providing customized decorated products will provide significant cost and time savings for Starbelly.com's existing and potential customers, there can be no assurance that such customers will accept it. If they do not, our future operating results would be materially and adversely affected. Starbelly.com's success depends substantially on its ability to initiate, manage and expand its relationships with customers, and Starbelly.com's failure to do this could limit its anticipated growth in revenues and seriously harm its business.

STARBELLY.COM HAS INCURRED SIGNIFICANT LOSSES SINCE INCEPTION, AND STARBELLY.COM
  ANTICIPATES THAT IT WILL CONTINUE TO INCUR LARGE FUTURE LOSSES

    Starbelly.com has incurred significant losses since inception and expects to continue to incur significantly larger losses in the future. Starbelly.com's net loss was approximately $2.5 million during the period from its inception on March 22, 1999 to September 30, 1999. Starbelly.com expects to continue to incur significant marketplace development, technology, sales and marketing and administrative expenses for Starbelly.com's business. In fact, Starbelly.com currently expects to increase its operating expenses significantly in connection with expanding Starbelly.com's sales and marketing channels, developing its Web site, services and technologies and hiring additional personnel. Starbelly.com will need to generate significant revenue to achieve and maintain profitability, and we cannot be certain that it will achieve this. Even if Starbelly.com does reach profitability, Starbelly.com may not be able to sustain or increase its profitability.

STARBELLY.COM'S OPERATING RESULTS ARE EXPECTED TO BE VOLATILE AND DIFFICULT TO
  PREDICT

    Starbelly.com's operating results may fluctuate significantly in the future particularly in the early stages of its business due to a variety of factors, many of which are outside of Starbelly.com's control. Factors that may harm Starbelly.com's business or cause its operating results to fluctuate include the size, timing, and variance of customer orders, particularly large orders from a limited number of customers; Starbelly.com's ability to retain existing customers, attract new customers and maintain customer satisfaction; the ability to successfully launch the Starbelly.com Web site and customer virtual storefront websites, and the level of traffic to such sites; changes in inventory availability from third-party suppliers; general economic conditions and economic conditions specific to the Internet, electronic commerce or the custom-decorated merchandise industry, the level of use of the Internet and acceptance of the Internet and commercial online services for the purchase of custom-decorated products; Starbelly.com's ability to upgrade and develop systems and infrastructure and to attract new personnel in a timely and effective manner, technical difficulties, system downtime or Internet brownouts; the amount and timing of operating costs and capital expenditures relating to expansion of Starbelly.com's business, operations and infrastructure; potential governmental regulation; unforeseen events affecting the custom-decorated merchandise industry; decreases in the prices at which Starbelly.com can sell its products; the timing of the introduction or enhancement of products by Starbelly.com, Starbelly.com's customers and Starbelly.com's competitors; and defects and other quality problems with Starbelly.com's products. Any change in one or more of these factors, as well as others, could cause Starbelly.com's operating results to fluctuate.

    We believe Starbelly.com's customers will tend to order sporadically, and their purchases may vary significantly from quarter to quarter. Starbelly.com's customers are unlikely to forecast expected purchases in advance, frequently may not order as expected (E.G., with regard to timing, quantities or product mix), and may place purchase orders only shortly before the scheduled delivery date. These order habits are likely to cause Starbelly.com's revenue to fluctuate significantly, particularly in the early stages of its business.

    A number of factors will also cause gross margins for Starbelly.com's products to fluctuate in future periods. As the markets for Starbelly.com's products mature, and as Starbelly.com faces additional competition, it is likely that the average unit prices of such products will decrease in response to competitive pricing pressures, increased sales discounts, new product introductions by Starbelly.com's competitors or other factors. In response, we believe Starbelly.com will likely need to reduce the cost of its products through increased efficiencies and reductions in the amount Starbelly.com pays for materials or labor. At the same time, Starbelly.com will likely also seek to increase sales of higher margin products. If these efforts are not successful, Starbelly.com's revenue and gross margins will decline, significantly harming its operating results and financial condition.

STARBELLY.COM FACES A NUMBER OF CHALLENGES IN FULFILLING ORDERS, AND MAY NOT BE
  ABLE TO PRODUCE ITS PRODUCTS IN REQUESTED VOLUMES OR MEET CUSTOMERS' ORDERS

    A cornerstone of Starbelly.com's strategy is the ability to deliver to Starbelly.com's customers customized goods in certain key product categories within seven business days of their confirmed online order. Starbelly.com does not maintain an inventory of custom-decorated merchandise nor does it control a distribution system for these products. Instead, Starbelly.com depends on distributors to carry a wide variety of blanks and to ship these products to a decorator who then decorates the products. Fulfilling these orders in this timeframe presents significant challenges.

    In order to provide timely service for Starbelly.com's customers, while eliminating Starbelly.com's need to hold inventory, Starbelly.com relies on contract carriers (such as UPS and Federal Express) to ship blanks from distributors to on-site or off-site contract decorators and to ship finished products from those decorators to Starbelly.com's customers. Starbelly.com is therefore subject to the risks, including employee strikes and inclement weather associated with such carriers' ability to provide delivery services to meet Starbelly.com's needs. Starbelly.com also relies on its distributors to carry sufficient quantities of goods and to accurately apprise Starbelly.com as to the current inventories for the products Starbelly.com sells. The failure of distributors to provide blanks to decorators on time and without abnormal amounts of defects, and the failure of contract carriers to timely ship products to or from decorators, would tarnish Starbelly.com's reputation and brands, and could adversely affect Starbelly.com's sales and prospects.

    As Starbelly.com expands, Starbelly.com expects it will enter into agreements and form alliances with other contract decoration facilities throughout the United States and, eventually, the world. Accordingly, the success of Starbelly.com's expansion will depend on a number of factors, including Starbelly.com's ability to integrate the operations of new decorators into its existing operations; to coordinate and manage those decorators in multiple and perhaps geographically distant locations; and to establish and maintain adequate quality control, management and information systems and financial controls over those decorators. If Starbelly.com is not successful in these efforts, Starbelly.com's ability to expand and grow could be materially and adversely affected. Furthermore, Starbelly.com's ability to expand its fulfillment capacity and its business will depend in part upon Starbelly.com's ability to obtain the agreement of additional contractors to permit Starbelly.com to embed its business processes into their such contractors' operations and equipment. If Starbelly.com is unable to convince other decorators to agree to such terms, Starbelly.com may need to directly invest in employees and equipment to increase its decorating capacity, which may adversely affect Starbelly.com's ability to expand or its financial results.

IF WE FAIL TO SUCCESSFULLY DEVELOP THE STARBELLY.COM BRAND, STARBELLY.COM'S
  REVENUE MAY BE ADVERSELY AFFECTED

    We believe that establishing and maintaining the Starbelly.com brand is a critical aspect of developing and maintaining strategic customer relationships, and that the importance of brand recognition will increase as the number of customers ordering products grows. Starbelly.com's failure to successfully develop Starbelly.com's brand may adversely affect its ability to generate revenue. Starbelly.com intends to increase its sales and marketing staff and to increase spending on programs, including advertising campaigns and marketing events, to create and maintain brand loyalty among its customers. If Starbelly.com does not generate a corresponding increase in Starbelly.com's revenue as a result of its branding efforts or otherwise fails to promote the Starbelly.com brand successfully, or if Starbelly.com incurs excessive expenses in its efforts, its business, results of operations and financial condition may be significantly harmed. In addition, if Starbelly.com's customers do not perceive Starbelly.com products to be of high quality, or if Starbelly.com introduces new products that are not accepted by the market, the value of the Starbelly.com brand will decline and its business will suffer.

STARBELLY.COM MAY HAVE DIFFICULTY MANAGING ITS GROWTH

    Starbelly.com's business has grown rapidly since its inception in March 1999. Starbelly.com incorporated in March 1999 with no employees, and by January 24, 2000 Starbelly.com had 118 full time employees and 16 independent contractors engaged on a full-time basis. To help manage future growth effectively, Starbelly.com must maintain and enhance its financial and accounting system and controls, hire and integrate new personnel and manage expanded operations. Starbelly.com's failure to manage recent or future expansion successfully could have a material adverse effect on the quality of Starbelly.com's products and technology, its ability to retain customers and key personnel and its operating results and financial condition.

STARBELLY.COM'S MANAGEMENT TEAM IS NEW AND MAY NOT BE ABLE TO WORK TOGETHER
  SUCCESSFULLY

    Starbelly.com's success depends to a significant degree upon the continued joint contributions of Starbelly.com's key management, none of whom were hired before March 1999 and many of whom have been hired much more recently. Because of the limited time during which Starbelly.com's management team has been working together, there can be no assurance that its management will be able to work effectively as a team to meet the many challenges Starbelly.com faces.

MANAGEMENT MAY HAVE DIFFICULTY INTEGRATING THE BUSINESS AND CORPORATE CULTURES
  OF HA-LO AND STARBELLY.COM

    The merger and related transactions involve the integration of two business organizations that have previously operated independently. HA-LO and Starbelly.com may encounter difficulties in integrating the operations of the two businesses. The companies may not be able to successfully blend their products, services and technology to create the advantages which the merger is intended to create. Also, HA-LO's client base may not be willing to shift significant portions of their promotional product purchasing to the Internet. Furthermore, any delays or unexpected obstacles or costs in connection with such integration could have a material adverse effect on the combined company's business, operating results or financial condition and the expected value of the merger.

    There is also the risk that the operations, management and personnel of the two companies may not be compatible, and either HA-LO or Starbelly.com may experience the loss of key personnel for that reason. HA-LO or Starbelly.com may also experience a disruption in their employee base as a result of uncertainty following the merger and during the integration process. As a result, key employees may seek employment elsewhere, including with competitors.

IF STARBELLY.COM LOSES KEY PERSONNEL OR IS UNABLE TO HIRE ADDITIONAL QUALIFIED
  PERSONNEL, STARBELLY.COM MAY NOT BE SUCCESSFUL

    The loss of the services of one or more of key personnel could seriously harm Starbelly.com's business. Starbelly.com depends on the continued services and performance of its senior management and other key personnel, particularly Bradley Keywell, Starbelly.com's founder and chief executive officer, and Eric Lefkofsky, Starbelly.com's founder and president. Although we will enter into three-year employment agreements with Mr. Keywell and Mr. Lefkofsky if we complete the merger, the contractual relationships can be terminated under certain circumstances, and some of these circumstances may not be within our control.

    Starbelly.com's future success also depends upon the continued service of its other executive officers and its key software development, merchandising, technical, marketing, finance and support personnel and its ability to attract additional personnel in each of these areas. Competition for qualified personnel in these areas is intense, particularly at the senior level, and Starbelly.com might not be able to hire the kind and number of employees Starbelly.com is targeting. Starbelly.com's failure to attract and retain these key employees could have a material adverse effect on Starbelly.com's business, results of operations and financial condition. In addition, employees may leave Starbelly.com and subsequently seek to compete against Starbelly.com, even though they have signed agreements not to do so.

STARBELLY.COM DEPENDS ON THIRD PARTIES TO PROVIDE RELIABLE SOFTWARE, SYSTEMS,
  AND RELATED SERVICES

    Starbelly.com depends on certain third-party service and software providers, including Oracle and Level 3. Starbelly.com depends on these third-party providers to continue to offer, maintain and update Starbelly.com's software infrastructure. Any discontinuation of such services, or any reduction in performance that requires Starbelly.com to replace such services, would be disruptive to Starbelly.com's business. Starbelly.com depends on its software providers for the development and maintenance of electronic commerce processing systems. The failure of such systems could have a material adverse effect on Starbelly.com's business and operations.

    In the past, certain of Starbelly.com's third-party service providers have experienced interruptions or failures in their system or services. If such failures were to occur in the future, Starbelly.com's customers could be prevented from accessing or purchasing products through the Starbelly.com Web site. Any reduction in performance, disruption in Internet or online access or discontinuation of services provided by any of Starbelly.com's Internet service providers could have a material adverse effect on Starbelly.com's business, operating results and financial condition.

    Some of Starbelly.com's agreements with third-party service and software providers have terms of, or expire within, one year or less and in some cases are subject to cancellation for any reason or no reason upon short notice. Any cancellation of services by any those third-party providers, or failure to renew services upon expiration, without notice sufficient to allow Starbelly.com to transition to a new service provider in a timely and cost-effective manner would have a material adverse effect on Starbelly.com's business, operating results and financial condition.

    IF DEMAND EXCEEDS THE CAPACITY CONSTRAINTS OF STARBELLY.COM'S INTERNET TECHNOLOGY SYSTEMS OR FULFILLMENT SYSTEMS OR IF STARBELLY.COM DOES NOT CONTINUE TO DEVELOP THESE SYSTEMS PROPERLY, STARBELLY.COM'S BUSINESS COULD BE ADVERSELY AFFECTED

    Starbelly.com's revenues depend on the number of businesses and consumers who use its Web site or Web sites it has designed for purchase of custom-decorated merchandise. Accordingly, the satisfactory performance, reliability and availability of these Web sites, transaction-processing systems and network infrastructure are critical to Starbelly.com's operating results, as well as its ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of Starbelly.com's Web sites or reduced performance of the transaction system would reduce the volume of sales, which could have a material adverse effect on Starbelly.com's business, operating results and financial condition.

    Starbelly.com uses an internally developed system for its Web site and those Web sites which Starbelly.com develops for its customers. Starbelly.com-developed customer Web sites handle substantially all aspects of transaction processing, including product customization, customer profiling and confirmations. Starbelly.com may experience periodic system interruptions from time to time. A substantial increase in the volume of traffic on Starbelly.com's Web sites, or the number of orders placed by customers in excess of projected amounts will require Starbelly.com to expand and upgrade further its technology, transaction-processing systems and network infrastructure. Starbelly.com may also experience temporary capacity constraints due to sharply increased traffic during sales or other promotions, which could cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and delays in reporting accurate financial information. There can be no assurance that Starbelly.com's transaction-processing system and network infrastructure will be able to accommodate its system traffic in the future, or that Starbelly.com will, in general, be able to accurately project the rate or timing of such increases or upgrade Starbelly.com's system and infrastructure to accommodate future traffic levels on its Web sites and those Starbelly.com develops for its customers.

    In the future, Starbelly.com intends to upgrade and expand its system and to integrate newly developed or purchased modules with Starbelly.com's existing systems in order to improve its accounting, control and reporting methods and support increased transaction volume. Starbelly.com's inability to add additional software and hardware or to develop and upgrade further its existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on its Web site or those Web sites Starbelly.com develops for its customers or its inability to handle increased sales volume through Starbelly.com's transaction-processing systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment, and delays in reporting accurate financial information. There can be no assurance that Starbelly.com will be able, in a timely manner, to effectively upgrade and expand its transaction-processing systems or to integrate smoothly any newly developed or purchased modules with its existing systems. Any inability to do so could have a material effect on Starbelly.com's business, operating results and financial condition.

A SYSTEM FAILURE WOULD ADVERSELY AFFECT STARBELLY.COM'S BUSINESS

    Starbelly.com's ability to successfully receive and transmit orders online and provide high-quality customer service largely depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Some of the Starbelly.com systems or their components are untested in high-volume operations. Some Starbelly.com intranet and database systems are located in Chicago, Illinois. These systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins and similar events. The failure of Starbelly.com's intranet and database systems could have a material adverse effect on Starbelly.com's business, operating results and financial condition.

    Starbelly.com's servers and related technology are currently housed on-site with redundant systems located off-site. Despite the implementation of network security measures, Starbelly.com's servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and confirm customer orders or to provide orders to distributors or decorators. The occurrence of any of the foregoing risks could have a material adverse effect on Starbelly.com's business, operating results and financial condition. Any virus infecting Starbelly.com's system or other damage to Starbelly.com's system could adversely affect the computer systems of a third party. Such an event could expose Starbelly.com to a risk of loss or litigation or possible liability.

STARBELLY.COM MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE INCREASINGLY
  COMPETITIVE CUSTOM-DECORATED MERCHANDISE MARKET

    The custom-decorated merchandise market is a rapidly evolving and intensely competitive industry, and electronic commerce generally is a new and rapidly evolving medium. Starbelly.com competes primarily with various producers of custom-decorated merchandise. As the market for custom decorated products continues to grow, Starbelly.com expects other competitors, including established retail and mail order suppliers or other electronic commerce companies, to develop online services that compete with Starbelly.com's services. The level of competition is likely to increase as current competitors increase the sophistication of their offerings and as new participants enter the market. Many of Starbelly.com's potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than Starbelly.com does and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Certain of Starbelly.com's competitors may be able to secure services and products from suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns and devote substantially more resources to Web site and systems development than Starbelly.com can. In addition, new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins, as well as loss of market share and brand recognition. There can be no assurance that Starbelly.com will be able to compete successfully against current and future competitors, and competitive pressures could have a material adverse effect on Starbelly.com's business, operating results and financial condition.

FEDERAL, STATE AND LOCAL ENVIRONMENTAL LAWS AND REGULATIONS, AND FAILURE TO
  COMPLY WITH THEM COULD HARM STARBELLY.COM'S BUSINESS

    Starbelly.com's vendors, who perform decorating services, including those residing in Starbelly.com's Chicago headquarters, are subject to a variety of federal, state, and local environmental laws and regulations related to the use, storage, discharge and disposal of wastewater and other chemicals used in their processes. They may incur significant costs to comply with current or future environmental laws and regulations, or be adversely affected by the cost of compliance with these laws and regulations, which would effectively increase Starbelly.com's costs. In addition, Starbelly.com may be directly responsible for the remediation of any environmental contamination caused by decorators residing on its properties. Any such liability could have a material adverse effect on Starbelly.com's operations.

RISK FACTORS GENERALLY AFFECTING ALL E-COMMERCE BUSINESSES AND INTERNET
  BUSINESSES

STARBELLY.COM DEPENDS ON THE CONTINUED GROWTH OF ELECTRONIC COMMERCE

    Starbelly.com's viability is substantially dependent upon the widespread acceptance and use of the Internet as an effective medium for commerce. The use of the Internet as a means of effecting transactions, particularly in the market for custom-decorated products, is at an early stage of development. For Starbelly.com to be successful, businesses and consumers must accept and utilize new ways of conducting business and exchanging information. Convincing businesses and consumers to evaluate and purchase custom-decorated products online may be particularly difficult, as such these parties have traditionally relied on ad specialty distributors and specialty catalogs to purchase such products. Rapid growth in the use of and interest in the Web, the Internet and commercial online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of customers will adopt, and continue to use, the Internet and commercial online services as a medium of commerce, particularly for evaluating and purchasing custom-decorated products.

    Demand for recently introduced services and products over the Internet and commercial online services is subject to a high level of uncertainty. A minority of these services and products have proved to be profitable. The development of the Internet and commercial online services into a viable commercial marketplace is subject to a number of factors, including continued growth in the number of users of such services, concerns about transaction security, continued development of the necessary technological infrastructure, development of enabling technologies, uncertain and increasing government regulation and the development of complementary services and products.

    To the extent that the Internet and other online services continue to experience growth in the number of users, their frequency of use or increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and Starbelly.com in particular. If the use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services do not effectively support growth that may occur or if the Internet and other online services do not become a viable commercial marketplace, Starbelly.com's business operating results and financial condition would be materially and adversely affected.

RAPID TECHNOLOGICAL CHANGE COULD MATERIALLY AFFECT STARBELLY.COM

    The Internet and the electronic commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render Starbelly.com's existing technology and systems obsolete. The emerging nature of these products and services and their rapid evolution will require Starbelly.com to continually improve the performance, features and reliability of its e-commerce services, particularly in response to competitive offerings. Starbelly.com's success will depend, in part on its ability to enhance existing services and to develop and license new services and technologies that address the increasingly sophisticated and varied needs of Starbelly.com's prospective customers. Starbelly.com will also need to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development or licensing of online sites and other proprietary technology entails significant technical and business risks and requires substantial expenditures and lead time. There can be no assurance that Starbelly.com will use new technologies effectively or adapt its Web site, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If Starbelly.com is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, Starbelly.com's business, operating results and financial condition could be materially and adversely affected.

STARBELLY.COM'S MARKETPLACE OR DATABASE MAY BE SUSCEPTIBLE TO SECURITY BREACHES

    A fundamental requirement for electronic commerce and communications is the secure transmission of confidential information over public networks. Starbelly.com will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. In addition, Starbelly.com intends to maintain an extensive, confidential database of customer profiles and transaction information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms Starbelly.com uses to protect customer transaction data contained in its customer database. Further, Starbelly.com's servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If any such compromise of Starbelly.com's security were to occur, it could have a material adverse effect on its reputation, business, operating results and financial condition. A party who is able to circumvent Starbelly.com's security measures could misappropriate proprietary information or cause interruptions in its operations. Starbelly.com may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and commercial online services and the privacy of users may also inhibit the growth of the Internet and commercial online services, especially as a means of conducting commercial transactions. To the extent that Starbelly.com's activities or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers or other personal information, security breaches could expose Starbelly.com to a risk of loss or litigation and possible liability. There can be no assurance that Starbelly.com's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on Starbelly.com's business, operating results and financial condition.

STARBELLY.COM MAY HAVE LIABILITY FOR INTERNET CONTENT IN ITS MARKETPLACE

    As a publisher and distributor of online content, Starbelly.com faces potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that it receives, stores, publishes or distributes. For example, Starbelly.com has not in all cases obtained formal written consent for use of photo images and related market materials and may be exposed to liability for such unauthorized usage. Such claims have been brought and sometimes successfully pressed, against online services. In addition, Starbelly.com does not and cannot practically screen all of the content generated by its users, and Starbelly.com could be exposed to liability with respect to such content. Although Starbelly.com carries general liability insurance, its insurance may not cover claims of these types or may not be adequate to indemnify Starbelly.com for all liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could have a material adverse effect on its reputation, business, operating results and financial condition.

FUTURE GOVERNMENTAL REGULATION OF THE INTERNET MAY RESTRICT STARBELLY.COM'S
  BUSINESS

    There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues including user privacy, pricing and the characteristics and quality of products and services. An increase in regulation or the application of existing laws to the Internet could significantly increase Starbelly.com's costs of operations and harm its business. For example, the Communications Decency Act of 1996 sought to prohibit the transmission of certain types of information and content over the Web. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Imposition of access fees could increase the cost of transmitting data over the Internet.

STARBELLY.COM RELIES ON INTELLECTUAL PROPERTY RIGHTS THAT MAY NOT ADEQUATELY
  PROTECT STARBELLY.COM UNDER CURRENT LAWS

    To establish and protect Starbelly.com's trademarks, services marks and other proprietary rights in its products and services, Starbelly.com relies on a combination of copyright, unfair competition, trademark, service mark and trade secret laws; confidentiality agreements with licensees and other third parties; and confidentiality agreements and policies covering employees. Starbelly.com cannot assure us or you that these measures will be adequate, that Starbelly.com will be able to secure registrations for all of its marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate its proprietary rights. Any infringement, misappropriation or litigation relating to intellectual property rights may divert Starbelly.com's management's attention and its funds to litigate such claims. Provisions in Starbelly.com's license agreements with its customers protecting against unauthorized use, copying, transfer and disclosure of its licensed products may be unenforceable under the laws of specific jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States. Starbelly.com cannot assure us or you that its methods of protecting its proprietary rights in the United States or abroad will be adequate. Starbelly.com also cannot assure us or you that competing companies will not independently develop technology similar to its proprietary technology.

    Legal standards relating to the validity, enforceability and scope of protection of certain property rights in Internet-related businesses are uncertain and evolving. In particular, new domain name registration and ownership property procedures may be adopted that may make it more difficult for Starbelly.com and other Internet-related businesses to retain or obtain desirable domain names.

    Companies in Starbelly.com's industry and other electronic commerce-based industries have been the subject of claims that their Web site content, method of doing business and processes for conducting on-line transactions violate the patent, trademark, copyright and other intellectual property rights of their competitors or other third parties. Although Starbelly.com believes that its proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against Starbelly.com or claims that Starbelly.com has violated a patent or infringed a copyright, trademark or other intellectual property right belonging to such other parties. Starbelly.com may be subject to claims of this type in the future as it develops and introduces new products and methods of doing business in the future. Any infringement claims, even if not meritorious, could result in Starbelly.com's expenditure of significant financial and managerial resources, which could harm its business.

    Starbelly.com also intends to continue to strategically license certain content for its Web site from third parties, including content which is integrated with internally developed content and used on its Web site to provide key services. There can be no assurance that these third party content licenses will be available to Starbelly.com on commercially reasonable terms or that Starbelly.com will be able to successfully integrate such third-party content. Such content licenses may expose Starbelly.com to increased risks, including risks associated with the assimilation of new content, the diversion of resources from the development of on-line content and functionality, the inability to generate revenues from new content sufficient to offset associated acquisition costs and the maintenance of uniform, appealing content. The inability to obtain any of these licenses could result in delays in Web site development or services until equivalent content can be identified, licensed and integrated. Any such delays in development or services could have a material adverse effect on Starbelly.com's business, operating results and financial condition.

    Companies in Starbelly.com's industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices or have assisted the employee in breaching noncompetition or nondisclosure agreements. Starbelly.com may be subject to claim of this type in the future as it seeks to hire qualified employees. Starbelly.com could incur substantial costs in defending itself against these claim or litigation associated with these claims, regardless of their merit. On the other hand, courts have taken a restrictive view with regard to the enforcement of noncompetition and nonsolicitation covenants and nondisclosure and secrecy agreements, particularly with respect to Internet-related businesses. Therefore, Starbelly.com may not be able to enforce the agreements it has with its employees regarding restrictions on their ability to compete against Starbelly.com.

RISKS RELATED TO HA-LO CAPITAL STOCK

INCREASED NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CONVERTIBLE PREFERRED
  STOCK COULD HAVE AN ANTI-TAKEOVER EFFECT

    If the proposed amendments to our articles of incorporation are approved, the resulting increase in the authorized number of shares of our common stock and our convertible preferred stock, and the ability of the board of directors to issue convertible preferred stock without further shareholder action, could delay or prevent a change in control of HA-LO. Within legal limits imposed by the Illinois Business Corporation Act and the rules of the New York Stock Exchange, your board of directors could issue shares of authorized (but yet unissued) common stock or convertible preferred stock in one or more transactions that would make a change in control of HA-LO more difficult, and therefore less likely. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendments may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendments may permit HA-LO's management, the current board of directors and the new directors filling vacancies created at the time of the merger to retain their positions, and place them in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of HA-LO's business. In addition, the issuance of these additional shares of our common stock or convertible preferred stock could also dilute the earnings per share and book value per share of outstanding shares of our common stock or convertible preferred stock. These additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of HA-LO. However, your board of directors is not aware of any attempt to take control of HA-LO and the board has not presented these proposals with the intent that they be used as a type of anti-takeover device.

RISKS RELATING TO THE HA-LO CONVERTIBLE PREFERRED STOCK

    At any time during the 30-day period commencing on the first anniversary of the effective date of the merger, the holders of the convertible preferred stock issued in the merger and upon exercise of the assumed options will have the right to require the Company to redeem all or any part of their shares at a price per share in cash equal to the liquidation preference of $10.00 per share, plus any accrued and unpaid dividends. If holders of a significant number of shares of convertible preferred stock elect to have their shares redeemed, HA-LO will be required to borrow the funds necessary to pay the redemption price or to raise such funds through the public or private sale of debt or equity securities. There can be no assurance that adequate financing will be available to pay the redemption price or that the terms of any such financing will be satisfactory to HA-LO.

    If the Company defaults on its obligation to redeem any shares of convertible preferred stock, for so long as the Company is in default, the shares of convertible preferred stock that the Company failed to redeem will accrue dividends, at a rate of 8% of the liquidation price per annum on the $10.00 per share issuance price of such shares, beginning on the first date on which the Company failed to redeem such shares of convertible preferred stock until the redemption price has been paid in full. The rate at which dividends accrue will increase by 4% of the liquidation price per annum on each six month anniversary of the date of default until the redemption price (including accrued dividends) has been paid in full.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this proxy statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify the forward-looking statements and certain factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

    Forward-looking statements include the information concerning possible or assumed future results of operations of HA-LO, as well as other future events set forth under "Questions and Answers About the Merger," "Risk Factors--Risks Related to the Merger--Uncertainties in Achieving Benefits of the Merger and Integrating the Businesses," "--Risks Related to Starbelly.com's Business," "The Merger--Recommendation of the HA-LO Board and Reasons for the Merger," "--Opinion of Financial Adviser to HA-LO," "--Management and Operations After the Merger," "Unaudited Pro Forma Combined Condensed Financial Information," and other statements in this proxy statement identified by words such as "anticipate," "estimate," "expect," "intend," "believe," and "objective," and include, in particular, the statements as to:

      1. the ability of the combined company to compete effectively in its markets;

      2. the anticipated levels and sources of merger benefits resulting from the merger and estimated timing of achieving those benefits;

      3. the ability to convince customers to use Starbelly.com's services and systems;

      4. the anticipated manner in which identified merger benefits will be achieved;

      5. the estimated amount of costs and capital expenditures necessary to achieve the merger benefits;

      6. the estimated future costs, operating losses and capital expenditures associated with Starbelly.com's business;

      7. the ability of the combined entity to further diversify through acquisitions or development of new business and the marketing and delivery of new products and services;

      8. the ability to attract and retain qualified employees; and

      9. the ability of sales people who quit to take customers with them.

    Readers are cautioned not to place undue reliance on these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the combined company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors may affect HA-LO's operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause HA-LO's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

      1. general economic and business conditions;

      2. industry capacity;

      3. changes in technology;

      4. changes in political, social and economic conditions;

      5. regulatory matters, including the possibility of new regulations affecting e-commerce;

      6. challenges associated with the integration of the operations of HA-LO and Starbelly.com;

      7. regulatory delays or conditions imposed by regulatory bodies in approving the merger;

      8. adverse regulatory treatment;

      9. the ability of HA-LO and Starbelly.com to implement and realize anticipated cost savings and revenue enhancements from the merger;

     10. the actual costs required to effect the merger and to realize anticipated cost savings and revenue enhancements;

     11. the actual duration of Starbelly.com's continuing operating losses;

     12. the loss of any significant customers;

     13. changes in business strategy or development plans;

     14. actual future costs of operating expenses;

     15. actual costs of continuing investments in technology;

     16. the availability of capital to finance possible acquisitions and to refinance debt;

     17. the ability of management to implement the strategy of acquisitions and process improvements;

     18. changes in the capital markets affecting the ability to finance capital requirements; and

     19. the other factors listed in our annual report on Form 10-K or in other reports previously or hereafter filed by HA-LO with the Securities and Exchange Commission, which are incorporated by reference herein.

    Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of these other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. HA-LO does not assume any obligation to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting those forward-looking statements.

                    THE SPECIAL MEETING, VOTING AND PROXIES

    This document is being furnished to HA-LO's shareholders in connection with the solicitation of proxies by the board of directors for use at the HA-LO special meeting.

PURPOSE; TIME AND PLACE

    The HA-LO special meeting is scheduled to be held at 10:00 a.m., Chicago
time, on       , March   , 2000, at Harris Bank, Room       , 111 W. Monroe
Street, Chicago, Illinois. The purpose of the special meeting is:

    (1) To consider and vote upon a proposal to approve the merger of Starbelly.com with a wholly owned subsidiary of HA-LO. A vote in favor of the merger also constitutes a vote in favor of: (a) the issuance of 17 million shares of common stock pursuant to the merger agreement;
       (b) the amendment of the Company's articles of incorporation to permit the issuance of 5.1 million shares of convertible preferred stock in the merger and upon exercise of the assumed options; (c) the reservation of
       5.1 million shares of common stock for issuance upon conversion of the convertible preferred stock; and (d) the adoption of a new stock option plan under which HA-LO will assume Starbelly.com's stock option plan and the options outstanding under that plan.

    (2) To consider and vote upon a proposal to amend Article Four of the Company's articles of incorporation to increase the number of shares of common stock that HA-LO is authorized to issue from 100 million to 250 million and to increase the number of shares of convertible preferred stock that HA-LO is authorized to issue from 10 million to 20 million;

    (3) To consider and vote upon a proposal to amend Article Four of the Company's articles of incorporation to authorize the board of directors to provide for the issuance of convertible preferred stock without the further approval of the holders of our common stock; and

    (4) To transact such other business as may properly come before the special meeting.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY IT ARE FAIR TO AND IN THE BEST INTERESTS OF HA-LO AND THE HA-LO SHAREHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND FOR THE OTHER PROPOSALS.

RECORD DATE; VOTING RIGHTS

    Holders of record of shares of HA-LO common stock at the close of business on January 28, 2000, the record date, will be entitled to notice of and to vote at the special meeting. As of the record date, [48,724,790] shares of HA-LO common stock were issued and outstanding and entitled to vote. Each outstanding share of HA-LO common stock is entitled to one vote upon each matter presented at the special meeting.

QUORUM

    The holders of a majority of the issued and outstanding shares of HA-LO common stock must be present in person or represented by proxy at the HA-LO special meeting for a quorum to be present. Abstentions and broker non-votes (I.E., proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum.

REQUIRED VOTE

    Approval of the proposed merger requires the affirmative vote of a majority of the outstanding shares of common stock. Broker non-votes and abstentions will count as votes cast AGAINST this proposal.

    Approval of the proposals to amend our articles of incorporation to increase the number of shares of our common stock that HA-LO is authorized to issue from 100 million to 250 million and to increase the number of shares of our convertible preferred stock that HA-LO is authorized to issue from 10 million to 20 million, and to permit the board of directors to authorize the future issuance of convertible preferred stock without the further approval of the holders of our common stock requires the affirmative vote of a majority of the outstanding shares of common stock. Broker non-votes and abstentions will count as votes cast AGAINST these proposals.

PROXIES

    You may vote either in person or by properly executed proxy. By completing and returning the form of proxy, you authorize the persons named therein to vote all your HA-LO shares on your behalf. Each properly completed and returned proxy will be voted in accordance with the instructions indicated on that proxy. If no instructions are given, properly executed proxies will be voted:

    - FOR approval of the merger (and the related transactions described in this proxy statement);

    - FOR approval of the amendment to our articles of incorporation to increase the number of authorized shares of our common stock and our convertible preferred stock; and

    - FOR approval of the amendment to our articles of incorporation to authorize the board of directors to provide for the future issuance of convertible preferred stock without the further approval of the holders of our common stock.

    Your board of directors does not know of any matters to be presented at the special meeting other than those described in this proxy statement. If other matters are properly brought before the meeting, the persons named as proxies intend to use their judgment in voting on those matters.

    You may revoke a previously granted proxy at any time before it is voted at the special meeting. If you wish to revoke your proxy, you must do one of the following:

    - deliver to the Secretary of HA-LO written instructions to revoke your proxy; or

    - deliver to the Secretary of HA-LO another duly executed and subsequently dated proxy; or

    - attend the meeting and vote in person.

    Attending the special meeting will not, by itself, revoke a previously granted proxy. Harris Bank, HA-LO's stock transfer agent, will receive and tabulate proxies and ballots.

PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY CARDS.

COST OF SOLICITATION

    HA-LO will pay all expenses for soliciting proxies for the special meeting. Our officers and employees, who will receive no compensation above their regular salaries for their services, may solicit proxies from our shareholders in person or by mail, telephone, telecopy or telegram. We have asked banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock held of record by those holders, and, upon request, we will reimburse them for their reasonable forwarding expenses.

ADJOURNMENT

    The special meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

DISSENTERS' RIGHTS

    The rights of HA-LO shareholders who dissent in connection with the merger are governed by specific legal provisions contained in sections 11.65 and 11.70 of the IBCA. Although we describe in the paragraphs below the dissenters' rights available under Illinois law, we encourage you to read sections 11.65 and 11.70 of the IBCA, a copy of which we have attached to this proxy statement as Exhibit C.

    If the merger is completed, HA-LO shareholders who have fully complied with the relevant provisions of the IBCA may have the right to require us to purchase their shares of HA-LO common stock for cash at the fair value of such shares, plus any accrued interest, as of the merger closing. Beneficial owners of shares of HA-LO common stock whose shares are held by another person, such as a trustee, broker or nominee, should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares. Under the IBCA, no shareholder who is entitled to exercise dissenters' rights has any right to challenge the validity of the merger or to have the merger set aside or rescinded, except in an action to determine whether the merger is fraudulent against the shareholder or HA-LO or constitutes a breach of a fiduciary duty owed to the shareholder.

    We must purchase shares of HA-LO common stock upon demand from a dissenting shareholder if such shareholder has complied with the relevant IBCA requirements. The procedures to be followed include the following requirements:

    - The shareholder of record MUST NOT vote all of his shares to approve the merger. The shareholder MAY vote part of his shares in favor of the merger. In such a case, the shareholder will retain the right to have us purchase those shares that were not voted in favor of the merger.

    - A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to us the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

    - The notice of meeting to the shareholders of HA-LO relating to the proposal to approve the merger must inform the shareholders of their right to dissent and the procedure to dissent. If, before the special meeting, we give our shareholders material information about the merger that will objectively enable our shareholders to vote on the merger and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder does not vote in favor of the approval of the merger and the shareholder delivers to us, before the vote is taken at the special meeting, a written demand for purchase of his shares if the merger is completed.

    Within ten days after the merger is completed or 30 days after the shareholder delivers to us written demand for payment, whichever is later, we will send each shareholder who has delivered a written demand for payment the following items:

    - a statement setting forth our opinion as to the estimated fair value of the shares;

    - our latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements; and

    - either (1) a commitment to pay for the shares of the dissenting shareholder at their estimated fair value upon the delivery to us of the share certificate or certificates (or other evidence of ownership with respect to the shares), or (2) instructions to the dissenting shareholder to sell his or her shares within ten days after delivery of our statement to the shareholder.

    Under the IBCA, we are permitted to instruct the shareholder to sell his or her shares (rather than pay for them directly) because our shares trade on the New York Stock Exchange, a public market where the shares may be readily sold. If the shareholder does not sell within that ten-day period after we give the instruction to sell, the shareholder is considered to have sold his or her shares at the average New York Stock Exchange closing price of our shares of common stock during that ten-day period.

    A HA-LO shareholder who properly demands for payment retains his or her rights as a HA-LO shareholder until the merger closes. If we have not properly instructed the dissenting shareholder to sell his or her shares, when the merger closes we must pay to each dissenter who delivers his or her share certificates (or other evidence of share ownership) the amount we estimate to be the fair value of the shares, plus accrued interest, and a written explanation of how we calculated the interest. The term "fair value" means the value of the shares immediately before the merger closing excluding any appreciation or depreciation in anticipation of the merger, unless such exclusion would be inequitable. The term "interest" means interest from the date of the merger closing until the date of payment, at the average rate we pay on our principal bank loans or, if we have no loans, at a rate that is fair and equitable under all the circumstances.

    If the dissenting shareholder does not agree with our estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of our statement of fair value, must notify us in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount we paid for the shares (if we elected to pay for the shares) or the sale proceeds from the shareholder's sale of the shares (if we instructed the shareholder to sell the shares).

    If, within 60 days after our delivery of our estimate of fair value of the shares and interest due, we and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, we must either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county where either our registered office or our principal office is located, requesting the court to determine the fair value of the shares and interest due. This court has full and exclusive jurisdiction to determine the fair value of the shares. We will make all dissenters, whether or not residents of Illinois, whose demands remain unsettled, parties to the proceeding as an action against their shares and all parties will be served with a copy of the petition. We may serve non-residents with notice of the proceeding by registered or certified mail or by publication as provided by law. Our failure to commence an action will not, by itself, limit or affect the right of the dissenting shareholders to commence an action.

    The court may appoint one or more persons as appraisers to receive evidence and recommend a fair value amount. The appraisers have the power described in the order appointing them, or in any amendment to it. Each dissenter who is a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount we paid or the proceeds of sale by the shareholder, whichever amount applies.

    The court will calculate the proceeding's costs, including the reasonable compensation and expenses of any appraisers the court has appointed. Generally, the court will not include the fees and expenses of attorneys and experts for the parties in this calculation. If the court determines the fair value of the shares to be significantly greater than the value we estimated to be the fair value, then we may be required to pay some or all of these calculated costs. Similarly, if the court determines the fair value of the shares to be significantly greater than the value a dissenter estimated to be the fair value, then that dissenter may be required to pay some or all of these costs. However, the court may also charge the fees and expenses of attorneys and experts for the parties to the proceeding in amounts the court finds equitable:

    - against us (and in favor of any or all dissenters) if the court finds that we did not substantially comply with the requirements of the IBCA, or

    - against either us or a dissenter (and in favor of any other party) if the court finds that the charged party acted arbitrarily, vexatiously, or not in good faith with respect to the rights the IBCA provides.

                                   THE MERGER

GENERAL

    The Agreement and Plan of Merger and Plan of Reorganization, dated as of January 17, 2000, by and among HA-LO, Starbelly.com and HA-LO Industries, Inc., a Delaware corporation (our "merger subsidiary"), is the legal document that governs the merger transactions described in this proxy statement. The merger agreement provides for the merger of Starbelly.com with and into our merger subsidiary, as a result of which our merger subsidiary will survive the merger under the new name "Starbelly.com, Inc.," and Starbelly.com will cease its separate existence. However, the parties are permitted under the merger agreement to restructure the merger so that Starbelly.com survives the merger and our merger subsidiary ceases its separate existence. For a description of the merger agreement, see "The Merger Agreement" (page 56).

    If we complete the merger, Starbelly.com stockholders will receive approximately $240 million, which amount we will pay as follows:

    (1) paying $19 million in cash (less Starbelly.com's merger expenses in excess of $500,000);

    (2) paying the balance by issuing shares of:

       (a) HA-LO common stock valued at $170 million; and

       (b) HA-LO preferred convertible stock valued at $51 million.

The amount we will pay to complete the merger includes the value of HA-LO shares we will issue upon exercise of Starbelly.com's outstanding stock options, which will be exercisable for HA-LO convertible preferred stock and HA-LO common stock.

    We will issue in the merger and reserve for issuance upon exercise of the assumed stock options 17 million shares of our common stock and 5.1 million shares of our preferred stock. You will continue to own your shares after the merger. Immediately after the merger, pre-merger shareholders of HA-LO will own approximately 69% of the outstanding common stock, and the former stockholders of Starbelly.com will own approximately 31% of the outstanding common stock (assuming all of the preferred shares are converted into common stock and all assumed options are exercised and all preferred shares issued upon exercise are converted into common stock).

BACKGROUND OF THE MERGER

    During HA-LO's first 25 years of business, from 1972 until 1997, HA-LO's sole line of business was the traditional sale and distribution of promotional and related products. In 1997, HA-LO acquired Market USA, a leading telemarketing company; in 1998, HA-LO acquired a branding identity company
(LAGA) and two well-known companies in the brand marketing and promotion business (UPSHOT and Siebel Marketing Group). These acquisitions were made as part of HA-LO's mission to transform itself into a brand marketing organization and to become more competitive in the new economy.

    As HA-LO's product and services mix was changing, and technological and on-line innovations began to change all businesses, HA-LO management realized the need to develop an Internet strategy to reflect changing economic times. In 1999, the Company formed Upshot Direct, a company formed to satisfy increasing client demand for complete direct marketing and database solutions in both online and offline environments. Company management also began an analysis of ways in which the Company's traditional promotional products business could be made more efficient and effective by employing the Internet and other technological advances, whether through acquisition or internal development.

    In August 1999, Linden Nelson, vice chairman of the board of HA-LO, contacted Bradley Keywell, the co-founder and chief executive officer of Starbelly.com, to schedule a meeting to discuss the online and offline promotional products business. Mr. Nelson and Mr. Keywell had been acquainted professionally and personally for several years.

    Shortly thereafter, Mr. Nelson, as well as Jon Sloan, HA-LO's Vice President of National Accounts, and Tom Hunt, HA-LO's Vice President of Operations, met with Mr. Keywell, Eric Lefkofsky, the co-founder and president of Starbelly.com, and other Starbelly.com representatives to begin initial exploration of possible business relationships.

    During the next several weeks, HA-LO and Starbelly.com exchanged certain information and ideas concerning the others' operations and business strategies.

    On October 14, 1999, Mr. Nelson and John Kelley, then the president of HA-LO's subsidiary, UPSHOT, and other representatives of HA-LO met with Mr. Keywell and Mr. Lefkofsky, Richard Heise, a director and a representative of certain principal stockholders of Starbelly.com, and other representatives of Starbelly.com, to identify potential strategic advantages of combining the companies. During the meeting, the parties discussed the potential business synergies and efficiencies that could be realized from the combination.

    Following this meeting, a series of additional meetings were held between mid-October and early December, 1999 at which representatives of HA-LO and Starbelly.com further explored the potential benefits of a business combination. During this period, senior management of HA-LO and members of HA-LO's board of directors visited Starbelly.com's headquarters to familiarize themselves with the company's operations and resources.

    On December 1, 1999, Mr. Kelley and Lou Weisbach, chairman of the board of HA-LO, interviewed several investment banking firms after which they selected Credit Suisse First Boston Corporation to serve as HA-LO's financial advisor in connection with the merger.

    On December 6, 1999, the parties executed a Confidentiality Agreement, dated as of November 24, 1999, in which each party agreed to maintain the confidentiality of non-public information furnished by the other.

    Throughout this period and through the execution of the merger agreement, Starbelly.com was not precluded from and continued to pursue additional financing opportunities, which, if funded, would have made the consummation of the merger less likely. Starbelly.com also commenced financial analyses relating to a possible initial public offering. HA-LO also continued its analysis of pursuing an Internet strategy through internal development or alternative acquisitions. Starbelly.com and HA-LO did not enter into any exclusivity or other similar agreements during the pendency of their discussions.

    During the week of December 5, 1999, representatives of the companies met and began the process of the preparation of a term sheet regarding a possible acquisition of Starbelly.com by HA-LO. Between December 6 and December 18, the principals of the parties held extensive discussions and merger negotiations continued. A non-binding term sheet was executed on December 18, 1999. The initial draft of the merger agreement was circulated on December 29, 1999; from December 6, 1999 to January 15, 2000, representatives of HA-LO and of Starbelly.com performed detailed management due diligence of the other. In connection with its review, HA-LO retained Ernst & Young to conduct a due diligence investigation of Starbelly.com's technology capacity and capabilities.

    On December 15, 1999, Mr. Kelley, now president and chief executive officer of HA-LO, and Lou Weisbach, chairman of the board of HA-LO, interviewed several investment banking firms after which they selected Credit Suisse First Boston to serve as HA-LO's financial advisor in connection with the merger.

    During the last week of December 1999, Michael Linderman, president of HA-LO's promotional products division, met with Mr. Lefkofsky to discuss sales and operational matters, and representatives of both parties continued to focus on issues relating to the integration of HA-LO and Starbelly.com.

    On January 6, 2000, a working group meeting attended by representatives of HA-LO and Starbelly.com was held to discuss various aspects of the proposed merger, including the terms of the merger agreement and related documents and strategic and operational issues. HA-LO's legal counsel, Neal, Gerber & Eisenberg, and its financial advisor, as well as Starbelly.com's legal counsel, Altheimer & Gray, and its financial advisor, Hambrecht & Quist, LLC, also attended the meeting.

    Negotiations between HA-LO and Starbelly.com continued throughout the next week. On January 16, 2000 the HA-LO board held a special meeting to evaluate the merger. At the meeting, members of senior management of HA-LO presented a comprehensive analysis of the proposed transaction, including an overview of Starbelly.com and its operations, financial condition and competitive position, the reasons for and disadvantages of the merger and strategic alternatives to the proposed combination. Neal, Gerber & Eisenberg reviewed the terms of the merger agreement. Credit Suisse First Boston made a financial presentation, which is more fully described below under "The Merger--Opinion of Financial Advisor of HA-LO" (page 39). After the meeting concluded, representatives of HA-LO and Starbelly.com and their respective legal counsel negotiated final terms and completed the merger agreement and the related documents.

    On January 17, 2000, the HA-LO board held a special telephonic meeting, reviewed the merger agreement and approved the merger. At the meeting, Neal, Gerber & Eisenberg summarized material changes to the agreements which had been agreed to since the previous day's board meeting, and Credit Suisse First Boston rendered its oral opinion which opinion was confirmed by delivery of a written opinion dated January 17, 2000, to the effect that, as of the date of the opinion and based upon and subject to the matters described in the opinion, the aggregate merger consideration of $240,000,000 was fair, from a financial point of view, to HA-LO. Officers of HA-LO and Starbelly.com executed the merger agreement later that day, and, prior to the commencement of trading on January 18, 2000, HA-LO issued a press release announcing the execution of the merger agreement.

RECOMMENDATION OF THE HA-LO BOARD AND REASONS FOR THE MERGER

    THE HA-LO BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTEREST OF, HA-LO AND THE HA-LO SHAREHOLDERS. ACCORDINGLY, THE HA-LO BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER.

    The HA-LO board of directors has identified benefits it expects to result from the merger. The board of directors believes that the merger will include the following benefits for HA-LO:

    - position HA-LO to capitalize on expanding e-commerce markets, especially Internet- or intranet-based business-to-business markets;

    - enhance HA-LO's customer service;

    - rapidly expand, through electronic linkage, HA-LO's offering of customizable blank products and pre-designed decorations;

    - increase HA-LO's productivity;

    - build HA-LO's brand recognition in e-commerce markets while enhancing our reputation as an agent of change and a business leader;

    - build HA-LO's promotional products customer base while encouraging repeat business from existing customers;

    - reduce HA-LO's costs to market and fulfill orders for custom-decorated promotional products;

    - infuse HA-LO's organization with new talent and cultural change; and

    - increase HA-LO's pricing and marketing flexibility for custom-decorated promotional products.

    We expect to incur non-recurring merger-related costs estimated at $4.0 million to $4.5 million. The estimate includes direct transaction costs consisting of legal, financial advisory, accounting, consulting, printing, mailing, proxy and shareholder meeting fees and expenses. We anticipate unquantified operational and administrative cost savings following the merger closing; however, your board of directors views potential revenue growth to be of far greater importance than anticipated cost savings in its determination to recommend the merger proposal.

    When making its determination, the HA-LO board considered, among other things, the following factors:

    - the business, operations, prospects and strategic alliances of each of HA-LO and Starbelly.com;

    - the judgment, advice and analyses of our management with respect to the strategic, financial and potential operational benefits of the merger, based in part on the business, financial and legal due diligence investigations performed on Starbelly.com;

    - management's belief that the medium- and long-term trend in the promotional products distribution industry involves increasing reliance on Internet- and intranet-based solutions like those in development or already developed by Starbelly.com;

    - unquantified cross-selling opportunities and operating efficiencies that may result from the merger;

    - the advice of counsel that the merger should be tax-free to HA-LO for U.S. federal income tax purposes;

    - the number of shares of our common stock to be issued to the Starbelly.com stockholders in the merger and upon conversion of the convertible preferred stock and exercise of the assumed Starbelly.com options;

    - the number of shares of convertible preferred stock to be issued in the merger and upon exercise of the assumed options and the terms of those shares;

    - the terms of the merger agreement; and

    - the opinion of Credit Suisse First Boston to the effect that, as of the date of the opinion and based upon and subject to the matters described in the opinion, the aggregate merger consideration of $240,000,000 was fair, from a financial point of view, to HA-LO. A copy of the Credit Suisse First Boston opinion is attached as Exhibit B to this proxy statement and is described below under "The Merger--Opinion of Financial Advisor to HA-LO" (page 39).

    In addition to the factors described above, the board of directors of HA-LO also considered the following negative factors relating to the merger:

    - the challenges inherent in combining our operations with those of Starbelly.com, including the radical departure from our existing business model and managing potential clashes in the business cultures of our companies;

    - the status of Starbelly.com's technology, some of which is still in the developmental stage, and therefore may not function as expected;

    - the potential departure of sales force personnel;

    - the potential of our competitors aggressively recruiting our employees;

    - our need to borrow funds to pay the merger consideration and merger expenses, provide working capital to fund Starbelly.com's future operations and pay the redemption price of the convertible preferred stock if holders exercise their redemption rights; and

    - the dilution of our shareholders' voting interest.

    The foregoing discussion of the information and factors considered by your board of directors is not intended to be exhaustive but includes all important factors considered by the board. In reaching its determination to approve and recommend the merger, your board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Your board of directors is unanimous in its recommendation that HA-LO shareholders vote for the merger.

OPINION OF FINANCIAL ADVISOR TO HA-LO

GENERAL

    Credit Suisse First Boston has acted as HA-LO's financial advisor in connection with the merger. HA-LO selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and familiarity with HA-LO's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with Credit Suisse First Boston's engagement, HA-LO requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to HA-LO of the aggregate merger consideration of $240,000,000. On
January 17, 2000, at a meeting of the HA-LO board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the HA-LO board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated January 17, 2000, to the effect that, as of the date of the opinion and based upon and subject to the matters described in the opinion, the aggregate merger consideration of $240,000,000 was fair, from a financial point of view, to HA-LO.

    The full text of Credit Suisse First Boston's written opinion dated
January 17, 2000 to the HA-LO board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit B and is incorporated into this document by reference. Holders of HA-LO common stock are urged to, and should, read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to the HA-LO board of directors and relates only to the fairness of the merger consideration from a financial point of view, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any shareholder as to any matter relating to the merger. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

    In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents, including shareholder agreements entered into between HA-LO and certain stockholders of Starbelly.com, as well as publicly available business and financial information relating to HA-LO and available business and financial information relating to Starbelly.com. Credit Suisse First Boston also reviewed other information relating to HA-LO and Starbelly.com, including financial forecasts, provided to or discussed with Credit Suisse First Boston by HA-LO and Starbelly.com, and met with the managements of HA-LO and Starbelly.com to discuss the businesses and prospects of HA-LO and Starbelly.com.

    Credit Suisse First Boston also considered financial and stock market data of HA-LO and financial information of Starbelly.com and compared those data with similar data for other publicly held companies in businesses it deemed similar to those of HA-LO and Starbelly.com and considered, to the extent publicly available, the financial terms of other business combinations and other transactions which have recently been effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

    In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of HA-LO and Starbelly.com as to the future financial performance of HA-LO and Starbelly.com. In addition, Credit Suisse First Boston relied upon the assessments of the management of HA-LO and its advisors as to:

    - the potential synergies and other strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the merger;

    - Starbelly.com's existing technology and products and the validity of, and risks associated with, Starbelly.com's future products and technology;

    - the ability of HA-LO to retain key employees of Starbelly.com; and

    - the ability of HA-LO to fund the cash portion of the merger consideration and the cash needs of HA-LO on an ongoing basis following the merger.

    Credit Suisse First Boston assumed, with the consent of the board of directors of HA-LO, that the merger will be treated as a tax-free reorganization for federal income tax purposes and that all outstanding Starbelly.com warrants would be exercised for and converted into shares of Starbelly.com common stock prior to the effective time of the proposed merger or that Starbelly.com would receive from holders of Starbelly.com warrants consents to the conversion of Starbelly.com warrants into their allocated portion of the merger consideration as more fully described in the merger agreement. In addition, Credit Suisse First Boston assumed that the stockholders' agreements entered into between HA-LO and certain stockholders of Starbelly.com in connection with the merger agreement will be in full force and effect at the time of the consummation of the merger.

    Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of HA-LO or Starbelly.com, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to the actual value of the HA-LO common stock when issued in the merger or the prices at which the HA-LO common stock will trade after the merger. No other limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

    In preparing its opinion to the HA-LO board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HA-LO and Starbelly.com. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to HA-LO or Starbelly.com or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

    Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the HA-LO board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the HA-LO board of directors or management with respect to the merger or the merger consideration.

    The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the HA-LO board of directors at a meeting of the board of directors held on January 16, 2000. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

STARBELLY.COM

    IPO ANALYSIS. Credit Suisse First Boston estimated the present value of Starbelly.com's fully-distributed equity value assuming an initial public offering of Starbelly.com on September 30, 2000. Starbelly.com's fully-distributed equity value was estimated by applying a range of revenue multiples derived from selected publicly traded companies in the business-to-business e-commerce enabler industry and the business-to consumer e-commerce retailer industry, which Credit Suisse First Boston deemed to be relevant, to projected 2001 revenues for Starbelly.com. Estimated financial data for the selected companies was based on publicly available research analysts' estimates. Estimated financial data for Starbelly.com was based upon Starbelly.com management estimates, adjusted to reflect the discount customarily applied to management estimates by research analysts evaluating initial public offerings. This analysis assumed further dilution of Starbelly.com's current stockholders from a round of venture capital financing prior to the initial public offering. Credit Suisse First Boston then discounted the fully-distributed equity value using discount rates ranging from 30% to 50%. This analysis indicated an implied equity reference range for Starbelly.com of approximately $238.0 million to $378.0 million.

HA-LO

    DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that HA-LO could produce over calendar years 2000 through 2004, based on two scenarios. The management case was based on estimates of the management of HA-LO. The alternative case was based on adjustments to the management case developed by, or discussed with and reviewed by, HA-LO management to reflect lower margins and revenue growth than the management case.

    Ranges of terminal values were estimated using multiples of terminal year 2004 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, of 9.0x to 11.0x. The free cash flows were then discounted to present value using discount rates of 13.0% to 14.0%.

    SELECTED COMPANIES ANALYSIS. Credit Suisse First Boston compared financial, operating and stock market data of HA-LO to corresponding data of the following publicly traded companies in the marketing services industry:

    - Caribiner International, Inc.

    - Catalina Marketing Corporation

    - Cyrk, Inc.

    - Equity Marketing, Inc.

    - Snyder Communications, Inc.

    In addition, Credit Suisse First Boston compared financial, operating and stock market data of HA-LO to corresponding data of the following publicly traded companies in the telemarketing industry:

    - APAC Customer Services, Inc.

    - SITEL Corporation

    - TeleSpectrum Worldwide Inc.

    - TeleTech Holdings, Inc.

    - West TeleServices Corporation

    Credit Suisse First Boston reviewed, among other things, estimated calendar year 2000 enterprise values, calculated as equity value, plus net debt, as a multiple of estimated calendar year 2000 sales, EBITDA and earnings before interest and taxes, commonly known as EBIT. All multiples were based on closing stock prices on January 13, 2000. Estimated financial data for the selected companies was based on publicly available research analysts' estimates, and estimated financial data for HA-LO was based upon HA-LO management estimates.

    None of the selected companies is identical to HA-LO. Accordingly, an analysis of the results of the Selected Companies Analysis involves complex considerations of the selected companies and other factors that could affect the public trading value of HA-LO and the selected companies.

    SELECTED TRANSACTIONS ANALYSIS. Credit Suisse First Boston analyzed the purchase prices and implied transaction multiples paid in the following recent selected transactions in the promotional products, marketing services and telemarketing industries:

                    ACQUIROR                                               TARGET
    -----------------------------------------             -----------------------------------------
-   NCO Group, Inc.                                   -   Compass International Services
                                                          Corporation
-   HA-LO                                             -   Parsons International S.A.
-   CustomerONE Holding Corporation                   -   LCS Industries, Inc.
-   HA-LO                                             -   Premier Promotions & Marketing, Inc.
-   HA-LO                                             -   Lipson Associates, Inc.
-   HA-LO                                             -   Promotional Marketing LLC
-   AHL Services, Inc.                                -   Gage Marketing Support Service Group and
                                                          Adistra, LLC
-   APAC TeleServices, Inc.                           -   ITI Marketing Services, Inc.
-   The Great Universal Stores, P.L.C.                -   Metromail Corporation
-   Electronic Data Systems Corporation               -   Neodata Corporation
-   Cyrk, Inc.                                        -   Simon Marketing, Inc.
-   Cyrk, Inc.                                        -   Tonkin, Inc.
-   HA-LO                                             -   Market USA, Inc.
-   Heritage Media Corporation                        -   DIMAC Corporation

    Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of, among other things, latest twelve months sales, EBITDA and EBIT and equity values in the selected transactions as a multiple of latest twelve months net income. All multiples were based on financial information publicly available at the time of the relevant transaction. Credit Suisse First Boston then applied a range of selected multiples for the selected transactions of estimated calendar year 2000 sales, EBITDA and EBIT to corresponding financial data of HA-LO, based on HA-LO management estimates.

    No company or transaction used in the Selected Transactions Analysis is identical to HA-LO or the proposed merger. Accordingly, an analysis of the results of this analysis involves complex considerations of the companies involved and the transactions and other factors that could affect the acquisition value of the companies and HA-LO.

    AGGREGATE REFERENCE RANGE. Based on the valuation methodologies employed in the analyses described above, Credit Suisse First Boston derived an implied equity reference range for HA-LO of approximately $6.38 to $8.93 per share. Credit Suisse First Boston then estimated the implied aggregate value of the consideration to be paid in the merger, assuming conversion of the HA-LO convertible preferred stock and, alternatively, redemption of the HA-LO convertible preferred stock. Based on the average of the stock price for the HA-LO common stock for the 15 calendar days prior to January 13, 2000 of $8.68 per share, this analysis indicated the following implied aggregate reference ranges for the merger consideration, as compared to the implied fully-distributed equity reference range for Starbelly.com on a stand-alone basis of approximately $238.0 million to $378.0 million:

                               CONVERSION OF CONVERTIBLE PREFERRED  REDEMPTION OF CONVERTIBLE PREFERRED
                                  STOCK INTO HA-LO COMMON STOCK               STOCK FOR CASH
                               -----------------------------------  -----------------------------------
Implied Aggregate Reference
  Range for Merger
  Consideration..............  $182.0 million to $246.0 million     $195.0 million to $245.0 million

    PRO FORMA MERGER ANALYSIS. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on HA-LO's estimated revenue per share and EBITDA per share for calendar years 2000 to 2002 based on the Starbelly.com alternative case, the HA-LO management case and the HA-LO alternative case, after giving effect to synergies anticipated by HA-LO management to result from the merger. Credit Suisse First Boston assumed that the HA-LO convertible preferred stock issued as part of the merger consideration was redeemed for cash or, alternatively, converted into HA-LO common stock. This analysis indicated that the proposed merger would (1) be dilutive to HA-LO's estimated revenue per share under all scenarios, (2) be dilutive to HA-LO's estimated EBITDA per share under all scenarios in calendar years 2000 and 2001, and (3) accretive to HA-LO's estimated EBITDA in calendar year 2002. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    OTHER FACTORS. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

    - the recent trading history of the HA-LO common stock; and

    - HA-LO's stock price performance relative to the Standard & Poor's MidCap 400 Index.

    MISCELLANEOUS. HA-LO has agreed to pay Credit Suisse First Boston for its financial advisory services a customary fee. HA-LO also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement. Credit Suisse First Boston and its affiliates have in the past provided, and are currently providing, financial services to HA-LO and certain of its affiliates unrelated to the proposed merger, for which services Credit Suisse First Boston has received, and may receive, compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade equity securities of HA-LO for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

STARBELLY.COM'S REASONS FOR THE MERGER

    - Starbelly.com expects that the merger will provide it with the opportunity to penetrate in a short period of time a broad base of corporate clients using its Internet solution. Starbelly.com expects the Internet to become a significant distribution channel for custom-decorated products. Starbelly.com believes that the synergy created by its Internet solution and HA-LO's existing customer base will enable it to capture significant share of the custom-decorated products market. Starbelly.com believes it is a critical competitive advantage to be the first in the market.

    - Starbelly.com also believes that the merger will give Starbelly.com access to its custom-decorated products market through the largest, in terms of sales, company in the industry. Starbelly.com strategically chose HA-LO because of its dominant position in the promotional products market, its high quality sales force and its high quality relationship with its customers.

     Q Starbelly.com patterns believes that HA-LO's sales force has the ability to influence its customers' purchasing patterns and will greatly assist Starbelly.com in its efforts to cause those customers to purchase promotional and other custom-decorated products through the Internet.

     Q Starbelly.com believes that it would require substantial time and talent to develop the customer base that HA-LO already possesses. Moreover, Starbelly.com believes that the time required to independently develop such a customer base could be an impediment to the early market penetration that Starbelly.com believes is important to obtaining a significant market share.

MERGER CONSIDERATION

    If we complete the merger, Starbelly.com stockholders will receive approximately $240 million, which amount we will pay as follows:

    (1) paying $19 million in cash (less Starbelly.com's merger expenses in excess of $500,000);

    (2) paying the balance by issuing shares of:

       (a) HA-LO common stock valued at $170 million; and

       (b) HA-LO preferred convertible stock valued at $51 million.

This includes shares issuable upon conversion of Starbelly.com's outstanding stock options, which will be assumed by HA-LO and will be exercisable for HA-LO's common stock and HA-LO convertible preferred stock.

    We will issue in the merger and reserve for issuance upon exercise of the assumed stock options 17 million shares of our common stock and 5.1 million shares of our preferred stock. You will continue to own your shares after the merger. Immediately after the merger, pre-merger shareholders of HA-LO will own approximately 69% of the outstanding common stock, and the former stockholders of Starbelly.com will own approximately 31% of the outstanding common stock (assuming all of the preferred shares are converted into common stock and all assumed options are exercised and all preferred shares issued upon exercise are converted into common stock).

    The description of HA-LO's convertible preferred stock is described below under "Description of the Convertible Preferred Stock" (page 43).

    Options to purchase Starbelly.com common stock granted to Starbelly.com employees, directors and consultants will be assumed by HA-LO in the merger. See "Assumption of Outstanding Starbelly.com Options" (page 45).

EFFECTIVE TIME OF THE MERGER

    The merger will be effective at the time a certificate of merger is duly filed with each of the Secretary of State of Delaware or any later date or time specified in the certificate of merger. The closing will occur as soon as possible after all conditions to the merger are satisfied.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    Following the merger closing, John R. Kelley, Jr. will remain chief executive officer of HA-LO, and Bradley Keywell will assume the role of president. Eric Lefkofsky, Starbelly.com's president, will become HA-LO's chief integration officer, focusing on the e-transformation of the HA-LO Promotional Products group, as well as HA-LO's marketing services divisions. In addition, it is probable that Mr. Keywell and Mr. Lefkofsky will become members of your board of directors.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    If the merger is completed, Marshall J. Katz, who is currently a director of HA-LO, will receive a consulting fee in return for certain consulting services he has performed for us with respect to the merger. The consulting fee we will pay is comprised of $200,000 in cash and options to purchase 50,000 shares of HA-LO common stock at an exercise price of $12.188 per share.

RESALE OF HA-LO SHARES

    The shares of our common and convertible preferred stock to be issued in the merger are being offered in reliance on an exemption from the registration requirements of the Securities Act of 1933

("Securities Act") and various state securities laws. The shares to be issued to the Starbelly.com stockholders in the merger will be "restricted securities" under Rule 144 of the Securities Act, and may be resold only if registered or in transactions permitted by Rule 144 or other exemptions from registration. Under the merger agreement, we must file a shelf registration statement with the Securities and Exchange Commission within ten days after the merger closes to register for public resale a portion of the common stock received the Starbelly.com stockholders, and we are required to file additional registration statements at agreed upon times in the future to register additional shares of common stock for resale by all of the Starbelly.com stockholders, including common stock issued upon conversion of the convertible preferred stock issued in the merger. Various Starbelly.com stockholders who will receive 66% of the common stock we will issue in the merger (assuming all of the preferred shares are converted into common stock and all assumed options are exercised and all preferred shares issued upon exercise are converted into common stock) have agreed to additional restrictions on HA-LO common stock and convertible preferred stock resales under separate agreements with us. See "The Merger Agreement--Other Covenants and Agreements" (page 59) and "The Merger Agreement--Other Agreements Related to the Merger Agreement" (page 62).

    We have agreed to register for issuance the shares of common stock and convertible preferred stock issuable upon exercise of the outstanding Starbelly.com options being assumed by HA-LO in the merger. See "The Merger Agreement--Other Covenants and Agreements" (page 59).

    This document does not cover resales of our common stock received by the Starbelly.com stockholders in the merger, and no person is authorized to make any use of this document for any resale.

ACCOUNTING TREATMENT

    We intend to account for the merger as HA-LO's "purchase" of Starbelly.com. Accordingly, Starbelly.com's results of operations will be included in our consolidated results of operations after the completion date of the merger. In preparing our consolidated financial statements, we will establish a new accounting basis for the Starbelly.com assets and liabilities. After the merger, Starbelly.com's assets will take a new aggregate book value equal to the merger consideration PLUS Starbelly.com's liabilities PLUS the merger costs. This new aggregate book value is then allocated first to Starbelly.com's current assets at fair market value, second to Starbelly.com's specific intangibles at fair market value, and the remainder to Starbelly.com's goodwill. We are then required to amortize this goodwill. In particular, we will record goodwill in an amount equal to substantially all of the merger consideration and merger expenses, and amortize this amount over five years. After the merger, the goodwill amortization charge will reduce our earnings for financial reporting purposes over the five-year amortization period.

NEW YORK STOCK EXCHANGE LISTING

    We expect to list for trading on the New York Stock Exchange the shares of HA-LO common stock to be issued in connection with the merger and the shares of common stock issuable upon conversion of the convertible preferred stock and the exercise of the assumed options. It is a condition to the closing of the merger that these shares be authorized for listing upon issuance.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion is a summary description of the material United States federal income tax consequences of the merger. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial decisions and administrative rulings and practices, all as in effect on the date of this proxy statement, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the tax consequences to us, Starbelly.com or a Starbelly.com stockholder. The discussion does not address the effects of any state, local or foreign tax laws or any federal tax laws other than federal income tax laws.

TREATMENT OF US, OUR SHAREHOLDERS, OUR MERGER SUBSIDIARY AND STARBELLY.COM

    We have been advised by our counsel, Neal, Gerber & Eisenberg, that the merger will be treated for federal income tax purposes as a reorganization under
Section 368(a) of the Code. Accordingly, our existing shareholders will not recognize any gain or loss as a result of the merger for federal income tax purposes. Similarly, neither we, nor our merger subsidiary nor Starbelly.com, each of which is a party to the reorganization, within the meaning of
Section 368(b) of the Code, will recognize any gain or loss as a result of the merger for federal income tax purposes. In rendering this advice, Neal, Gerber & Eisenberg relied upon factual representations made by officers of HA-LO.

TREATMENT OF HOLDERS OF STARBELLY.COM COMMON STOCK

    It is a condition to the obligation of Starbelly.com to complete the merger that it receive an opinion dated the closing date from a law firm retained as counsel to Starbelly.com, which opinion may be based on such certificates and letters as are acceptable to that law firm, to the effect that, for federal income tax purposes, the Starbelly.com stockholders will not recognize income, gain or loss upon the merger, except to the extent of any cash consideration actually received or deemed received.

    We will not seek a ruling from the Internal Revenue Service regarding the merger and the advice and opinion of counsel referred to above will not be binding on the Internal Revenue Service which may disagree with counsel's conclusions.

REGULATORY APPROVALS

    [UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, THE ANTITRUST DIVISION OF THE U.S. DEPARTMENT OF JUSTICE AND THE U.S. FEDERAL TRADE COMMISSION MUST REVIEW TRANSACTIONS SUCH AS THE MERGER. THE FEDERAL AGENCIES CONDUCTING THESE REVIEWS DETERMINE WHETHER THE MERGER COMPLIES WITH ANTITRUST LAWS. THE HART-SCOTT-RODINO ACT REQUIRES BOTH COMPANIES, AS WELL AS STARBELLY.COM'S [THREE] LARGEST STOCKHOLDERS, TO NOTIFY THESE FEDERAL AGENCIES OF THE MERGER. THE REQUIRED WAITING PERIOD MUST EXPIRE OR TERMINATE BEFORE THE MERGER CAN BE COMPLETED. BOTH COMPANIES FILED THE NOTIFICATION REPORTS WITH THE ANTITRUST DIVISION AND THE FEDERAL TRADE COMMISSION DURING THE WEEK OF FEBRUARY
  , 2000 AND THE WAITING PERIOD WITH RESPECT TO SUCH FILINGS WAS TERMINATED BY
THE FEDERAL TRADE COMMISSION EFFECTIVE FEBRUARY   , 2000.

    AT ANY TIME BEFORE OR AFTER THE MERGER CLOSES, THE ANTITRUST DIVISION, THE FEDERAL TRADE COMMISSION, STATE ANTITRUST AUTHORITIES OR A PRIVATE PERSON COULD SEEK TO ENJOIN THE MERGER OR CAUSE EITHER OF THE COMPANIES TO DIVEST CERTAIN ASSETS. THE MERGER AGREEMENT CONDITIONS THE MERGER ON THE RECEIPT OF ALL REQUIRED GOVERNMENTAL CONSENTS AND APPROVALS, INCLUDING EXPIRATION OR TERMINATION OF THE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ACT.]

                 DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

    As a portion of the merger consideration, HA-LO will issue 5.1 million shares of convertible participating preferred stock, assuming the exercise of all the assumed stock options.

RANKING

    With respect to rights on liquidation, winding-up and dissolution, the convertible preferred stock ranks senior to the Company's common stock, and in parity with or senior to all other existing and future classes of capital stock and series of shares of convertible preferred stock of the Company.

DIVIDENDS AND PARTICIPATION RIGHTS

    Except as described below under "--Redemption," no dividends will accrue on the convertible preferred stock. However, if the Company declares or pays any dividends on its common stock (whether payable in cash, securities, or other property), other than dividends payable solely in shares of common stock, the holders of convertible preferred stock will be entitled to participate in such dividends, on an as-converted basis, at the same time that the Company declares and pays such dividends to the holders of its common stock.

LIQUIDATION PREFERENCE

    Upon any liquidation, winding-up or dissolution of the Company, before any distribution or payment is made to any holder of equity securities of the Company ranking junior to the shares of convertible preferred stock, each holder of convertible preferred stock will be paid (1) a liquidation preference of $10.00 per share of convertible preferred stock then owned by such holder, and
(2) such holder's proportionate share (based upon the aggregate number of shares of common stock then outstanding, assuming conversion of all outstanding shares of convertible preferred stock) of the amount available for payment to the holders of our outstanding common stock.

    If, upon any liquidation, winding-up or dissolution of the Company, the assets of the Company are insufficient to pay in full the amount due on the convertible preferred stock and the amount due on any parity securities, then such assets will be distributed among the holders of the convertible preferred stock and the holders of such other parity securities on a ratable basis.

VOTING RIGHTS

    The holders of convertible preferred stock will have the right to vote on all matters on which the holders of the Company's common stock are entitled to vote. For purposes of such voting, each share of convertible preferred stock will have the number of votes equal to the number of shares of common stock then issuable upon conversion of such shares of convertible preferred stock.

PROTECTIVE PROVISIONS

    The Company will not, without consent of the holders of at least a majority of the outstanding shares of convertible preferred stock, voting as a class:

    (1) increase the number of authorized shares of convertible preferred stock or issue any additional shares of convertible preferred stock, except as contemplated by the terms of the convertible preferred stock;

    (2) amend or modify the powers, preferences or rights of the convertible preferred stock or amend, alter or repeal any of the provisions of the Company's articles of incorporation or by-laws (including by merger or similar transaction or otherwise) so as to exchange, reclassify or eliminate the shares of convertible preferred stock or any part of the convertible preferred stock or otherwise affect adversely the powers, preferences or rights of the holders of convertible preferred stock; change the designations, preferences, qualifications, limitations, restrictions, or special or relative rights of the common stock; divide the shares of such class into series and fix or authorize the board of directors to fix the variations in the relative rights and preferences between the shares of such series; change the shares of such class into the same or a different number of shares of the same class or another class or classes; create a right of exchange, of all or any part of the shares of another class into the shares of such class; cancel or otherwise affect dividends on the shares of such class which had accumulated but had not been declared; limit or deny the voting rights of the shares of such class; or

    (3) other than the convertible preferred stock, create, authorize, issue or permit to exist any class of capital stock or series of preferred shares that ranks senior to or in parity with the shares of convertible preferred stock with respect to dividend rights or rights on liquidation, winding-up or dissolution, or reclassify any class or series of any junior stock into, or authorize any securities exchangeable for, convertible into or evidencing the right to purchase, any such class or series.

CONVERSION RIGHTS

    Each holder of convertible preferred stock will be entitled, at such holder's option and at any time prior to redemption, to convert all or any portion of such holder's shares into shares of the Company's common stock. Each share of convertible preferred stock will be convertible initially into one share of the Company's common stock. The conversion price is subject to adjustment from time to time in order to prevent dilution of the conversion rights granted in the articles of amendment.

    In the event the average closing price of the Company's common stock equals or exceeds $24.00 for ten consecutive trading days, each share of convertible preferred stock will automatically convert into common stock at the then effective conversion ratio.

REDEMPTION

    The Company may not redeem the convertible preferred stock at its option.

    The holders of the convertible preferred stock at any time during the 30-day period commencing on the first anniversary of the effective date of the merger, will have the right to require the Company to redeem all or any part of their shares at a price per share in cash equal to the liquidation preference of $10.00 per share, plus any accrued and unpaid dividends. The Company will be required to effect any redemption for which notice has been timely delivered no later than 60 days after the Company's receipt of such notice. This redemption right will terminate and become unexercisable after the last day of the redemption period (except with respect to any shares of convertible preferred stock for which the redemption rights have been timely exercised but which have not yet been redeemed).

    If the Company defaults on its obligation to redeem any shares of convertible preferred stock, for so long as the Company is in default, the shares of convertible preferred stock that the Company failed to redeem will accrue dividends, at a rate of 8% of the liquidation price per annum on the $10.00 per share issuance price of such shares, beginning on the first date on which the Company failed to redeem such shares of convertible preferred stock until the redemption price has been paid in full. The rate at which dividends accrue will increase by 4% of the liquidation price per annum on each six month anniversary of the date of default until the redemption price (including accrued dividends) has been paid in full.

    In the event of a "change of control," as defined in the articles of amendment, each holder of convertible preferred stock will be entitled, at such holder's option, to require the Company to redeem all or any part of their shares at a price per share in cash equal to a redemption price equal to the greater of (1) the liquidation preference of $10.00 per share, plus any accrued and unpaid dividends, and (2) the amount that would have been payable if the holder had exercised his or her conversion immediately prior to such change of control.

    If the Company sells all of the capital stock, or all or substantially all of the assets of any subsidiary or significant business division of the Company for consideration consisting, in whole or in part, of cash while any shares of convertible preferred stock remain outstanding, then the Company is required to use all of the cash proceeds of such sale to fund the working capital and general corporate needs of the Company (including repayment of outstanding indebtedness under the Company's line of credit or other commercial bank loan) and/or to redeem the maximum possible number of shares of convertible preferred stock that can be redeemed with such cash proceeds. To the extent that the Company does not use all of the cash proceeds of any significant sale for working capital and general corporate purposes within 90 days of a significant sale, within 15 days after the expiration of such 90-day period, it must deliver a written purchase offer to all holders of convertible preferred stock then outstanding and promptly purchase shares from all holders who accept this offer, pro rata based on the number of shares then held by each at a purchase price per share equal to the liquidation preference of $10.00 per share, plus any accrued and unpaid dividends.

                ASSUMPTION OF OUTSTANDING STARBELLY.COM OPTIONS

INTRODUCTION

    Starbelly.com currently maintains the 1999 Stock Option Plan for Starbelly.com employees, directors and consultants. Under this plan, and before we complete the merger, Starbelly.com may grant options to purchase up to an aggregate of 3,500,000 shares of its common stock, of which 395,000 shares have already been issued upon option exercises. As of January 24, 2000, options to purchase 2.530,084 shares of Starbelly.com common stock at a weighted average exercise price of $1.00 per share were outstanding and held by 140 Starbelly.com employees, directors and consultants, and options to purchase an additional 574,916 shares may still be granted. Under the merger agreement, HA-LO is required, at the effective time of the merger, to assume Starbelly.com's obligations under the plan and each option outstanding under the plan. As a result, each Starbelly.com option will, as of the effective date of the merger, entitle the holder to receive upon exercise the same number of shares of HA-LO common stock and of HA-LO convertible preferred stock as such holder would have received pursuant to the merger agreement if the option had been exercised immediately prior to the merger. The other terms of each Starbelly.com option will continue to apply after the merger, except that prior to the effective time, Starbelly.com may cause (1) fifty percent (50%) of all Starbelly.com's options held by each key employee (as defined in the merger agreement) to become fully vested at the effective time, and (2) thirty-three and one-third percent (33 1/3%) of all Starbelly.com options held by each employee identified by Starbelly.com to become fully vested at the effective time. In order to assume Starbelly.com's options and its obligations under the plan, your board of directors has adopted the HA-LO Industries, Inc. Stock Option Plan for Starbelly.com Employees, Directors and Consultants. After the merger closes, no new options will be granted under Starbelly.com's plan or the new HA-LO plan. A vote by the HA-LO shareholders in favor of the merger will constitute a vote in favor of the adoption of the HA-LO stock option plan and the reservation of shares of common stock and shares of convertible preferred stock for issuance upon exercise of the assumed options.

PLAN SUMMARY

    In the paragraphs that follow, we summarize the material features of the Starbelly.com plan. As you read this summary, you should bear in mind that, at the time the merger closes, the Starbelly.com plan will be incorporated into the new HA-LO plan, and HA-LO will assume Starbelly.com's obligations under the Starbelly.com plan. The new HA-LO plan will be substantially identical to the Starbelly.com plan, except that, after the merger closes:

    - the options to purchase Starbelly.com shares outstanding immediately before the merger will treated as options to purchase our common stock and our convertible preferred stock (in amounts calculated consistently with the conversion of shares under the merger agreement);

    - the exercise price of each option under the new HA-LO plan will be equal to the exercise price of the assumed option to purchase Starbelly.com class A common stock in effect immediately before the merger; and

    - the compensation committee of your board of directors will administer the new HA-LO plan.

    The summary below is neither exhaustive nor definitive, and you should read the full text of the HA-LO plan which is attached to this proxy statement as Exhibit D for a complete description.

PURPOSE

    The purpose of the plan is to advance the interests of Starbelly.com and its stockholders by providing an incentive to attract, retain and reward persons performing services for Starbelly.com and by motivating such persons to contribute to the growth and profitability of Starbelly.com.

ADMINISTRATION

    The plan is administered by Starbelly.com's board of directors. All questions of interpretation of the plan or of any option granted under the plan will be determined by the board, and such determinations will be final and binding upon all persons having an interest in the plan or such option.

    With respect to participation by executive officers or directors of Starbelly.com or any other person whose transactions in Starbelly.com securities are subject to Section 16 of the Securities Exchange Act of 1934, at any time that any class of equity security of Starbelly.com is registered pursuant to
Section 12 of that Act, the plan will be administered in compliance with the requirements of Rule 16b-3 under that Act.

SHARE RESERVE

    The maximum number of shares of Starbelly.com common stock that may be issued under the plan is 3,500,000, of which 395,000 shares Starbelly.com has already been issued. If an outstanding option for any reason expires or is terminated or canceled or if shares of common stock are repurchased by Starbelly.com under the terms of the plan, the shares allocable to the unexercised portion of that option or the repurchased shares will again be available for issuance under the plan.

ELIGIBILITY

    Options may be granted to Starbelly.com employees, directors and consultants.

TERMS OF OPTIONS

    Each option is evidenced by an option agreement specifying the number of shares of common stock covered by the option. Unless otherwise specified by the board of directors, each option has a term of ten years. The period during which an option is exercisable may be reduced in the event the optionee's service with Starbelly.com is terminated as described below.

EXERCISE OF OPTIONS

    Options are exercisable at the time or times, or upon the event or events, and subject to those terms, conditions, performance criteria and restrictions which are determined by the board of directors and set forth in the option agreement evidencing such option. With the exception of an option granted to an officer, director or consultant, no option may become exercisable at a rate less than 20% per year over a period of five years from the effective date of grant of such option, subject to the optionee's continued service.

    Except as otherwise provided, payment of the exercise price for the number of shares of common stock being purchased pursuant to any option must be made:

    - in cash, by check or cash equivalent;

    - by tender to Starbelly.com of shares of common stock owned by the optionee having a fair market value (as determined by Starbelly.com) not less than the exercise price;

    - by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option;

    - by the optionee's promissory note in a form approved by Starbelly.com;

    - by such other consideration as may be approved by the board of directors from time to time to the extent permitted by applicable law; or

    - by any combination of these methods.

    Starbelly.com reserves the right to establish, decline to approve or terminate any program or procedures for the exercise of options by means of a cashless exercise.

OPTION PRICE

    The exercise price for each option is established in the discretion of the board of directors; provided, however, that (1) the exercise price for an incentive stock option may not be less than the fair market value of a share of common stock on the effective date of grant of the option, (2) the exercise price for a nonstatutory stock option may not be less than 85% of the fair market value of a share of common stock on the effective date of grant of the option, and (3) no option granted to a ten percent owner optionee will have an exercise price less than 110% of the fair market value of a share of common stock on the effective date of grant of the option.

TRANSFERABILITY

    During the lifetime of the optionee, an option may be exercised only by the optionee or the optionee's guardian or legal representative. No option will be assignable or transferable by the optionee, except by will or by the laws of descent and distribution.

CHANGE IN CAPITALIZATION

    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of Starbelly.com, appropriate adjustments will be made in the number and class of shares subject to the plan and to any outstanding options and in the exercise price of any outstanding options. If a majority of the shares which are of the same class as the shares that are subject to outstanding options are exchanged for, converted into, or otherwise become shares of another corporation, the board of directors may unilaterally amend the outstanding options to provide that such options are exercisable for shares of such other corporation.

TERMINATION OF SERVICE

    If the optionee's service with Starbelly.com is terminated because of the disability of the optionee, the option may be exercised by the optionee (or the optionee's guardian or legal representative) at any time prior to the expiration of six months following such cessation of service. If the optionee's service with Starbelly.com is terminated because of the death of the optionee, the option may be exercised by the optionee's legal representative at any time prior to the expiration of six months following such cessation of service. If the optionee's service with Starbelly.com terminates for any reason, except disability or death, following such cessation of service, the option may be exercised by the optionee within thirty days following such cessation of service. Certain employees have agreements whereby upon termination, there will be an acceleration of vesting on unvested options. Such acceleration ranges from 30 days to twelve months of additional vesting, in no case extending past the option expiration date.

OCCURRENCE OF CERTAIN CORPORATE TRANSACTIONS

    In the event of a "Change in Control" (as defined in the plan), the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be, may either assume Starbelly.com's rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options for the acquiring corporation's stock. An option will be deemed assumed if, following the Change in Control, the option confers the right to purchase in accordance with its terms and conditions for each share of common stock subject to the option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of common stock on the effective date of the Change in Control was entitled. Any option which is neither assumed or substituted for by the acquiring corporation in connection with the Change in Control nor exercised as of the date of the Change in Control terminates and cease to be outstanding effective as of the date of the Change in Control.

LIMITATION ON INCENTIVE STOCK OPTIONS

    To the extent that an option designated as an incentive stock option becomes exercisable by an optionee for the first time during any calendar year for stock having a fair market value greater than $100,000, the portion of such option which exceeds such amount will be treated as a nonstatutory stock option.

TERMINATION; AMENDMENT

    The board of directors may terminate or, subject to certain limitations, amend the plan at any time. Generally, no amendment of the plan may adversely affect any then outstanding option without the consent of the optionee.

CERTAIN TAX MATTERS

    Starbelly.com has the right to deduct from the shares of common stock issuable upon exercise of an option a number of shares having a fair market value equal to any federal, state, local and foreign taxes required to be withheld by Starbelly.com upon the exercise of the option. Alternatively, Starbelly.com may require the optionee to make adequate provision for any such tax withholding obligations of Starbelly.com arising in connection with the exercise of the option.

    The following is only a summary of the possible effects of federal income taxation upon the optionee and Starbelly.com with respect to the exercise of options under the plan. The summary does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

NON-STATUTORY OPTIONS

    In the case of non-statutory options, no taxable income is recognized upon grant of such an option. Taxation is deferred until the option is exercised at which time the excess of (1) the fair market value of the common stock purchased under the option over (2) the exercise price paid for such shares will be taxed to the optionee at ordinary income rates, and Starbelly.com will be entitled to a corresponding income tax deduction at that time. Upon subsequent sale of the purchased shares, any gain or loss would be treated as a sale or exchange of a capital asset.

INCENTIVE STOCK OPTIONS

    In the case of incentive stock options, no taxable income is recognized by the optionee at the time an incentive stock option is granted, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the shares purchased under an incentive stock option are sold in an amount equal to the difference, if any, between the exercise price of the incentive option stock and the fair market value of those shares on the date of sale. To the extent any option designated as an incentive stock option fails the statutory requirements of such characterization, such option will be treated as a non-statutory stock option.

    For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition if the sale or other disposition of the option shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods, then a disqualifying disposition will result. If the optionee makes a disqualifying disposition of the purchased shares, the optionee recognizes ordinary income to the extent of the lesser of (1) the difference between the disposition price and the exercise price or (2) the difference between the exercise price and the fair market value of the stock on the date of exercise. Starbelly.com will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date the option was exercised exceeded the option price.

                         COMPARATIVE MARKET PRICE DATA

HA-LO COMMON STOCK

    HA-LO's common stock is traded on the New York Stock Exchange under the symbol "HMK." The following table sets forth, for the periods indicated, the high and low sales prices of the HA-LO common stock as reported on New York Stock Exchange.

                                                                        HIGH                       LOW
                                                              ------------------------   ------------------------
1998 (1)
  First Quarter.............................................  $25 9/16                   $16 5/16
  Second Quarter............................................  23 13/16                   19 1/16
  Third Quarter.............................................  23 9/16                    14 7/8
  Fourth Quarter............................................  25 3/16                    14 15/16
1999
  First Quarter.............................................  25 7/16                    8 9/16
  Second Quarter............................................  14 3/4                     9 1/2
  Third Quarter.............................................  9 7/8                      5 5/16
  Fourth Quarter............................................  9                          4 7/16
2000
  First Quarter (through [FEBRUARY]     )...................  [      ]                   [      ]

------------------------

(1) All share prices have been adjusted to take into account a 3-for-2 stock split which was effected on February 19, 1999.

    HA-LO has not paid any dividends since its initial public offering in 1992.

    On January 14, 2000, the last full trading day prior to the public announcement of the execution of the merger agreement, the last sale price of the HA-LO common stock as reported on the New York Stock Exchange was $12 3/16.
On February       , 2000, the most recent practicable date prior to the printing of this proxy statement for which sales price information was obtainable, the last sale price of the HA-LO common stock as reported on the New York Stock
Exchange was $      .

    On January 28, 2000, there were approximately [48,724,790] holders of record of HA-LO common stock.

STARBELLY.COM COMMON STOCK

    Starbelly.com is privately-held and there is, therefore, no established public trading market for the Starbelly.com common stock. For information regarding the Starbelly.com common stock, see "Unaudited Comparative Per Share Data" (page 13) and "Starbelly.com Selected Historical Financial Data" (page
69).

POST-MERGER DIVIDEND POLICY

    After the merger, we intend to retain earnings to finance the expansion of our businesses. Any future dividends will be at the discretion of your board of directors and will be determined after consideration of factors such as our earnings, financial condition, cash flows from operations, current and anticipated cash needs, expansion plans and any restrictions that may be imposed under our current and future credit facilities.

                              THE MERGER AGREEMENT

    THIS DISCUSSION SUMMARIZES THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. A COPY OF THE MERGER AGREEMENT IS INCLUDED IN THIS DOCUMENT AS EXHIBIT A. THIS SUMMARY IS QUALIFIED BY REFERENCE TO THE FULL AGREEMENT, WHICH YOU ARE ENCOURAGED TO READ.

CLOSING OF THE MERGER

    The merger agreement provides that the merger will be completed when the certificate of merger is filed with the Secretary of State of the State of Delaware Secretary of State. If our shareholders approve the merger and all other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after our special meeting.

CONSIDERATION TO BE RECEIVED IN THE MERGER

    If we complete the merger, Starbelly.com stockholders will receive approximately $240 million, which amount we will pay by paying $19 million in cash (less Starbelly.com's merger expenses in excess of $500,000) and paying the balance by issuing shares of HA-LO common stock valued at $170 million and shares of HA-LO convertible preferred stock valued at $51 million. This includes HA-LO's assumption of Starbelly.com's outstanding stock options, which will be exercisable for HA-LO common stock and HA-LO convertible preferred stock. We will issue in the merger and reserve for issuance upon exercise of the assumed stock options 17 million shares of our common stock and 5.1 million shares of our convertible preferred stock.

    Ownership of HA-LO common stock and voting rights after the merger will be substantially different than ownership and voting before the merger. When comparing HA-LO's ownership and control after the merger to its ownership and control before the merger, you should bear in mind that the Starbelly.com stockholders receiving convertible preferred stock may convert some or all of these shares into our common stock, and that the holders of Starbelly.com options may exercise some or all of these options for shares of the Company's common stock and convertible preferred stock. Moreover, the holders of the convertible preferred stock are entitled to one vote for each of their preferred shares when matters are submitted to a vote to the holders of our common stock. Therefore, the holders of convertible preferred stock exercise to that extent control over matters submitted to our shareholders even if these holders of convertible preferred stock do not convert their shares into common stock. The following table summarizes the effects of the voting and conversion rights of all convertible preferred stock issued in the merger and the exercise of all options substituted in the merger:

                               AFTER THE MERGER, PRE-MERGER   AFTER THE MERGER, FORMER STARBELLY.COM
ASSUMING THAT:                 HA-LO SHAREHOLDERS WILL OWN:           STOCKHOLDERS WILL OWN:
--------------                 -----------------------------  --------------------------------------
Former Starbelly.com
stockholders do convert their
HA-LO convertible preferred
stock but former
Starbelly.com optionholders
do not exercise their HA-LO     % of our outstanding common
options.                                  stock.              % of our outstanding common stock.

Former Starbelly.com
stockholders do convert their
HA-LO convertible preferred
stock and former Starelly.com
optionholders do exercise
their HA-LO options and
convert the underlying          % of our outstanding common
convertible preferred stock.               stock              % of our outstanding common stock

NO CONVERSION OF OUR COMMON STOCK

    Nothing will happen to your HA-LO shares as a result of the merger. They will not be converted, and you will not need to surrender them for any exchange. After the merger, your certificates will represent the same number of shares as they represented before the merger.

TERMS OF THE MERGER

STARBELLY.COM'S REPRESENTATIONS AND WARRANTIES

    In the merger agreement, the parties have made various customary representations and warranties as to, among other things:

    - their corporate organization and compliance with law

    - their capitalization

    - the enforceability of the merger agreement and the authority of the parties to enter into the merger agreement

    - absence of conflicts

    - litigation

    - absence of changes in their businesses

    - employee benefit matters

    - tax matters

    - intellectual property rights

    - significant contracts

    - environmental matters

    - related party transactions

    Starbelly.com has also made representations and warranties as to, among other things:

    - its business and financial condition

    - required approvals or consents to complete the merger

    - financial statements and business records

    - real property

    - title to its assets

    - inventory and warranty matters

    - Starbelly.com's ownership of our common stock

    - Starbelly.com's website

    - year 2000 matters

    - Starbelly.com's technology systems

    We have also made representations and warranties as to, among other things:

    - our proper filing of periodic reports with the Securities and Exchange Commission

    - the non-applicability of the takeover statute contained in the Illinois Business Corporation Act

    - absence of a HA-LO shareholder rights plan

    All of these representations and warranties will expire one year after the merger closes.

CONDITIONS TO THE MERGER

    The obligations of the parties to complete the merger are subject to satisfaction or waiver of certain conditions on or before the closing. These include:

    - our required shareholder approval;

    - the absence of a governmental order, law or private action preventing the transaction or seeking to prevent it;

    - receipt of all necessary third party and governmental consents;

    - listing on the New York Stock Exchange of our shares to be issued in the merger;

    - the continuing truthfulness of the representations made in the merger agreement;

    - all parties' compliance with the merger agreement's terms;

    - receipt of signed employment agreements and non-competition agreements from certain key employees and stockholders of Starbelly.com; and

    - receipt of the escrow agreements (see "--Other Agreements Related to the Merger Agreement "--Escrow Agreements (page 62)).

    Our obligation to close the merger is subject to the satisfaction or waiver of certain additional conditions on or before the closing. These include:

    - payment by Starbelly.com stockholders, board members and employees of their debts to Starbelly.com;

    - Silicon Valley Bank's exercise of its warrant to purchase 28,369 shares of Starbelly.com Series B Convertible Preferred Stock and conversion of these preferred shares into shares of Starbelly.com common stock (or, instead of this warrant exercise and conversion transaction, Silicon Valley Bank's granting its consent to be treated in the merger as if this warrant exercise and conversion had taken place); and

    - our receipt of indemnification agreements from each of Bradley Keywell, Starbelly.com's current chief executive officer, and Eric Lefkofsky, Starbelly.com's current president.

    Starbelly.com's obligation to close the merger is subject to the satisfaction or waiver of certain additional conditions on or before the closing. These include:

    - receipt of an opinion from its attorneys as to the tax consequences of the merger to the Starbelly.com stockholders;

    - receipt of our agreement to release claims against the officers and directors of Starbelly.com relating to their actions as officers, directors and stockholders occurring before the merger closing (but not including obligations related to the merger agreement and related agreements);

    - filing with the Secretary of State of the State of Illinois our statement establishing the convertible preferred stock to be issued in the merger; and

    - receipt by the Starbelly.com stockholders of signed registration rights agreements (see "--Other Agreements Related to the Merger
      Agreement--Registration Rights Agreements (page 63)).

OBLIGATIONS PENDING CLOSING

    The merger agreement imposes obligations and restrictions on its parties pending the transaction. The affirmative obligations for both parties include:

    - providing access to each other's business records and management personnel;

    - operating their businesses in the usual manner;

    - preserving their business relations;

    - maintaining existing insurance policies;

    - consulting with each other on operational matters (to the extent legally permitted); and

    - filing tax returns before their due dates.

    The merger agreement also restricts the parties to agreed levels of the following (or prohibits them entirely):

    - bonuses and salary increases;

    - new employee benefit plans;

    - changing Starbelly.com's overall business (prohibited);

    - incurrence of new debt;

    - capital expenditures;

    - dividends and distributions (prohibited);

    - changes in capitalization (prohibited);

    - acquisitions and mergers (prohibited);

    - dispositions of material assets (prohibited);

    - amendments to material organizational documents (prohibited); and

    - soliciting the sale of Starbelly.com or HA-LO to a third party
      (prohibited).

OTHER COVENANTS AND AGREEMENTS

    The merger agreement requires the parties to fulfill certain other obligations that relate to the merger and the issuance of our shares of common stock and convertible preferred stock, including the following:

    - All parties to the merger agreement must make efforts to permit the merger to be a tax-free reorganization under the Internal Revenue Code.

    - We will register for resale, in four steps, the shares of our common stock received by the Starbelly.com stockholders in the merger and the shares of our common stock issuable to the Starbelly.com stockholders upon their conversion of our convertible preferred stock. These registrations will occur beginning ten days after the merger closing and will be completed within two years. See "--Other Agreements Related to the Merger Agreement--Registration Rights Agreements" (page 63).

    - We will also take certain other actions relating to the issuance of our common stock, as needed, including filing notices for state securities law compliance and for listing shares of our common stock on the New York Stock Exchange.

    - Each of the Starbelly.com stockholders will enter into a shareholders agreement with us. See "--Other Agreements Related to the Merger Agreement--Stockholders' Agreements" (page 63).

    - We, Starbelly.com, and Starbelly.com's stockholders will take actions necessary to complete the merger, including obtaining all required third party and governmental consents. We will keep each other informed of any events or conditions that may prevent the merger or any of the other transactions relating to the merger.

    - We and Starbelly.com will cooperate in order to obtain the tax opinion from Starbelly.com's counsel. See "--Terms of the Merger--Conditions to the Merger" (page 58)).

    - In connection with the merger, we have agreed to give Starbelly.com pre-merger stockholders the number of directors on the board which is proportionate to the Starbelly.com stockholder ownership of our common stock (assuming the conversion of our convertible preferred stock and exercise of options) in the merger. We have agreed to place three designees on your board and to amend our bylaws to increase the size of your board from eight to eleven directors. Immediately following the merger, Bradley Keywell will designate one person to serve on your board and Eric Lefkofsky will designate two persons to serve on your board.

    - We will assume the outstanding options to purchase Starbelly.com common stock. At the time the merger closes, we will register the shares of common stock and convertible preferred stock which are issuable upon exercise of these options. See "Assumption of Outstanding Starbelly.com Options."

    - We have agreed to loan Starbelly.com up to an additional $10 million, depending upon when the merger is completed. If we do not complete the merger by March 1, 2000, we will extend Starbelly.com an unsecured
      $5 million loan, and if we do not close the merger by April 1, 2000, we will extend Starbelly.com another unsecured $5 million loan. These loan amounts are not a part of the merger consideration, although under certain circumstances (1) Starbelly.com may not be required to pay back all or a portion of these loans if we become obligated to pay Starbelly.com termination fees, and (2) the maturity dates of the loans may be accelerated if we properly terminate the merger agreement.

    - We have agreed to exculpate from liability and indemnify, after the merger, those persons who are currently Starbelly.com officers, agents, employees and directors to the same extent that these protections are in place before the merger closes.

    - If Starbelly.com requests, we will be required to amend the merger agreement to provide that Starbelly.com, rather than our merger subsidiary, will be the surviving entity after the merger.

    For a description of other agreements among Starbelly.com, certain Starbelly.com stockholders and us, see "--Other Agreements Related to the Merger--Registration Rights Agreements" (page 63), "--Other Agreements Related to the Merger--Stockholders' Agreements" (page 63) and "--Other Agreements Related to the Merger--Escrow Agreements" (page 62).

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time before the transaction is completed:

    - by mutual consent of the Starbelly.com board of directors and your board of directors;

    - by your board of directors if Starbelly.com has breached the merger agreement and the damages we would suffer as a result of this breach would reasonably be expected to exceed $14 million;

    - by their board of directors if we have breached the merger agreement and the damages Starbelly.com would suffer as a result of this breach would reasonably be expected to exceed $40 million;

    - by either your board of directors or Starbelly.com's board of directors if any final decision of a governmental authority prohibits concluding the merger;

    - by either party if our shareholders fail to approve at our special meeting the issuance of our shares in the merger or if the merger transaction is not completed by April 15, 2000 (or April 29, 2000, if either we or Starbelly.com requests an extension) (the "Outside Date");

    - by Starbelly.com if we have not, by February 28, 2000, provided evidence reasonably satisfactory to Starbelly.com that we have a working capital credit facility with substantially the same terms as our current facility; or

    - by Starbelly.com if, because of your board of directors' fiduciary duties to HA-LO shareholders, your board acts upon a proposal to enter into certain business combinations with someone other than Starbelly.com.

    The maturity dates for loans we have advanced to Starbelly.com will be extended for one year if, either:

    - we are unable to close the merger by the Outside Date because certain regulatory approvals or processes have not been completed; or

    - we or Starbelly.com have properly terminated the merger agreement (not due to any breach by Starbelly.com) and Starbelly.com cannot repay these loans in the ordinary course of their business.

TERMINATION FEES

    We have agreed to pay Starbelly.com for up to $500,000 of merger-related expenses incurred by Starbelly.com and its stockholders plus their actual damages up to a maximum of $10 million if:

    - our shareholders do not approve the merger, or

    - we are unable, by February 28, 2000, to provide evidence reasonably satisfactory to Starbelly.com that we have a working capital credit facility with substantially the same terms as our current facility, or

    - if, because of your board of directors' fiduciary duties to HA-LO shareholders, your board acts upon a proposal to enter into certain business combinations with someone other than Starbelly.com, and Starbelly.com terminates the merger agreement.

    We have also agreed that we will reimburse Starbelly.com for merger-related expenses incurred by Starbelly.com and its stockholders, up to $500,000, if Starbelly.com terminates the agreement because we materially breach it. Under this circumstance Starbelly.com's obligations to pay amounts under the loans we have extended to Starbelly.com would be extended one additional year. If, however, our breach were to be willful and in bad faith, we would be liable to Starbelly.com, not only for its expenses up to $500,000, but also for Starbelly.com's actual damages, up to a maximum of $10 million.

    Starbelly.com has agreed to reimburse us for our expenses related to the merger agreement, up to $500,000, if we terminate the merger agreement because Starbelly.com materially breaches it. Under this circumstance, Starbelly.com would be required to pay us, within six months, all amounts outstanding under the loans we have extended Starbelly.com. If, however, Starbelly.com's breach were to be willful and in bad faith, Starbelly.com would be liable to us, not only for expenses up to $500,000, but also for our actual damages, up to a maximum of $10 million, and Starbelly.com would be immediately required to pay us all amounts outstanding under the loans we have extended to them.

INDEMNIFICATION

FOR OUR BENEFIT

    The merger agreement requires the Starbelly.com stockholders to indemnify us for claims brought within one year against all losses, expenses (including reasonable attorneys' fees and expenses) or liabilities arising out of any breach by Starbelly.com of the merger agreement, up to a maximum of $25 million. However, we are not entitled to indemnification payments unless our damages are greater than $5 million, and, if our damages reach this threshold, we may recover only the portion of our damages which exceeds $5 million. Our recovery of damages through indemnification is subject to an important limitation. We can recover our losses only from the escrow accounts holding
$25 million of the merger consideration in the form of shares of our common stock and convertible preferred stock.

These shares will be treated as having the same value they did at the time of the merger. See "--Other Agreements Related to the Merger Agreement--Escrow Agreements," below.

FOR THE BENEFIT OF STARBELLY.COM'S STOCKHOLDERS

    The merger agreement also provides that we will indemnify the Starbelly.com stockholders for claims brought within one year against all losses, expenses (including reasonable attorneys' fees and expenses) or liabilities, arising out of our breach of the merger agreement, up to a maximum of $29 million. However, the Starbelly.com stockholders are not entitled to indemnification payments unless their damages are greater than $15 million, and, if their damages reach this threshold, Starbelly.com stockholders may recover only the portion of their damages which exceeds $15 million.

AMENDMENT AND WAIVER

    The merger agreement may be amended only by mutual written agreement. Waivers under the agreement must be in writing.

OTHER AGREEMENTS RELATED TO THE MERGER AGREEMENT

ESCROW AGREEMENTS

    We have entered into separate escrow agreements with (1) five principal Starbelly.com stockholders and an escrow agent to provide us limited protections in the event we are entitled to indemnification under the merger agreement and
(2) two principal Starbelly.com stockholders, who will enter into employment agreements in connection with the merger. Under the first set of escrow agreements, when we complete the merger, these five principal Starbelly.com stockholders will deposit $25 million of the merger consideration, consisting of shares of our common stock and shares of our convertible preferred stock issued in the merger, with American National Bank and Trust Company of Chicago (the "Escrow Agent"). The Escrow Agent will hold the escrowed shares as security for Starbelly.com's indemnification obligations under the merger agreement: if we have a proper claim for indemnification, we are entitled to recover escrowed shares with a value equal to our claim. If our claim is disputed, the Escrow Agent will retain escrowed shares with a value equal to the disputed amount (but any undisputed portion would be released to us). For purposes of the escrow agreements, the value of our shares will be equal to their values in the merger. Unless we have a claim pending one year after the merger closes, all remaining shares in the escrow will be released to the former principal Starbelly.com stockholders who originally deposited the shares into escrow.

    Under the second set of escrow agreements, Bloomfield Partners Family Limited Partnership (of which Bradley Keywell is a beneficial owner) and Coventry Partners Family Limited Partnership (of which Eric Lefkofsky is a beneficial owner) will each deposit a portion of each of their merger consideration with the Escrow Agent. Bloomfield Partners Family Limited
Partnership will deposit approximately        on behalf of Bradley Keywell.
Coventry Partners Family Limited Partnership will deposit approximately on behalf of Eric Lefkofsky. This portion of the merger consideration is intended to secure each of Bradley Keywell's and Eric Lefkofsky's performance of their respective three-year employment agreements after the merger. See "--Employment Agreements With Key Executives." If either Mr. Keywell or
Mr. Lefkofsky defaults under his respective employment agreement, Bloomfield Partners (in the case of a default by Mr. Keywell) or Coventry Partners (in the case of a default by Mr. Lefkofsky) will forfeit the escrowed shares escrowed under these agreements. However, we have agreed that a portion of the escrowed shares will be released to each of Bloomfield Partners and Coventry Partners each year provided that no employee default has occurred for Mr. Keywell or Mr. Lefkofsky, respectively. The Escrow Agent will release 100% of the escrowed shares on the third anniversary of the merger closing, if no employee default has occurred before that time.

STOCKHOLDERS' AGREEMENTS

    Starbelly.com stockholders with an approximate 94% of the stockholder voting power have already approved the merger and have entered into separate agreements with us ("Stockholders' Agreements") restricting these stockholders from revoking their approval (or agreeing to a competing business combination) between the date of the merger agreement and the completion of the merger (unless the merger agreement is earlier terminated and except as Delaware law may otherwise require). These Stockholders' Agreements also contain customary investment representations regarding the stockholders' acquisition of our common stock and convertible preferred stock in the merger.

    Of the Starbelly.com stockholders who have executed these agreements, holders of shares representing 69% of our common stock to be issued in the merger (assuming conversion of shares of convertible preferred stock but excluding exercise of assumed options) have agreed, for a period of three years after the merger closing and subject to certain limitations contained in the Stockholders' Agreements; to refrain from certain transactions involving our capital stock and management of our company, including:

    - future acquisitions of more than 1% of our common stock (assuming the conversion of convertible preferred stock and the exercise of outstanding options);

    - acting or seeking to control our management, board of directors or policies; and

    - transferring shares of our capital stock to another person who, after the transfer, would own more than 10% of the voting power of HA-LO.

    In addition, the two Starbelly.com stockholders who are also key Starbelly.com employees, Bradley Keywell and Eric Lefkofsky, have also agreed to certain restrictive covenants which apply after the merger. Upon the merger closing, each of Mr. Keywell and Mr. Lefkofsky will enter into five-year agreements restricting them from competing against us, using or disclosing our proprietary information or soliciting our employees or customers.

REGISTRATION RIGHTS AGREEMENTS

    These agreements between HA-LO and each of the Starbelly.com stockholders specify in greater detail our obligations to register our common stock and convertible preferred stock for the Starbelly.com stockholders (see "--Other Covenants and Agreements"). We are required to register for resale, in four steps, the shares of our common stock received by the Starbelly.com stockholders in the merger and the shares of our common stock issuable to the Starbelly.com stockholders upon their conversion of convertible preferred stock. We will register 25% of these shares within ten days after completion of the merger, an additional 15% within three months after completion of the merger, an additional 33 1/3% of these shares within nine months after completion of the merger and the remaining shares within two years after completion of the merger. We are required to register any shares of our common stock issuable upon conversion of preferred stock by one of the Starbelly.com stockholders, Chase Venture Capital Associates, L.P., and for any of its affiliates, within 30 days after its notice of conversion, to the extent not already registered. We are responsible for paying expenses relating to the registration, but the Starbelly.com stockholders are responsible for paying any selling commissions and attorneys' fees.

    Under these agreements, we have also agreed to indemnify a seller or underwriter of our common stock against all losses, expenses (including reasonable attorneys' fees and expenses) or liabilities resulting from an untrue statement (or omission of an important fact) in the resale prospectus for the registered shares, unless such damages relate to an untrue statement (or omission of an important fact) that someone else furnished (or neglected to furnish) us. However, principal Starbelly.com stockholders have agreed to indemnify us against losses, expenses (including reasonable attorneys' fees and expenses) or liabilities under the securities laws as a result of an untrue statement (or omission of an important fact) that they furnished (or neglected to furnish) to us for the resale prospectus or this proxy statement.

    The registration agreements also contain customary investor representations from the Starbelly.com stockholders.

HA-LO LOANS TO STARBELLY.COM

    On January 6, 2000, while negotiating the merger agreement but before the merger agreement was signed, we loaned Starbelly.com $5 million on an unsecured basis, and, upon signing the merger agreement, we extended Starbelly.com an additional unsecured $5 million loan. Under the merger agreement, we have agreed to loan Starbelly.com up to an additional $10 million, depending upon when the merger is completed. If we do not complete the merger by March 1, 2000, we will extend Starbelly.com an unsecured $5 million loan, and if we do not close the merger by April 1, 2000, we will extend Starbelly.com another unsecured
$5 million loan. These loan amounts are not a part of the merger consideration, although under certain circumstances (1) Starbelly.com may not be required to pay back all or a portion of these loans if we become obligated to pay Starbelly.com termination fees, and (2) the maturity dates of the loans may be accelerated if we properly terminate the merger agreement.

EMPLOYMENT AGREEMENTS WITH KEY EXECUTIVES

    At the time the merger closes, we will enter into three-year employment agreements with each of Bradley Keywell, who will become president of HA-LO, and Eric Lefkofsky, who will become chief integration officer. Under his agreement, Mr. Keywell for so long as Mr. Keywell's employment agreement is in effect, will have a right to request the board of directors to nominate his designee, and if he does so, our management (within legal limits) is required to present such designee to our shareholders as nominee for election. Under Mr. Lefkofsky's agreement, for so long as Mr. Lefkofsky's employment agreement is in effect, he will have the right to request the board of directors to nominate and the board of directors will present two designees for election by our shareholders. Under each of these agreements, the key executive agrees to the following:

    - maintain confidentiality;

    - assign works made for hire to HA-LO; and

    - refrain, during the term of the employment agreement and for two years afterward, from competing against HA-LO or soliciting its employees or customers.

    If either Messrs. Keywell or Lefkofsky defaults under their respective agreements, certain shares of HA-LO common stock received as Merger Consideration in which Mr. Keywell or Mr. Lefkofsky, respectively, hold a beneficial interest will be forfeited. See "--Escrow Agreements."

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

HA-LO AND STARBELLY.COM PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited Pro Forma Combined Condensed Balance Sheet reflects adjustments computed assuming that the merger had closed as of September 30, 1999. The unaudited Pro Forma Combined Statements of Operations reflect adjustments computed assuming that the merger had closed on March 22, 1999 (the date of inception of Starbelly.com), and carried forward through September 30, 1999. Accordingly, the effects of pro forma adjustments on income are not reflected in retained earnings on the Pro Forma Balance Sheet. The pro forma information gives effect to the merger under the purchase method of accounting and to the assumptions and adjustments described in the accompanying notes to the pro forma combined condensed financial statements.

    The pro forma combined condensed financial statements are based on the historical financial statements of HA-LO and the related notes thereto incorporated herein by reference and the historical financial statements of Starbelly.com and the related notes thereto included elsewhere herein. These pro forma statements are presented for informational purposes only and may not necessarily be indicative of the results that actually would have occurred had the merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position.

     HA-LO AND STARBELLY.COM PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                                                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                   ------------------------------------------
                                                                                  PRO FORMA     PRO FORMA
                                                      HA-LO      STARBELLY.COM   ADJUSTMENTS    COMBINED
                                                   -----------   -------------   ------------   ---------
Net sales........................................    $589,669      $      --       $      --    $589,669
Cost of sales....................................     382,503             --              --     382,503
                                                     --------      ---------       ---------    --------
  Gross Profit...................................     207,166             --              --     207,166
Selling expenses.................................      76,639             --              --      76,639
General and administrative expenses..............      80,950             --              --      80,950
Non-Recurring Charges............................      10,337             --              --      10,337
                                                     --------      ---------       ---------    --------
  Income from operations.........................      39,240             --              --      39,240
Other income (expense), net......................       1,633             --              --       1,633
                                                     --------      ---------       ---------    --------
  Income before taxes............................      40,873             --              --      40,873
Provision for income taxes.......................      16,123             --              --      16,123
                                                     --------      ---------       ---------    --------
Net income for the period........................    $ 24,750      $      --       $      --    $ 24,750
                                                     --------      ---------       ---------    --------
Pro forma net income for the period..............    $ 24,520      $      --       $      --    $ 24,520
                                                     --------      ---------       ---------    --------
Net Income per Share (unaudited pro forma)
  Basic..........................................    $   0.55      $      --       $      --    $   0.55
  Diluted........................................    $   0.53      $      --       $      --    $   0.53
Weighted Average Shares Outstanding
  Basic..........................................      44,734             --              --      44,734
  Diluted........................................      46,447             --              --      46,447

See Notes to Pro Forma Combined Condensed Financial Statements

     HA-LO AND STARBELLY.COM PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                               1999
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             -----------------------------------------
                                                                            PRO FORMA           PRO FORMA
                                                HA-LO      STARBELLY.COM   ADJUSTMENTS          COMBINED
                                             (UNAUDITED)     (AUDITED)     (UNAUDITED)         (UNAUDITED)
                                             -----------   -------------   -----------         -----------
Net sales..................................    $464,584        $   183       $     --            $464,767
Cost of sales..............................     306,171            161             --             306,332
Restructuring charges......................       2,653             --             --               2,653
                                               --------        -------       --------            --------
  Gross Profit.............................     155,760             22             --             155,782

Selling expenses...........................      66,676            450             --              67,126
General and administrative expenses........      88,118          2,137         26,268 (G)(D)      116,523
Non-Recurring Charges......................      27,347             --             --              27,347
                                               --------        -------       --------            --------
  Loss from operations.....................     (26,381)        (2,565)       (26,268)            (55,214)

Other income (expense), net................         496             66           (897)(C)            (335)
                                               --------        -------       --------            --------
  Loss before taxes........................     (25,885)        (2,499)       (27,165)            (55,549)
                                               --------        -------       --------            --------
Benefit for income taxes...................     (10,354)            --         (1,183)(F)         (11,537)
                                               --------        -------       --------            --------
Net loss for the period....................    $(15,531)       $(2,499)      $(25,982)           $(44,012)
                                               ========        =======       ========            ========
Net loss per share (unaudited pro forma):
  Basic/Diluted............................    $  (0.32)       $ (0.15)                          $  (0.67)
Weighted Average Shares Outstanding:
  Basic/Diluted............................      48,559         17,098            (98)(E)          65,559

See Notes to Pro Forma Combined Condensed Financial Statements

       HA-LO AND STARBELLY.COM PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                             PRO FORMA        PRO FORMA
                                                  HA-LO     STARBELLY.COM   ADJUSTMENTS       COMBINED
                                                 --------   -------------   -----------       ---------
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................  $ 14,028      $ 7,115              --        $ 21,143
  Short-term investments.......................       845           --              --             845
  Receivables..................................   176,359          156              --         176,515
  Inventories..................................    37,650           --              --          37,650
  Prepaid expenses and deposits................    12,984          148              --          13,132
                                                 --------      -------        --------        --------
    Total current assets.......................   241,866        7,419              --         249,285
                                                 --------      -------        --------        --------
PROPERTY AND EQUIPMENT, NET....................    37,218        1,242              --          38,460
                                                 --------      -------        --------        --------
OTHER ASSETS:
  Intangible assets, net.......................    69,091           --         213,528 (A)     282,619
  Due from related party.......................        --          282              --             282
  Other........................................     6,441           --              --           6,441
                                                 --------      -------        --------        --------
    Total other assets.........................    75,532          282         213,528         289,342
                                                 --------      -------        --------        --------
                                                 $354,616      $ 8,943        $213,528        $577,087
                                                 ========      =======        ========        ========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt.........  $  1,681      $    --        $     --        $  1,681
  Book overdraft...............................       801           --              --             801
  Accounts payable.............................    52,521        1,732              --          54,253
  Accrued expenses.............................
    Other......................................    34,802          168              --          34,970
    Restructuring..............................     9,459           --              --           9,459
                                                 --------      -------        --------        --------
    Total current liabilities..................    99,264        1,900              --         101,164
                                                 --------      -------        --------        --------
LONG-TERM DEBT,
  less maturities shown above..................     5,900           --          23,000 (C)      28,900
ACCRUED RESTRUCTURING EXPENSE..................    12,530           --              --          12,530
DEFERRED LIABILITIES...........................     3,208           --              --           3,208
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE.........................        --           --          51,000 (A)      51,000
PREFERRED STOCK
SHAREHOLDERS' EQUITY:
  Convertible preferred stock..................        --            7              (7)(B)          --
  Common stock.................................   213,936           18         169,982 (A)     383,936
  Note receivable from stockholder.............        --         (250)            250 (B)          --
  Additional paid-in capital...................        --        9,767          (9,767)(B)          --
  Other........................................    (4,462)          --         (23,429)(A)     (27,891)
  Retained earnings (deficit)..................    24,240       (2,499)          2,499 (B)      24,240
                                                 --------      -------        --------        --------
    Total shareholders' equity.................   233,714        7,043         139,528         380,285
                                                 --------      -------        --------        --------
                                                 $354,616      $ 8,943        $213,528        $577,087
                                                 ========      =======        ========        ========

See notes to Pro Forma Combined Condensed Financial Statements

  NOTES TO HA-LO AND STARBELLY.COM PRO FORMA COMBINED CONDENSED BALANCE SHEET

(A) The following is a summary of the purchase price and its components assumed for the pro forma financial statements.

Purchase Price:
  Common Stock..............................................  $170,000
  Convertible preferred stock...............................    51,000
  Cash......................................................    19,000
Cost and fees of acquisition................................     4,000
Less: Net tangible assets and liabilities acquired..........    (7,043)
Less: Contingent purchase consideration.....................   (23,429)
                                                              --------
Identifiable intangible assets..............................  $213,528
                                                              ========

(B) To eliminate the adjusted historical equity accounts of Starbelly.com.

(C) To record the effects of additional financing incurred to fund the acquisition and the related interest charges for the period based on current interest rate of 7.5%.

                                                              9/30/99
                                                              --------
Assumed additional debt borrowings (cash plus cost and fees
  of acquisition)...........................................  $23,000
Assumed interest rate.......................................      7.5%
                                                              -------
Annual interest expense.....................................    1,725
                                                              -------
Percentage of period included...............................       52%
                                                              -------
Amortization expense 3/22/99--9/30/99.......................  $   897
                                                              =======

(D) To record amortization of goodwill over 10 years on a straight-line basis.

                                                              9/30/99
                                                              --------
Goodwill....................................................  $213,528
Amortization period.........................................         5
                                                              --------
Annual Amortization expense.................................    42,706
                                                              --------
Percentage of period included...............................        52%
                                                              --------
Amortization expense 3/22/99--9/30/99.......................  $ 22,207
                                                              ========

(E) To adjust the weighted average shares for the shares issued in the acquisition.

                                                              9/30/99
                                                              --------
Exchange ratio..............................................   99.4268%
Target weighted average shares outstanding from
  3/22/99--9/30/99..........................................    17,098
                                                              --------
Target adjusted weighted average shares outstanding.........    17,000
                                                              --------
Pro forma share adjustment..................................       (98)
                                                              ========

(F) To record income tax benefit on proforma adjustments affecting income.

                                                              9/30/99
                                                              --------
Pro-forma income before taxes...............................  $(55,549)
Less: Non-deductible goodwill and deferred compensation
  amortization..............................................    26,268
                                                              --------
Taxable loss................................................   (29,281)
Tax rate....................................................      39.4%
                                                              --------
Benefit.....................................................   (11,537)
Less: Benefit recorded in HA-LO.............................   (10,354)
                                                              --------
Pro Forma Adjustment........................................  $ (1,183)
                                                              ========

(G) To record compensation expense related to contingent purchase consideration.

                                                              9/30/99
                                                              --------
Contingent Consideration....................................  $ 23,429
Amortization period.........................................         3
                                                              --------
Annual Amortization expense.................................     7,810
                                                              --------
Percentage of period included...............................        52%
                                                              --------
Amortization expense 3/22/99--9/30/99.......................  $  4,061
                                                              ========

                STARBELLY.COM SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth selected historical combined financial data and other operating information for Starbelly.com for the period March 22, 1999 (its date of inception) to September 30, 1999. The selected financial information for the period has been derived from the Financial Statements of Starbelly.com, which have been audited by Arthur Andersen LLP, independent auditors to Starbelly.com, and from the underlying accounting records of Starbelly.com. Operating results from the date of inception to September 30, 1999 are not necessarily indicative of the results that may be expected for fiscal 1999.

    All information contained in the following tables should be read in conjunction with "Starbelly.com's Management's Discussion and Analysis of Financial Condition and Results of Operations" (page 70), "Unaudited Pro Forma Combined Condensed Financial Information" (page 65) and with the Financial Statements and related notes of Starbelly.com included herein. Certain amounts from the statements of operation of Starbelly.com have been reclassified to conform with the presentation below.

                                                                    PERIOD ENDED
                                                                 SEPTEMBER 30, 1999
                                                              (IN THOUSANDS, EXCEPT PER
                                                                   SHARE AMOUNTS)
                                                              -------------------------
INCOME STATEMENT DATA:
  Net sales.................................................           $   183
  Net loss..................................................           $(2,499)
  Diluted loss per share....................................           $ (0.15)

BALANCE SHEET DATA (AT END OF PERIOD):
  Total assets..............................................           $ 8,943
  Working capital...........................................           $ 5,519
  Long-term debt, net of current portion....................           $    --
  Stockholders' equity......................................           $ 7,043

 STARBELLY.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW

    Starbelly.com intends to create a leading business-to-business e-commerce marketplace for the custom-decorated merchandise industry. Starbelly.com believes that its business model can redefine the traditional market for customized soft and hard goods with an interactive marketplace that allows its customers to customize decorations on any product in real-time from any Internet web browser. Starbelly.com also believes its offerings will extend the reach of current sales and marketing channels to not only large corporations, but also small- to mid- size businesses, associations, smaller promotional product distributors, and consumers.

    Starbelly.com intends to unify key aspects of the custom-decorated merchandise supply chain through integrated fulfillment systems. These systems will ultimately act together as a single efficient interface between the end-user and the other elements of the supply chain, such as blank merchandise suppliers, decorators, customer service representatives and shippers. Starbelly.com intends to remove several links in the traditional supply chain, providing its customers with exceptional convenience, a simplified customizing and ordering process, faster delivery, lower costs and enhanced customer experience. In addition, by accessing the national distributor network directly, Starbelly.com is establishing a virtual distribution network with key distributors that provides it with just-in-time inventory of a large selection of hard and soft goods thereby minimizing the inventory requirements for both Starbelly.com and its customers.

    Starbelly.com was incorporated in Delaware on March 22, 1999. Its primary activities since inception have been raising equity capital to fund operations, developing and refining its business model and recruiting and hiring employees in technology, sales and marketing, operations, and administration. To date, Starbelly.com has not realized significant revenues and only a small portion of such revenues have been generated through the Internet.

RESULTS OF OPERATIONS

    Due to Starbelly.com's limited operating history, it believes that its results of operations are not overly meaningful and should not be relied upon as an indication of future performance. The results of operations are for the period from inception, March 22, 1999, through September 30, 1999.

NET SALES

    Since inception, the Starbelly.com has been in the development stage and has recognized approximately $183,000 of sales. Such sales has been generated through traditional off-line means and through the Internet. Net sales relate to the sale of custom-decorated merchandise to business customers. Three customers accounted for approximately 68.5% of net sales for the period.

COST OF SALES

    Starbelly.com's cost of sales for the period was approximately $161,000, resulting in a gross profit margin of approximately 12%. Cost of sales includes the cost of blank product, decoration, and freight and handling. Starbelly.com's gross profit margin was negatively impacted during the period by certain rework and certain COD charges incurred due to Starbelly.com's limited operating history.

SALES, MARKETING AND OPERATIONS EXPENSES

    Starbelly.com incurred approximately $450,000 of sales, marketing and operations expenses during the period. These expenses are comprised mainly of compensation and benefits for personnel engaged in sales, marketing, merchandising, business development, and operations; certain consulting costs; advertising and promotion activities and other miscellaneous sales and marketing activities.

Starbelly.com expects to incur substantial expenses in this area in the future as it expands its sales and business development efforts, builds out its operating infrastructure, and continues to build brand name recognition through advertising and promotional activities.

TECHNOLOGY AND DEVELOPMENT EXPENSES

    Starbelly.com incurred approximately $1,140,000 of technology and development expenses during the period. These expenses are comprised primarily of compensation and benefits for personnel engaged in the design and development of Starbelly.com's website and the maintenance and support of Starbelly.com's internal systems and infrastructure, and consulting expenses related to development of Starbelly.com's technology strategy and website. Starbelly.com believes that it will be necessary to continue to invest heavily in technology and development to remain competitive.

GENERAL AND ADMINISTRATIVE EXPENSES

    Starbelly.com incurred approximately $997,000 of general and administrative expenses during the period. These expenses are comprised primarily of compensation and benefits for executive and administrative personnel, facilities, professional services and other general corporate activities. Starbelly.com believes that its general and administrative expenses will grow substantially as it expands its infrastructure.

LIQUIDITY AND CAPITAL RESOURCES

    Since its inception, Starbelly.com has financed its operations primarily through the private placement of equity securities, raising approximately
$9.5 million through September 30, 1999. At September 30, 1999, Starbelly.com had approximately $7.1 million in cash and cash equivalents. Starbelly.com has had significant negative cash flows from operating activities since inception.

    Net cash used in operating activities for the period totaled approximately $1.1 million. Cash used in operating activities consisted primarily of net operating losses, increases in accounts receivable, due from related party, and prepaid expenses, which were partially offset by increases in accounts payable and accrued expenses.

    Net cash used in investing activities for the period totaled approximately $1.3 million and consisted primarily of capital expenditures for computer and technology equipment, purchased software, and other equipment.

    Net cash provided by financing activities for the period totaled approximately $9.5 million, comprised almost entirely from the proceeds from the private sale of convertible preferred stock. At September 30, 1999, Starbelly.com also had an available equipment line from a bank. Subsequent to September 30, 1999, Starbelly.com borrowed approximately $850,000 pursuant to this line.

    Starbelly.com believes it will require substantial additional working capital to continue to fund the growth of its business. Starbelly.com believes its sale to HA-LO announced in January 2000, will allow Starbelly.com to have the available working capital to fund the growth of its business.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, Accounting for the Costs of Computer Software Developed for Internal Use. SOP 98-1 requires entities to capitalize some of the costs related to internal-use software once the applicable criteria have been met. Starbelly.com has adopted SOP 98-1.

    In April 1998, the AICPA issued SOP 98-5, Reporting for the Costs of Start-Up Activities. SOP 98-5 requires that all start-up costs related to new operations be expensed as incurred. Starbelly.com has adopted SOP 98-5, which did not have a material impact on the financial statements.

                         THE BUSINESS OF STARBELLY.COM

GENERAL

    Starbelly.com intends to create a leading business to business e-commerce marketplace for the custom-decorated merchandise industry. Starbelly.com intends to redefine the traditional market for customized soft and hard goods with an interactive marketplace that allows its customers to customize decorations on any product in real-time from any Internet web browser.

    Starbelly.com unifies key aspects of the custom-decorated merchandise supply chain through integrated and automatic fulfillment systems. These systems act together as a single efficient interface between the end-user and the other elements of the supply chain, such as blank suppliers, decorators, customer service representatives, offsite production and shippers. Starbelly.com eliminates several links in the traditional supply chain, providing its customers with exceptional convenience, a simplified customizing and ordering process, faster delivery, status tracking, lower costs and enhanced customer experience. In addition, by accessing the national distribution network directly, Starbelly.com is establishing a virtual distribution network with key distributors that provides it with just-in-time inventory of a large selection of soft and hard goods removing any inventory requirements for Starbelly.com or Starbelly.com's customers. Moreover, Starbelly.com's marketplace provides a payment advantage: Starbelly.com receives immediate payment from many of its customers but does not have to pay its suppliers of blank products for 30 to 60 days.

DISTRIBUTION CHANNELS

    Starbelly.com intends to leverage its custom-decorated merchandise marketplace to provide multiple customized interfaces for four different market channels. Each of these customized interfaces is developed or will be developed from Starbelly.com's outsourced StarStores (Starbelly.com's virtual storefront for its customers) or its Web site. StarStores are customizable, outsourced marketplaces linked to a customer's Web site that present a compelling affiliate model for Starbelly.com. Using Starbelly.com's StoreBuilder technology, it intends to build StarStores for its customers on demand with limited user maintenance. Starbelly.com currently has agreements with over approximately 100 businesses to create customized StarStores. Starbelly.com's Web site, Starbelly.com will be launched in the Spring of 2000 and will be customizable for private or outsourced access. Starbelly.com's four target market channels are:

    BUSINESS-TO-BUSINESS. In the business-to-business market Starbelly.com intends to offer multiple solutions to meet the diverse needs of this customer base. First, Starbelly.com intends to provide businesses with a password protected private version of Starbelly.com for their promotional product sourcing needs including storing and policing the use of their logos. Second, customers will be able to access Starbelly.com's marketplace through a private, customized Starbelly.com interface for the procurement of uniforms. Starbelly.com's customers could operate holding no inventory and customizing for a specific region or other criteria. Third, Starbelly.com intends to provide hosted StarStores for its business customers that reside on an intranet or extranet and provide a customized "company store" that carries selected merchandise chosen by Starbelly.com's customer. Finally, Starbelly.com intends to provide promotions whereby Starbelly.com allows its customers to market interactively created promotional/incentive products to their customer base using selections from Starbelly.com's marketplace.

    INTERNET PROPERTIES. Starbelly.com will be able to provide content, community and commerce Web sites with virtual StarStores offering merchandise featuring these sites' own brand or logo with virtually no inventory commitments. In addition, Starbelly.com can offer high traffic Web sites, such as portals and community sites, the ability to offer the full Starbelly.com site on their Web site with Starbelly.com providing the hosting and fulfillment.

    PROMOTIONAL PRODUCT DISTRIBUTORS. Starbelly.com intends to provide the fragmented network of over 17,000 small- to medium-sized promotional product distributors with their own private label version of Starbelly.com. This will provide these distributors with an Internet presence and a back-end integrated fulfillment engine, thus driving Starbelly.com's business through its potential competitors. In this way Starbelly.com intends to empower its competitors with its fulfillment system and allow promotional product salespeople to focus all of their efforts on selling.

    BUSINESS-TO-CONSUMER. Starbelly.com plans to offer consumers the ability to access Starbelly.com's Web site in the Spring of 2000 to interactively customize and design products. Starbelly.com's Web site will offer consumers access to a very extensive library of blank products, as well as a database of images that can be used to decorate the products. Alternatively, consumers will be able to store their own images to be used for decoration. In addition, Starbelly.com intends to offer templates that give consumers pre-configured products and pre-merchandised selections of products for holidays, events and affinities.

ORDER FULFILLMENT

    Starbelly.com believes that its fulfillment engine provides a significant competitive advantage for its marketplace solution. By focusing its integrated fulfillment system on owning or unifying every manufacture point on the supply chain except the blank product supply, Starbelly.com intends to provide its customers with a one-stop source for their custom-decorated merchandise. Starbelly.com generally does not (and plans not to) own the decoration machines or employ or manage the people operating them. Rather Starbelly.com intends to embed its information systems, management infrastructure and quality control procedures into the supply chain in order to integrate decorators in a captive-style production system.

    To further support this strategy, in October 1999 Starbelly.com signed a letter of intent with one of the largest soft goods distributors in the United States. This letter of intent provides Starbelly.com with, among other things, exclusive on-site decorating facilities at their distribution warehouse to provide decoration services for products that Starbelly.com sells and to be the exclusive supplier of decorated goods for their customers. Starbelly.com is actively fostering similar relationships with other soft goods distributors as well as hard goods suppliers. When fully operational, Starbelly.com's proprietary technology is planned to provide real-time tracking of orders at any stage within the production process. In addition, as Starbelly.com deepens its relationships with distributors to further create Starbelly.com's virtual network, Starbelly.com intends to wrap its technology into these relationships to enable real-time tracking across the network. Starbelly.com believes that its fulfillment system provides it with a flexible and scalable model that allows it to control the supply chain while minimizing capital expenditures.

    In all soft goods categories and certain hard goods categories, Starbelly.com intends to leverage this "vertical" alignment to unify the entire production and fulfillment process except for the manufacture of the product. In doing so, Starbelly.com expects to realize significant economies of scale and cost savings which it will be able to pass on to its customers. In all other hard goods categories, however, Starbelly.com's suppliers traditionally stock the inventory, control the pre-press steps and decorate the product. For this reason, Starbelly.com has access to over 2,500 hard goods distributors who provide it with a one-stop supply of fully-decorated goods and ensure it a large, virtual inventory of hard goods.

    Starbelly.com further streamlines the production process by giving its customers greater control over the design of their products. In the traditional offline process, advertising specialty companies work with decorators before the outsourced decoration process can begin. This expensive and inefficient model results in numerous meetings and cost mark-ups, in addition to a three to six week delivery time. In Starbelly.com's model, however, customers will use the multiple interfaces to its

StarStores and Starbelly.com Web site to select their blanks, create their design and approve an online sample all with mouse clicks. Enabling the customer to complete the pre-press and approval process before the initial order is placed reduces, and in some cases eliminates, the pre-press errors that can occur in the offline process. Finally, Starbelly.com intends to leverage its operational information system to provide real-time tracking of all orders through every stage of the production process.

ADVANTAGES TO STARBELLY.COM'S MARKETPLACE SOLUTIONS

    Starbelly.com's interactive electronic marketplace solutions are intended to or are designed to provide the following key benefits:

    "CLICKS AND MORTAR" INFRASTRUCTURE. Starbelly.com intends to combine the interactive advantages of the Internet, its integrated fulfillment engine and significant decorating capacities to infuse the custom-decorated merchandise industry with a buyer-focused solution that redefines the market.

    VIRTUAL INVENTORY. Starbelly.com's access to distributors provides it with just-in-time inventory capabilities. For this reason, neither Starbelly.com nor its customers need to hold any measurable amount of inventory of decorated products.

    BRAND VARIETY. The blank product market includes some of the most recognizable brands in the world. Through the broad selection of blank products accessible to Starbelly.com, it provides its customers with access to the brands that enable its customers to make these brands their own through customization. In addition, Starbelly.com plans to enhance its own brand through association with these recognizable brands.

    INTERACTIVE AND CUSTOMIZED DECORATION. Customers will be able to design their own products in real-time with the results of their customization presented immediately online. This process not only pushes the design power and accountability to Starbelly.com's customers but also eliminates the time-consuming pre-press aspects of the traditional supply chain.

    NO MINIMUM ORDER SIZE. Starbelly.com's fulfillment infrastructure, including its integrated sourcing and decorating operations should permit customers to generally order in any quantity, including a single piece, which sharply contrasts from the traditional sourcing system that requires large orders.

    SIGNIFICANTLY LOWER PRICES RELATIVE TO TRADITIONAL PROVIDERS. Because Starbelly.com leverages its network of distributors to ensure low cost purchasing of blank products and eliminate standard commissions (mark-ups) along the supply chain, Starbelly.com expects to be able to profitably sell its products for up to 5% to 30% less than most offline providers.

    CUSTOMERIZATION.-TM- Rather than a salesperson-driven business model, Starbelly.com's target marketplaces that are almost completely buyer-focused. Starbelly.com's buyers "pull" the entire manufacturing process, meaning that once an order is placed, the manufacturing process is triggered. Starbelly.com believes that by providing an interactive, dynamic user experience that includes "cutting-edge" customization technology, it will drive adoption and loyalty among its customer groups.

    DIGITAL ASSET MANAGEMENT CAPABILITIES. Starbelly.com stores its customers' digital artwork and maintains a database such that it is easily accessible at any time. In addition, Starbelly.com allows its customers to determine the business constraints around which their valuable brands may be used for decorated products, thereby providing the proper "policing" of its customers' digital assets.

PRODUCT CATEGORIES AND BRANDS

    Starbelly.com offers a large selection of soft and hard goods in its custom-decorated merchandise marketplace. These include:

SELECTED LIST OF SOFT GOODS OFFERED           SELECTED LIST OF HARD GOODS OFFERED
--------------------------------------------  --------------------------------------------
T-shirts               Windwear               Leather Items          Pottery
Polo shirts            Uniforms               Paperweights           Pins/Pendants
Sweatshirts            Robes                  Awards                 Magnets
Hats                   Towels                 Food Products          Sunglasses
Polar Fleece           Sheeting               Candy/Gum              Coolers
Jackets/Movers         Outerwear              Children's Furniture   Calendars
Button-down shirts     Corporate Uniforms     Mugs                   Computer Items
Denim Jackets          Aprons                 Plates                 Golf Balls
Windbreakers           Cooking Mits           Crystal                Beverage Holders
Baby Clothes           Bags/Luggage           Frames                 Handy Knives
Hunting Clothes        Umbrellas              Clocks                 Toys
Sweaters               Briefcase/Folios       Pens/Pencils           Luggage Tags
Scarves                Mouse Pads

    Through the broad-based distribution market for blanks, Starbelly.com also offers its customers unparalleled access to a wide range of well-known brands for soft and hard goods for worldwide distribution.

                        SELECTED LIST OF BRANDS OFFERED

Champion                               Jerzees
Hanes                                  Gildan
Lee                                    Munsingwear
Columbia Sportswear                    Jonathan Corey
Fruit of the Loom                      Outer Banks
Cross Creek                            Spaulding
Russell Athletic                       Arrow
Country Cottons                        Timberline Colorado
Gerber Childrenswear                   Fieldcrest Cannon
Weatherproof                           Bic pens
Bill Blass                             Cross pens
Eastpak                                Waterford
Patagonia                              Swiss Army
Rawlings                               Golden Bear
Antigua                                Bike
Port Authority                         Bickies
London Fog                             Anvil
Van Heusen                             New Era

TECHNOLOGY

    Starbelly.com is developing its front-end interactive customization, its digital asset management and its back-end fulfillment technology to handle a high volume, complex supply chain. The key components of its technology include:

ARCHITECTURE

    Starbelly.com's underlying architecture is not only concerned with structure and behavior but with usage, functionality, performance, resilience, reuse, comprehensibility, economic and technology constraints and trade-offs, and aesthetic concerns. Starbelly.com has followed proven design methodologies to create a reliable and nimble architecture. Some of the key patterns (common solution to a common problem in a given context), technologies (models, frameworks, languages) and methodologies that have been employed for Starbelly.com's architecture include both proven and emerging technologies.

TECHNOLOGY

    The Starbelly.com network provides online sales and procurement solutions for the customized apparel industry. This system is based on a thin client architecture which allows participants to access the network with an infrastructure to support an Internet browser and is highly scalable to support the expected growth in transactions and offerings. The production data center is currently located at Level (3), Starbelly.com's Tier I Provider, located in Chicago, Illinois. This data center provides 24 hours-a-day, 7-days-a week system support and connectivity to all major Internet backbones and provides bandwidth via redundant high-speed connections.

SALES AND MARKETING

    Starbelly.com's sales and marketing approach is designed to establish broad business, affinity group and consumer recognition of Starbelly.com and its custom-decorated merchandise marketplace. Starbelly.com's sales strategy is different from the traditional custom-decorated merchandise industry. Starbelly.com is intends to foster customer relationships whereby its customers rely on its marketplace and integrated fulfillment system for their custom-decorated merchandise needs. Starbelly.com sells its business-to-business marketplace solutions through its direct sales force and its lead generation campaigns. Starbelly.com believes it gains significant leverage with its sales force as its customers are able to rely on its interfaces and its fulfillment system for their needs. Starbelly.com's direct sales force segments the business-to-business market into four vertical segments to provide increased focus and customer service capabilities. These segments are corporate sales, entertainment sales, Internet content sales and retail sales.

    Starbelly.com intends to continue to aggressively promote its brand name to access business-to-business opportunities as well as drive traffic to Starbelly.com by combining traditional offline strategies, including public relations, print and radio advertising, with online marketing vehicles such as banner advertising and strategic partnerships with relevant Web sites and portals. Starbelly.com is investing in a marketing campaign. Starbelly.com believes that by establishing partnerships with many of the leading portals, it will succeed in building a large and diverse customer base that utilizes the its fulfillment engine on a private label basis to purchase products. To this end, Starbelly.com has established, or is in the process of establishing, long-term strategic relationships with several of the major portals, including Yahoo!.

    As of January 24, 2000, Starbelly.com had a sales organization of 32 people, comprising sales, marketing, and merchandising personnel, many of whom have experience in the custom-decorated merchandise industry. Companies at which Starbelly.com's sales team has gained experience include HA-LO, Cyrk and Group II Communications.

CUSTOMERS

    A selected list of some of Starbelly.com's customers includes:

Art.com                                Lettuce Entertain You Enterprises
Arthur Andersen                        National Football League
Chase Manhattan Bank                   Peapod.com
Chevron                                Starbucks
Foote, Cone & Belding                  Whitman-Hart
Gatorade (Quaker Oats)                 Young Presidents Organization
Harris Bank

COMPETITION

    Electronic commerce generally, and the online custom-decorated merchandise market specifically, are new, rapidly evolving and intensely competitive, and Starbelly.com expects such competition to intensify in the future. Currently, Starbelly.com competes with a broad range of companies including traditional custom-decorated merchandise retailers, direct retailers (E.G., L.L. Bean and Land's End), promotional product firms (E.G., HA-LO and Cyrk), advertising agencies, and apparel or hard goods manufacturers who sell direct to the customer. These competitors sell most of their products through a direct sales force or mail-order catalogs.

    While Starbelly.com does not believe that it has any direct online competition in the custom-decorated merchandise market that combines an interactive marketplace and integrated fulfillment system, there are several existing and emerging Web sites focused on electronic commerce opportunities in this area. These include companies like iPrint.com, imagex.com and MadeToOrder.com that could expand their offerings to compete with Starbelly.com. As the market for online custom-decorated merchandise grows, other companies, including established retailers and distributors, are expected to develop online services that compete with Starbelly.com's services.

OTHER INFORMATION

FACILITIES AND EMPLOYEES

    Starbelly.com's headquarters are located in Chicago, Illinois. Starbelly.com leases approximately 25,000 square feet of space. As of January 24, 2000, Starbelly.com had 118 employees, including 8 in general management, 46 in technology, 32 in sales and marketing and 32 in finance and operations. Starbelly.com also employs an additional 16 full-time contract employees.

INTELLECTUAL PROPERTY

    Starbelly.com relies on a combination of copyright, trade secret trademark, confidentiality procedures and contractual provisions to protect its proprietary rights in its products and technology. Starbelly.com generally enters into confidentiality agreements with its employees and consultants and limits access to, and distribution of, its proprietary information. Starbelly.com maintains trademarks, to identify the source of its products, development tools and service offerings and rely upon trademark laws to protect its proprietary rights in these marks.

                    YOUR BOARD OF DIRECTORS AFTER THE MERGER

    At the time of the merger, your board of directors will be increased from eight to eleven directors. All eight persons who are members of your board of directors immediately before the merger will continue to serve as directors immediately after the merger. Your board will then fill the three vacancies created by the board expansion with persons requested to be nominated by Bradley Keywell,

Starbelly.com's chief executive officer, and Eric Lefkofsky, Starbelly.com's president. We anticipate that Mr. Keywell and Mr. Lefkofsky will request nomination of themselves to fill two of the three vacant positions on your board, but they have not yet advised HA-LO whom they intend to request be nominated to fill the third vacancy.

    Bradley A. Keywell, age 30, co-founder of Starbelly.com, has been a director and the chief executive officer of Starbelly.com since its inception on March 22, 1999. Upon completing the merger, Mr. Keywell will serve as president of HA-LO and, under an employment agreement, will have the right to nominate a director to serve on the HA-LO board for a period of time. In addition, since August 1994, Mr. Keywell has served as director and president of Brandon Apparel Group, Inc., Chicago, Illinois, which is a leading manufacturer and marketer of licensed apparel selling to major retailers.

    Eric Lefkofsky, age 30, co-founder of Starbelly.com, has been a director and the chairman of the board, secretary and treasurer of Starbelly.com since its inception on March 22, 1999. Upon completion of the merger, Mr. Lefkofsky will serve as chief integration officer of HA-LO and, under an employment agreement, will have the right to nominate two directors to serve on the board for a period of time. In addition, since August 1994, Mr. Lefkofsky has served as director and chief executive officer of Brandon Apparel Group, Inc., Chicago, Illinois.

                                STOCK OWNERSHIP

    The following table sets forth, as of January 28, 2000, certain information concerning the beneficial ownership of our common stock by (1) our directors, and (2) all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned by that person. No other person or entity beneficially owns 5% or more of our common stock.

                                                  NUMBER OF SHARES                          APPROXIMATE
                                                 BENEFICIALLY OWNED      APPROXIMATE      PERCENT OF CLASS
NAME AND ADDRESS(1)                              ON JANUARY 28, 2000   PERCENT OF CLASS    AS ADJUSTED(2)
-------------------                              -------------------   ----------------   ----------------
Lou Weisbach...................................        3,365,058(3)           6.8%               4.7%
Linden D. Nelson...............................        3,084,931(4)           6.3%               4.3%
John R. Kelley, Jr.............................          762,825(5)           1.6%               1.1%
Seymour N. Okner...............................          668,454(6)           1.4%                 *
Marshall J. Katz...............................          416,387(7)             *                  *
Thomas Herskovits..............................          121,346(8)             *                  *
Brian Hermelin.................................           10,012                *                  *
All Directors and Executive Officers, as a
  group (15 persons)...........................        8,894,384(9)          17.5%              12.2%

------------------------

(1) The address of each executive officer and director of the Company is in care of the Company, 5980 West Touhy Avenue, Niles, Illinois 60714.

(2) Adjusted to give effect to the issuance in the merger and upon exercise of the assumed options of 17 million shares of our common stock and
    5.1 million shares of our convertible preferred stock.

(3) Includes 794,256 shares subject to immediately exercisable options held by Mr. Weisbach, and 2,205,102 shares owned by the Lou Weisbach Revocable Trust. Excludes 127,500 shares held in trust for the benefit of Mr. Weisbach's wife and 76,780 shares held in trusts for the benefit of Mr. Weisbach's children, over which Mr. Weisbach has no sole or shared powers to vote or dispose.

(4) Includes 43,372 shares owned by Maple Lane Acquisition Limited Liability Company ("Maple Lane"), of which Mr. Nelson is the managing member; 131,250 shares owned by Mr. Nelson's wife; 78,300 shares held by a charitable foundation of which Mr. Nelson is President; and 448,744 shares subject to immediately exercisable options. Excludes 262,500 shares held in trusts for the benefit of Mr. Nelson's children, over which Mr. Nelson has no voting or dispositive powers.

(5) Includes 4,167 shares subject to immediately exercisable options.

(6) Includes 42,500 shares subject to immediately exercisable options held by Mr. Okner, 526,241 shares owned by the Seymour N. Okner Revocable Trust, 99,667 shares held by a charitable foundation of which Mr. Okner is the President, and 46 shares held by Mr. Okner's spouse. Excludes shares held in trusts for the benefit of two of Mr. Okner's children, over which Mr. Okner has no sole or shared powers to vote or dispose and in which Mr. Okner's spouse is a trustee.

(7) Includes 412,787 shares subject to immediately exercisable options held by Mr. Katz.

(8) Includes 32,718 shares held jointly with Mr. Herskovits' wife; 11,250 shares owned by Mr. Herskovits' minor son; and 68,753 shares subject to options held by Mr. Herskovits that are exercisable during the Measurement Period.

(9) Includes 2,113,517 shares subject to immediately exercisable options.

   PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                            AUTHORIZED CAPITAL STOCK

    Your board of directors believes that it is in the best interests of HA-LO to amend Article Four of HA-LO's articles of incorporation to increase the number of shares of its common stock that the Company is authorized to issue from 100 million shares to 250 million shares and the number of shares of convertible preferred stock that the Company is authorized to issue from 10 million shares to 20 million shares. The text of the proposed amendment is attached as Exhibit E to this proxy statement.

    As of January 28, 2000, 48,724,790 shares of our common stock were issued and outstanding, 9,000,000 shares of our common stock were reserved for issuance upon the exercise of options granted and to be granted under the 1997 Stock Plan, 5,834,822 shares of our common stock were reserved for issuance upon the exercise of options granted and to be granted under HA-LO's 1992 stock option plan, and 755,473 shares of common stock were reserved for issuance upon the exercise of other options and warrants we have granted. If the merger is completed, 17 million shares of our common stock will be issued in the merger or reserved for issuance upon exercise of the Starbelly.com stock options being assumed by HA-LO and an additional 5.1 million shares will be reserved for issuance upon the conversion of the convertible preferred stock to be issued in the merger.

    As of January 28, 2000, no shares of our convertible preferred stock were outstanding. If the merger is completed, an aggregate 5.1 million shares of convertible preferred stock will be issued in the merger or reserved for issuance upon exercise of the assumed Starbelly.com stock options.

    If approved, the increased number of authorized shares of common stock and convertible preferred stock will be available for your board to issue for purposes and consideration as your board of directors may approve. Subject to the approval of an amendment to the Company's articles of incorporation to permit the board to provide for the issuance of convertible preferred stock without shareholder approval as described below, no further vote of holders of our common stock will be required for such issuance, except as provided under Illinois law, the rules of the New York Stock Exchange (or the securities exchange where our capital stock may in the future be listed) or as may otherwise be agreed to by the Company. See "Description of the Convertible Preferred Stock--

Protective Provisions" (page 48). The availability of additional shares of common stock and convertible preferred stock for issue, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford us greater flexibility in acting upon proposed transactions. Other than the shares of common stock and convertible preferred stock to be issued in the merger and shares reserved for issuance as described above, we currently have no specific plans or arrangements to issue additional common or convertible preferred stock; however, from time to time we have explored various acquisition opportunities. Nevertheless, your board of directors may consider the advisability of issuing convertible preferred stock after the completion of the merger in order to provide funds to repay a portion of the indebtedness incurred in connection with the merger, for working capital or for other corporate purposes. Your board of directors believes that the availability of additional common stock and convertible preferred stock will afford HA-LO increased flexibility should appropriate opportunities arise.

    The additional shares of common stock for which we are seeking your authorization would be identical to the shares of common stock now authorized. Holders of our common stock do not have preemptive rights to subscribe for additional securities which may we may issued in the future. The additional shares of convertible preferred stock for which we are seeking your authorization would be issued in such series with such dividend rates, liquidation preferences, terms of redemption, sinking fund provisions, conversion rights and voting rights as may be established by your board of directors without further approval of holders of common stock if the proposed amendment described below under "Proposed Amendment to the Company's Articles of Incorporation Relating to the Issuance of Convertible Preferred Stock" is approved.

    You should be aware that the additional shares of common stock and convertible preferred stock for which we are seeking your authorization would be available for your board of directors to issue and could be used for purposes that some might consider to be in defense of a potential takeover threat. We would be able to sell these shares to purchasers who might side with your board of directors in opposing a takeover bid which your board determines not to be in the best interests of HA-LO and its shareholders. Issuing new shares could discourage persons seeking to gain control of HA-LO in other ways as well. In the event someone tries to take over HA-LO by purchasing a substantial amount of our common stock or convertible preferred stock, and if this person acquired this stock intending to effect a merger, a sale of all or any part of our assets, or a similar transaction, our issuance of new shares could be used to dilute the stock ownership of such person.

    Neither this amendment nor the proposed amendment described below under "Proposed Amendment to the Company's Articles of Incorporation Relating to the Issuance of Convertible Preferred Stock" is directed at any specific effort to obtain control of HA-LO that we know of. Your board of directors does not currently intend to solicit a shareholder vote on any other proposal relating to a possible takeover of HA-LO. However, your board of directors intends to study developments in this area, and, if additional anti-takeover measures are deemed desirable, your board will adopt, or propose to our shareholders to adopt, such additional measures.

    Approval of this proposal requires the affirmative vote of persons who hold a majority of the outstanding shares of our common stock. Broker non-votes and abstentions will count as votes cast AGAINST this proposal. Your board believes that the proposed increase in the number of authorized shares is in the best interests of HA-LO and its shareholders and unanimously recommends that shareholders vote FOR the proposed amendment. If the merger is approved, the merger will be completed even if this proposal to amend our articles of incorporation is not approved.

 PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE
                    ISSUANCE OF CONVERTIBLE PREFERRED STOCK

    Your board of directors is authorized to provide from time to time for the issuance of up to 10 million shares (20 million shares if the preceding proposal is approved) of convertible preferred stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights, qualifications, limitations, restrictions and privileges of each series of convertible preferred stock, including the serial designation and authorized number of shares, the dividend rates, liquidation preferences, terms of redemption, sinking fund provisions, conversion rights and voting rights. Although the company's articles of incorporation purport to enable your board to take these actions without shareholder approval, the articles of incorporation also provide that if convertible preferred stock is issued as a class, then your board of directors is to determine liquidation and dividend rights by filing articles of amendment to the articles of incorporation prior to the issuance of any shares of the "preferred class." Because under Illinois law the adoption of an amendment to the articles of incorporation requires shareholder approval, the inclusion of this provision in our articles of incorporation effectively negates the power which would otherwise be vested in your board to provide for the issuance of convertible preferred stock without shareholder action.

    In order to increase the flexibility of the board of directors and enable it to provide for the issuance of convertible preferred stock without the significant delay and expense which would result from having to obtain prior shareholder approval, your board has adopted, subject to shareholder approval, an amendment to Article Four of HA-LO's articles of incorporation to delete the requirement that liquidation and dividend rights be determined through an amendment to the articles of incorporation. The text of the proposed amendment is attached as Exhibit E to this proxy statement. If this proposal is approved, no further vote of HA-LO shareholders will be required to fix the terms of and issue shares of convertible preferred stock, except as required under Illinois law, the rules of the New York Stock Exchange (or the securities exchange where our capital stock may in the future be listed) or as may otherwise be agreed to by the Company. See, however, "Description of the Convertible Preferred Stock--Protective Provisions" (page 48).

    The issuance of convertible preferred stock, while providing the board of directors with flexibility in connection with possible acquisitions, financings or other corporate purposes, may have the effect, as described above, of delaying, deferring or preventing a change of control of the Company. Except for the issuance of the convertible preferred stock pursuant to the merger agreement, the Company has no present plans to issue any shares of convertible preferred stock. See, however, "Proposed Amendment to the Company's Articles of Incorporation to Increase Authorized Capital Stock."

    Approval of this proposal requires the affirmative vote of persons who hold a majority of the outstanding shares of our common stock. Broker non-votes and abstentions will count as votes AGAINST this proposal. Your board believes that the proposed amendment is in the best interests of HA-LO and its shareholders and unanimously recommends that shareholders vote FOR the proposed amendment. If the merger is approved, the merger will be completed even if this proposal to amend our articles of incorporation is not approved.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

    The 2000 Annual Meeting of Shareholders is presently scheduled to be held on Tuesday, May 9, 2000. Any proposals of shareholders intended to be personally presented at such meeting were to have been received by the Secretary of HA-LO for inclusion in HA-LO's proxy statement for the annual meeting and form of proxy by November 30, 1999. Any proposals of shareholders intended to be personally presented at such meeting (but not to be included in the HA-LO's proxy statement or form of proxy) must be received by the Secretary of HA-LO no later than February 13, 2000.

                         WHERE TO FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our filed reports, statements or other information at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information about us also may be inspected at the NASD's offices at 1735 K Street, Washington, D.C. 20006.

    As allowed by SEC rules, this proxy statement does not contain all the information you can find in the Registration Statement or its exhibits.

    The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important business and financial information by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in the proxy statement. This proxy statement incorporates by reference the following documents previously filed by us with the SEC. These documents contain important information about our company and its business and finances.

SEC FILINGS                                    PERIOD
-----------                                    ------
Annual Report on Form 10-K...................  Year ended December 31, 1998
Current Report on Form 8-K...................  Dated January 21, 2000
Current Report on Form 8-K...................  Dated March 23, 1999
Quarterly reports on Form 10-Q...............  Three months ended March 31, 1999, six months ended June 30, 1999, and nine months ended
                                               September 30, 1999
Description of common stock contained in
Registration Statement, and amendments and
reports updating this description............  Dated October 20, 1992

    We are also incorporating by reference additional documents we may file with the SEC between the date of this proxy statement and the date of our special meeting.

    If you are one of our shareholders, we may have sent you some of the documents incorporated by reference, but you can still obtain those documents through us, or the SEC, or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from us without charge, excluding their exhibits unless specifically incorporated by reference as an exhibit to this proxy statement. Documents incorporated by reference in this proxy statement may be obtained from us upon request in writing or by telephone at the following address and phone number:

                             HA-LO Industries, Inc.
                             5980 West Touhy Avenue
                             Niles, Illinois 60714
                             Attention: Gregory J. Kilrea
                             Telephone: (847) 647-2300

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO BY FEBRUARY   ,
2000 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. Requested documents will be mailed to you by first-class mail, or other equally prompt means, within one business day after we receive your request.

    You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated
February   , 2000. You should not assume that the information contained in the proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to our shareholders nor the issuance of our common stock in the merger shall create any contrary implication.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Starbelly.com, Inc.

  Report of Independent Accounts............................    F-2

  Balance Sheet as of September 30, 1999....................    F-3

  Statement of Operation for the Period from March 22, 1999
    (Date of Inception), to September 30, 1999..............    F-4

  Statement of Stockholders' Equity for the Period from
    March 22, 1999 (Date of Inception), to September 30,
    1999....................................................    F-5

  Statement of Cash Flows for the Period from March 22, 1999
    (Date of Inception), to September 30, 1999..............    F-6

  Notes to Financial Statements.............................    F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Starbelly.com, Inc.:

    We have audited the accompanying balance sheet of STARBELLY.COM, INC. (a Delaware corporation in the development stage) as of September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from March 22, 1999 (date of inception), to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starbelly.com, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the period from March 22, 1999 (date of inception), to September 30, 1999, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
January 26, 2000

                              STARBELLY.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $7,115,223
  Accounts receivable, less allowance for doubtful accounts
    of $20,000..............................................     155,522
  Prepaid expenses and other current assets.................     147,899
                                                              ----------
        Total current assets................................   7,418,644
                                                              ----------
PROPERTY AND EQUIPMENT, at cost.............................   1,310,140
  Less- Accumulated depreciation............................     (68,007)
                                                              ----------
        Property and equipment, net.........................   1,242,133
                                                              ----------
DUE FROM RELATED PARTY......................................     282,029
                                                              ----------
        Total assets........................................  $8,942,806
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $1,732,410
  Accrued expenses..........................................     167,474
                                                              ----------
        Total current liabilities...........................   1,899,884
                                                              ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Convertible Preferred stock, Series A; $.001 par value;
    1,500,000 shares authorized; 1,500,000 shares issued and
    outstanding.............................................       1,500
  Convertible Preferred stock, Series B; $.001 par value;
    5,653,711 shares authorized; 5,653,711 shares issued and
    outstanding.............................................       5,654
  Common stock, Class A; $.001 par value; 3,105,000 shares
    authorized; 1,050,000 shares issued and outstanding.....       1,050
  Common stock, Class B; $.001 par value; 36,895,000 shares
    authorized; 16,500,000 shares issued and outstanding....      16,500
  Note receivable from stockholder..........................    (250,000)
  Additional paid-in capital................................   9,766,761
  Accumulated deficit.......................................  (2,498,543)
                                                              ----------
        Total stockholders' equity..........................   7,042,922
                                                              ----------
        Total liabilities and stockholders' equity..........  $8,942,806
                                                              ==========

       The accompanying notes are an integral part of this balance sheet.

                              STARBELLY.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

 FOR THE PERIOD FROM MARCH 22, 1999 (DATE OF INCEPTION), TO SEPTEMBER 30, 1999

NET SALES...................................................  $   183,154
COST OF SALES...............................................      160,945
                                                              -----------
        Gross profit........................................       22,209
                                                              -----------
OPERATING EXPENSES:
  Sales, marketing and operations...........................      449,538
  Technology and development................................    1,140,111
  General and administrative................................      996,791
                                                              -----------
        Total operating expenses............................    2,586,440
                                                              -----------
INTEREST INCOME.............................................       65,688
                                                              -----------
        Loss before taxes...................................   (2,498,543)
INCOME TAXES................................................           --
                                                              -----------
        Net loss............................................  $(2,498,543)
                                                              ===========

         The accompanying notes are an integral part of this statement.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
 FOR THE PERIOD FROM MARCH 22, 1999 (DATE OF INCEPTION), TO SEPTEMBER 30, 1999

                                                                                  CONVERTIBLE PREFERRED STOCK
                                          COMMON STOCK, PAR VALUE         -------------------------------------------
                                          $.001, 40,000,000 SHARES          PAR VALUE $.001,       PAR VALUE $.001,
                                                 AUTHORIZED                    1,500,000              5,653,711
                                     ----------------------------------          SHARES                 SHARES
                                      CLASS A,     CLASS B,                    AUTHORIZED             AUTHORIZED
                                     3,105,000    36,895,000              --------------------   --------------------   ADDITIONAL
                                       SHARES       SHARES       PAR                    PAR                    PAR       PAID-IN
                                     AUTHORIZED   AUTHORIZED    VALUE      SHARES      VALUE      SHARES      VALUE      CAPITAL
                                     ----------   ----------   --------   ---------   --------   ---------   --------   ----------
BALANCE, March 22, 1999
  Issuance of Class B Common
    Stock..........................               16,500,000    16,500                                                     (8,250)
  Issuance of Series A Preferred
    stock..........................                                       1,500,000     1,500                           1,498,500
  Issuance of Series B Preferred
    stock..........................                                                              5,653,711     5,654    7,994,346
  Issuance of warrants.............                                                                                        10,682
  Exercise of Class A common stock
    options........................  1,050,000                   1,050                                                    249,450
  Compensation and other non-cash
    expense related to stock
    transactions...................                                                                                        22,033
  Net loss for period..............
                                     ---------    ----------   -------    ---------    ------    ---------    ------    ----------
BALANCE, September 30, 1999........  1,050,000    16,500,000   $17,550    1,500,000    $1,500    5,653,711    $5,654    $9,766,761
                                     =========    ==========   =======    =========    ======    =========    ======    ==========


                                        NOTE
                                     RECEIVABLE
                                        FROM       ACCUMULATED
                                     STOCKHOLDER     DEFICIT         TOTAL
                                     -----------   ------------   -----------
BALANCE, March 22, 1999
  Issuance of Class B Common
    Stock..........................                                     8,250
  Issuance of Series A Preferred
    stock..........................                                 1,500,000
  Issuance of Series B Preferred
    stock..........................                                 8,000,000
  Issuance of warrants.............                                    10,682
  Exercise of Class A common stock
    options........................    (250,000)                          500
  Compensation and other non-cash
    expense related to stock
    transactions...................                                    22,033
  Net loss for period..............                 (2,498,543)    (2,498,543)
                                      ---------    -----------    -----------
BALANCE, September 30, 1999........   $(250,000)   $(2,498,543)   $ 7,042,922
                                      =========    ===========    ===========

         The accompanying notes are an integral part of this statement.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

 FOR THE PERIOD FROM MARCH 22, 1999 (DATE OF INCEPTION), TO SEPTEMBER 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(2,498,543)
  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Depreciation............................................       68,007
    Compensation and other non-cash expense related to stock
      transactions..........................................       22,033
    Changes in assets and liabilities--
      Accounts receivable...................................     (155,522)
      Prepaid expenses and other current assets.............     (137,217)
      Due from related party................................     (282,029)
      Accounts payable......................................    1,732,410
      Accrued expenses......................................      167,474
                                                              -----------
        Net cash used in operating activities...............   (1,083,387)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................   (1,310,140)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................        8,250
  Proceeds from issuance of preferred stock.................    9,500,000
  Exercise of common stock options..........................          500
                                                              -----------
        Net cash provided by financing activities...........    9,508,750
                                                              -----------
NET INCREASE IN CASH........................................    7,115,223

CASH AND CASH EQUIVALENTS, beginning of period..............           --
                                                              -----------

CASH AND CASH EQUIVALENTS, end of period....................  $ 7,115,223
                                                              ===========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
    Issuance of note receivable in connection with exercise
      of options............................................  $   250,000
    Issuance of warrants in connection with financing.......  $    10,987
                                                              ===========

         The accompanying notes are an integral part of this statement.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

    DESCRIPTION OF BUSINESS

    Starbelly.com, Inc. (the "Company"), f/k/a The Zebra.com, is a Delaware corporation which was incorporated on March 22, 1999, and is a development stage company. Its primary activities since inception have been to raise equity capital to finance operations and to develop an Internet-based business solution for the custom-decorated merchandise industry, which includes promotional and ad specialty products and casual uniforms.

    The Company has incurred significant losses since inception and expects to continue to incur substantial losses. The net loss was $2,498,543 for the period ended September 30, 1999. The Company expects to continue to incur significant expenses related to marketplace development, technology, sales and marketing and administration. Significant revenue will need to be generated to achieve and maintain profitability. There can be no assurance that the Company will be able to generate sufficient revenues to achieve or sustain profitability in the future. If profitability is reached, the Company may not be able to sustain or increase profitability. As further discussed in Note 9, on January 17, 2000, the Company signed a definitive stock purchase agreement agreeing to be acquired by HA-LO Industries, Inc. The Company anticipates that the transaction will close in March and the acquiring company intends to fund the Company's operations through 2000.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

                                USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents are recorded at cost, which approximates fair value due to the short maturity of these instruments.

                           TRADE ACCOUNTS RECEIVABLE

    For the period ending September 30, 1999, the Company charged approximately $20,000 to trade allowance for doubtful accounts.

                             PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method at rates adequate to depreciate the cost of applicable assets over their expected useful lives. Repairs and maintenance are charged to expense as incurred. Gains or losses resulting from sales or

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts. The estimated useful lives are as follows:

                                                               USEFUL
ASSET DESCRIPTION                                               LIFE
-----------------                                             ---------
Computer equipment and software.............................  2-3 years
Furniture and office equipment..............................   5 years
Leasehold improvements......................................   3 years
                                                              =========

                             FINANCIAL INSTRUMENTS

    The carrying value for current assets and current liabilities reasonably approximates fair value due to the short maturity of these items.

    The financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash investments and trade receivables. The Company has cash investment policies that limit cash investments to short-term, low-risk investments. With respect to trade receivables, the Company grants unsecured credit to its customers. Management believes that its accounts receivable credit risk is limited as these customers are geographically dispersed and are in numerous different industries. Additionally, the Company establishes accounts receivable allowances based upon factors relating to the credit risk of specific customers and other information. Three customers accounted for approximately 68.5% of the Company's sales for the period ended September 30, 1999.

                              REVENUE RECOGNITION

    The Company recognizes revenue from product sales, net of any discounts, when the products are shipped to the customers.

                                 COST OF SALES

    Cost of sales consists primarily of merchandise sold to customers including product cost, decoration cost and freight and handling charges.

                     SALES, MARKETING AND OPERATIONS COSTS

    Sales, marketing and operations costs consist primarily of advertising and promotional expenditures, operations facility expenses and payroll and related expenses for personnel engaged in marketing, operations, sales and customer service. Advertising expenditures are expensed as incurred. The Company's advertising to date has related primarily to building brand awareness, including primarily print advertising and promotions. Total advertising and promotion costs for the period ended September 30, 1999, was $44,494.

                        TECHNOLOGY AND DEVELOPMENT COSTS

    The Company has adopted Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on the accounting for the cost of computer software developed or obtained for internal use. Costs incurred in the development of the Company's main web site and related applications to be used in connection

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

with the Company's services have been expensed to operations as incurred as the rapid pace of technological change results in an estimated useful life of one year or less. These costs consist primarily of payroll and related expenses and consultant costs. The Company incurred technology and development costs of approximately $1,140,000 for the period ended September 30, 1999. Costs incurred in the development of certain products to be used in connection with the Company's services have been capitalized and are being amortized on a straight-line basis over the estimated useful life of the products of two years. These costs consist primarily of payroll and related expenses and consultant costs. As of September 30, 1999, the amount capitalized is approximately $112,000. For the period ended September 30, 1999, the Company amortized approximately $4,700.

                                  INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance has been provided to offset deferred tax assets, which consists primarily of net operating losses. At September 30, 1999, the deferred tax asset and offsetting valuation allowance amount to approximately $934,000. The Company has net operating losses for both federal and state tax purposes of approximately $2,311,000 expiring during 2015. The net operating losses can be carried forward to offset future taxable income. Utilization of the above carryforwards may be subject to the utilization limits, which may inhibit the Company's ability to use carryforwards in the future.

                            STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation arrangements with employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the measurement date, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock. The compensation expense is amortized on a straight-line basis over the vesting period of the options.

    The Company accounts for stock-based compensation arrangements with nonemployees in accordance with SFAS No. 123. SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award, which is calculated using an option pricing model, and is recognized over the service period, which is usually the vesting period.

                              SEGMENT INFORMATION

    The Company identifies its operating segments based on business activities and management responsibility. The Company operates in a single business segment and has no significant international sales.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

                                 START-UP COSTS

    In accordance with SOP No. 98-5, "Reporting on the Costs of Start-up Activities," the Company has expensed all start-up costs, including organization costs, as incurred.

2.  PROPERTY AND EQUIPMENT

    Property and equipment at September 30, 1999, consisted of the following:

Computer equipment and software.............................  $  995,946
Furniture and office equipment..............................      92,668
Leasehold improvements......................................     221,526
                                                              ----------
                                                               1,310,140
Less--Accumulated depreciation..............................     (68,007)
                                                              ----------
    Property and equipment, net.............................  $1,242,133
                                                              ==========

3.  DEBT

    On September 16, 1999, the Company entered into a Loan and Security Agreement ("Agreement") with a bank for a committed equipment line up to a maximum of $1,250,000 that terminates on May 31, 2000. Each equipment advance on the line is limited to $500,000 until the Company reports monthly revenue of at least $100,000. The advance limit will be increased to $1,000,000 when the Company reports monthly revenue of $200,000. The maximum number of equipment advances is five. Eligible equipment under the equipment line includes computer equipment, office equipment and furnishings. Each equipment advance will be considered a separate borrowing and will have a separate payment schedule and interest rate as determined by the bank at the time of the equipment advance. Principal and interest payments are due monthly on the first day of the month following the funding date and the interest rate will be equal to the bank's basic rate. The repayment period on each equipment advance is 36 months. The Company is required to grant the bank a first priority continuing security interest in all presently existing and later acquired equipment financed under an equipment advance. The Agreement contains various nonfinancial covenants. The Company had not taken any equipment advances as of September 30, 1999. In conjunction with the Agreement, the Company issued the bank a warrant to purchase 28,369 shares of Series B preferred stock with an exercise price of $1.41 per share. The warrant expires in September, 2006. The warrants were valued using the Black-Scholes option pricing model (see Note 8). Subsequent to September 30, 1999, the Company borrowed approximately $848,000 against the committed equipment line.

4.  401(K) SAVINGS PLAN

    The Company has a savings plan ("401(k) Plan") which qualifies as a defined contribution arrangement under Section 401 (a), 401(k) and 501(a) of the Internal Revenue Code. Under the 401(k) Plan, participating employees may defer a percentage (not to exceed 15%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees on the payroll of the Company are eligible to participate in the 401(k) Plan.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

5.  COMMITMENTS AND CONTINGENCIES

    The Company is, at times, subject to pending and threatened legal action and proceedings. Management believes that the outcome of such actions or proceedings is not expected to have a material adverse effect on the financial position or results of operations of the Company.

    Subsequent to September 30, 1999, the Company entered into a sublease agreement related to its main operating facility. It is a three year agreement which can be terminated by the Company with six month's notice. The amount of rent is determined based on the percentage of space used by the Company. The Company does not anticipate that its monthly rent will exceed $20,000 per month pursuant to the agreement.

6.  RELATED-PARTY TRANSACTIONS

    On May 10, 1999, the Company entered into a Supply and Services Agreement (the "Agreement") with a company that is owned by the founding stockholders of the Company. The Agreement calls for the provision of decoration services by the Company to the related party, among other shared services and facilities. Pursuant to the Agreement, the Company has billed for these decoration services. Amounts billed have been reflected net of payroll and facilities provided to the Company by the related party, as well as a software license granted to the Company by the related party. At September 30, 1999, the net amount due from the related party is $282,029.

    No amounts billed by the Company to the related party have been reflected as revenue since the relationship pursuant to the Agreement has been determined to be an agency relationship rather than a principal relationship. Reflected in the Company's statement of operations within general and administrative operating expense is approximately $232,000 of payroll and facility expense provided to the Company by the related party. The payroll expenses are allocated to the Company based on estimates of the percentage of time these employees provided services to the Company. The facility expenses are allocated to the Company based on the percentage of space used by the Company. Management believes that this amount approximates the fair market value of such services and facilities.

    Subsequent to September 30, 1999, on November 15, 1999, the Agreement was terminated.

    The Company also has supply and service agreements with two contract decorators which operate their businesses in the same facility as the Company. Certain of the owners of these two companies have been granted Company stock options with exercise prices equivalent to those granted to Company employees. As further discussed in Note 8, expense is recognized for these nonemployees, as determined by a Black-Scholes option pricing model, over the respective vesting periods.

7.  STOCKHOLDERS' EQUITY

                                  COMMON STOCK

    The Company was incorporated on March 22, 1999. A total of 8,250,000 founders shares of Class B common stock were issued for consideration of $8,250. During June 1999, a one-for-one stock dividend was declared and distributed to the common stockholders. The effect of this stock dividend is reflected in the accompanying financial statements.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

    The Class A common stock is non-voting while the Class B common stock is voting.

                                PREFERRED STOCK

    On May 10, 1999, the Company issued 1,500,000 shares of Series A preferred stock at a price of $1.00 per share. The holders of Series A preferred stock are entitled to receive dividends of 6% per share per annum, payable quarterly, if declared. The dividend is only payable after all Series B preferred stock dividends are paid. Upon liquidation, after Series B preferred stock holders are paid their liquidation preference, Series A preferred stock holders are entitled to a liquidation preference of the per share price plus declared and unpaid dividends prior to any distribution. If the amount payable to common stock holders on liquidation would exceed the amounts paid to holders of Series A preferred stock on account of their liquidation preferences, the Series A preferred stock automatically converts to Class B common stock at its conversion rate. Shares of Series A preferred stock may be converted into Class B common stock at any time upon a holder's request. All shares of Series A preferred stock will be converted into Class B common stock upon the first to occur of the consent of a majority of holders of Series A preferred stock and Series B preferred stock voting together in a single class, or upon the consummation of an initial public offering at a price per share equal to $1.50 per share of Series A preferred stock resulting in aggregate cash proceeds to the Company of at least $10 million. The aggregate conversion price of the shares is determined by dividing the purchase price of the Series A preferred stock by the conversion price ($.50 per share as of September 30, 1999). The conversion price is subject to adjustment on any subdivision or stock dividend paid on account of the common stock and was adjusted based on the stock dividend previously described. In addition, the conversion price is subject to a proportional adjustment to the extent the consideration actually received for future issuances of stock are less than the conversion price of the Series A preferred stock, other than certain issuances, as defined. Holders of Series A preferred stock have no preemptive rights. Holders of Series A preferred stock have limited piggy-back registration rights. Holders of Series A preferred stock are entitled to voting rights as if their conversion rights had been exercised.

    On July 29, 1999, the Company issued 5,653,711 shares of Series B preferred stock at a price of $1.41 per share. The holders of Series B preferred stock are entitled to receive dividends of 6% per share per annum, if declared. Upon liquidation, Series B preferred stock holders are entitled to a liquidation preference of the per share price plus declared and unpaid dividends prior to any distribution, including the liquidation preference on account of the Series A preferred stock. Shares of Series B preferred stock may be converted into Class B common stock at any time upon a holder's request. All shares of Series A preferred stock will be converted into Class B common stock upon the first to occur of the consent of a majority of holders of Series A preferred stock and Series B preferred stock voting together in a single class, or upon the consummation of an initial public offering at a price per share equal to three times the issue price of the Series B preferred stock resulting in aggregate cash proceeds to the Company of at least $20 million. The aggregate conversion price of the shares is determined by dividing the purchase price of the Series B preferred stock by the conversion price ($1.41 per share as of September 30, 1999). The conversion price is subject to adjustment on any subdivision or stock dividend paid on account of the common stock. In addition, the conversion price is subject to a proportional adjustment to the extent the consideration actually received for future issuances of stock are less than the lower of the conversion price of the Series B preferred stock or the then-market value of the Series B preferred stock, other than certain issuances, as defined. Holders of Series B preferred stock have preemptive rights to the extent necessary to maintain fully diluted

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

ownership of the Company on issuances of stock by the Company, other than certain specified issuances. Holders of Series A preferred stock have been granted certain registration rights. Holders of Series B preferred stock are entitled to voting rights as if their conversion rights had been exercised.

8.  STOCK OPTION PLANS

    In June, 1999, the Board of Directors adopted the 1999 Stock Plan (the "Plan"). The Plan provides for 3,105,000 shares of Class A common stock to be granted. Under the terms of the Plan, options may be granted to employees, consultants and directors. Options granted to consultants are valued by the Company using a Black-Scholes option pricing model, with such value recorded as expense over the term of the service provided. Typically, options granted to employees vest over four years, 25% after the first year, ratably each quarter over the remaining three years, and generally expire ten years from the date of grant. Shares issued under the Plan may be subject to a right of refusal, repurchase options or other conditions and restrictions as determined by the Board of Directors. By way of example, certain options granted by the Company are immediately exercisable. In such cases, the Company has a right to repurchase any unvested shares from the employee upon termination at the price paid by the employee upon exercise. Unvested shares are typically held in escrow. At September 30, 1999, of the 1,050,000 shares of Class A common stock outstanding, issued pursuant to exercise of stock options, 868,750 of such shares are unvested shares which can be subject to repurchase.

    Subsequent to September 30, 1999, an executive owning 1,000,000 of the aforementioned shares left the Company. The consideration for these shares had been in the form of a $250,000 note receivable, which is depicted within the statement of stockholders' equity separately. In connection with this departure, the Company repurchased 675,000 shares at the original exercise price. Additionally, the Company accelerated a portion of a deferred signing bonus and agreed to remit certain tax withholdings. The impact of this will be a charge to operations in October of approximately $100,000. All amounts to be remitted by the Company to the employee were applied to the note receivable.

    The following table summarizes the Company's stock option activity:

                                                                                         WEIGHTED-
                                                                            EXERCISE      AVERAGE
                                                                NUMBER      PRICE PER    EXERCISE
                                                              OF SHARES       SHARE        PRICE
                                                              ----------   -----------   ---------
Outstanding at inception, March 22, 1999....................      --       $   --          $--
  Granted...................................................   2,459,834   .01 to 1.00       .67
  Exercised.................................................  (1,050,000)  .01 to .25        .24
  Canceled..................................................     (80,500)     1.00          1.00
                                                              ----------   -----------     -----
Outstanding at September 30, 1999...........................   1,329,334      1.00          1.00
                                                              ==========   ===========     =====

    At September 30, 1999, 64,584 options are exercisable, all of which have an exercise price of $1.00. Subsequent to September 30, 1999, the Company granted approximately 1,140,000 additional stock options, all of which have an exercise price of $1.00 per share. To the extent that the exercise price of these options is less than the fair market value of the underlying common stock, as determined by the Company, compensation expense will result and will be recorded over the vesting period of the related stock options.

                              STARBELLY.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               SEPTEMBER 30, 1999

    Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair-value method of that statement. The fair value for these options was estimated at the date of grant using the minimum-value method, which utilizes a near-zero volatility factor. The remaining assumptions were an expected life of 5 years, a risk-free interest rate of 5.0%, and no dividend yield.

    The option-valuation method requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because the change in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing method does not necessarily provide a reliable single measure of the employee stock options. The effects of applying SFAS No. 123 in the pro forma disclosure are not indicative of future amounts and additional awards in future years are anticipated.

    If the Company recognized employee stock related compensation expense in accordance with SFAS No. 123 under the minimum value method, its net loss for the period ended September 30, 1999 would have been approximately $12,000 higher.

    From time to time, the Company grants stock options to non-employees, principally consultants, independent contractors, and advisors. The Company accounts for these option grants pursuant to the provisions of SFAS No. 123 incorporating the same assumptions discussed above. Approximately $22,000 of compensation expense was recorded during the period ended September 30, 1999 related to these options.

    In conjunction with its loan agreement, the Company issued the bank a warrant to purchase 28,369 shares of Series B preferred stock at $1.41 per share (see Note 3). The warrant expires in September, 2006. The Company accounted for this warrant in accordance with SFAS No. 123. The fair value of the warrant was calculated at the date of grant using the Black-Scholes option pricing model with the following assumptions: weighted-average risk-free interest rate of 5%, a dividend yield of 0% and a weighted-average expected life of the warrant of seven years. The fair value of the warrants was approximately $11,000 and was included in prepaid expenses on the accompanying balance sheet. The expense will be amortized over the term of the equipment advances. For the period ended September 30, 1999, the Company amortized approximately $300.

    In connection with the closing of the transaction discussed in Note 9, there will be an acceleration of stock option vesting of 50% of unvested options for certain employees and 33% of unvested options for all other employees.

9.  SUBSEQUENT EVENTS

    On January 17, 2000, the Company signed a definitive stock purchase agreement agreeing to be acquired by Ha-Lo Industries, Inc., a leading provider of promotional and ad specialty products and marketing services. The purchase price is $240 million, comprised of cash, preferred stock and common stock. The Company's Board of Directors and Shareholders have approved the transaction. The Shareholders of Ha-Lo Industries are expected to vote on the transaction in March, 2000. It is anticipated that the transaction will close in March, 2000.

    In conjunction with this transaction, Ha-Lo Industries will make certain specified loans to the Company whether or not the transaction closes. In addition, the agreement stipulates certain break-up fees and other matters if the transaction does not close.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                           AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             HA-LO INDUSTRIES, INC.,

                              STARBELLY.COM, INC.,

                                       AND

                             HA-LO INDUSTRIES, INC.

         THIS AGREEMENT AND PLAN OF MERGER AND PLAN OF REORGANIZATION dated as of January 17, 2000 (this "AGREEMENT") is by and among HA-LO Industries, Inc., an Illinois corporation ("Acquiror"), HA-LO Industries, Inc., a Delaware corporation ("ACQUIROR SUB"), and Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the Company has been formed for the purpose of and is in the start-up phase of preparing to engage in the business of the development, sale, marketing and distribution of advertising specialty, premium and promotional products and other products and services primarily through the Internet;

         WHEREAS, the stockholders set forth on Section 3.03(a) of the Company Disclosure Schedules are all of the stockholders of the Company (each, a "STOCKHOLDER" and collectively the "STOCKHOLDERS");

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law of the State of Delaware (the "DGCL" or "DELAWARE LAW") the Company will merge with and into Acquiror Sub, a wholly-owned subsidiary of Acquiror (the "MERGER");

         WHEREAS, the Board of Directors and Stockholders of the Company have determined that the Merger is in the best interest of the Company and its stockholders, and have approved and adopted this Agreement and consented to the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Acquiror has determined that the Merger and the transactions contemplated hereby are in the best interests of Acquiror and its shareholders and has determined to submit and recommend the Merger and the issuance of Acquiror Common Stock and Acquiror Series A Convertible Preferred Stock in connection therewith (the "SHARE ISSUANCE") to its shareholders for their approval to the extent such approval is required by law or the rules of The New York Stock Exchange ("NYSE");

         WHEREAS, the Board of Directors and sole stockholder of Acquiror Sub have determined that the Merger is in the best interests of Acquiror Sub and its stockholder, and have approved and adopted this Agreement and consented to the transactions contemplated hereby; and

         WHEREAS, the parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

                             THE MERGER TRANSACTION

         SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law and this Agreement, at the "Effective Time" (as hereafter defined), the Company shall be merged with Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (hereafter, the "SURVIVING CORPORATION").

         SECTION 1.02 EFFECTIVE TIME. At the Closing , the parties shall cause the Merger to be consummated by filing of a certificate of merger (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the date and time of such filing is the "EFFECTIVE TIME").

         SECTION 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and this Agreement. Without limiting the generality of those laws, and subject to their provisions, at the Effective Time, all the properties, rights, privileges, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Certificate of Incorporation and Bylaws of Acquiror Sub shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation. Subject to the limitations in this Agreement, Acquiror reserves the right, exercisable in its sole discretion on and after the Effective Time, to amend, or cause to be amended, the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         SECTION 1.05 DIRECTORS AND OFFICERS. At the Effective Time, the officers and directors of the Surviving Corporation shall be the officers and directors of the Company immediately prior to the Effective Time, and until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06 TAKING NECESSARY ACTION; FURTHER ACTION. The parties shall each use reasonable efforts to take all actions as may be necessary or appropriate to effectuate the Merger as soon as possible consistent with the terms and conditions of this Agreement. If, at any time following the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of its constituent corporations, the directors and officers of the Surviving Corporation are fully authorized, in the name of each constituent corporation, to take, and shall take, all such lawful and necessary action, to carry out the purposes of this Agreement.

         SECTION 1.07 THE CLOSING. The closing of the transactions contemplated by this Agreement will take place at the offices of Neal, Gerber & Eisenberg, Chicago, Illinois, and will be effective at the Effective Time. On the terms and subject to the conditions of this Agreement and provided that this Agreement has not been terminated pursuant to Article VIII, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m., local time in Chicago, Illinois, on the date which is the third business day to occur on or after the satisfaction of the conditions set forth in Section 7.1, provided that if all conditions set forth in Article VII are not fulfilled or waived on such third business day, then the Closing shall be automatically extended from time to time until the first subsequent business day on which all such conditions are so satisfied or waived, subject to
Section 8.01(e), unless another date or place is agreed to in writing by the parties. The date on which the Closing occurs is referred to herein as the "CLOSING DATE." At the Closing, (a) Acquiror shall deliver, and each Stockholder will be entitled to receive, upon surrender to Acquiror of certificates representing shares of Company Common Stock or shares of Company Preferred Stock, as the case may be, for cancellation, certificates representing the number of shares of Acquiror Common Stock and/or Acquiror Series A Preferred Stock that such Stockholder is entitled to receive pursuant to Section 2.01 hereof, and (b) the parties shall execute and deliver or make the deliveries set forth in Sections 7.01 and 7.02 hereof. In the event any certificate representing shares of Company Common Stock or shares of Company Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Acquiror, the posting by such Person of a bond in such amount as Acquiror may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, Acquiror will issue in exchange for such lost, stolen or destroyed certificate the shares of Acquiror Common Stock and/or Acquiror Series A Preferred Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.
                                    -2-

                                  ARTICLE II

                           EXCHANGE OF CERTIFICATES

         SECTION 2.01      MERGER CONSIDERATION.

                  (a)      (i)      At the Effective Time, by virtue of the
Merger, Acquiror shall pay to the Stockholders Two Hundred and Forty Million Dollars ($240,000,000) (the "MERGER CONSIDERATION"), payable by the assumption of the Company Options pursuant to Section 6.13 and as follows:

                  (A) Nineteen Million Dollars ($19,000,000) in cash MINUS Expenses of the Stockholders and the Company in excess of $500,000 pursuant to section 8.03(a) hereof (the "CASH CONSIDERATION");

                  (B) Shares of Acquiror's Series A Convertible Preferred Stock, without par value ("ACQUIROR SERIES A PREFERRED STOCK"), valued at its liquidation value, with an aggregate liquidation value of Fifty-One Million Dollars ($51,000,000) (the "PREFERRED STOCK CONSIDERATION"); and

                  (C) Shares of Acquiror's common stock, without par value ("ACQUIROR COMMON STOCK"), valued at the Acquiror Share Price, with an aggregate value of the Merger Consideration, MINUS Seventy Million Dollars ($70,000,000).

                  Provided, however, that, at the Effective Time, Merger Consideration valued at $25,000,000 (the "CAP"), shall be withheld from the Escrowed Stockholders and held pursuant to the Escrow Agreements referred to in Section 2.04 hereof;

                           (ii) "ACQUIROR SHARE PRICE" or "SHARE VALUE" shall mean the lesser of (A) $10.00, or (B) the average closing price of the Acquiror Common Stock as reported on the NYSE for all trading days during the twenty-five (25) day period which consists of the fifteen (15) calendar days prior to the date hereof and the ten (10) calendar days following the date hereof; provided, however, that if such average closing price of the Acquiror Common Stock is less than $6.00, then Acquiror Share Price shall mean $6.00;

                           (iii) "SERIES B PORTION" shall mean the Merger Consideration multiplied by a fraction, the numerator of which equals the number of shares of the Company's Series B Preferred Stock, $.001 par value per share ("COMPANY SERIES B PREFERRED STOCK") outstanding immediately prior to the Effective Time multiplied by the number of shares of Company Common Stock into which each share of Company Series B Preferred is then convertible and the denominator of which equals the total number of shares of the Company's Common Stock (whether Company Class A Common Stock or Company Class B Common Stock) (collectively, the "COMPANY COMMON STOCK"), outstanding immediately prior to the Effective Time assuming the exercise and/or conversion of the Silicon Warrant and all Company Options (whether or not then exercisable) then outstanding and the conversion of all Company Preferred Stock (including, without limitation, the Company Series A Preferred Stock and Series B Preferred Stock) into Company Common Stock prior to the Effective Time (such denominator, the "COMPANY FULLY DILUTED SHARES");

                           (iv) "SERIES A PORTION" shall mean the Merger Consideration multiplied by a fraction, the numerator of which is equal to the number of shares of the Company's Series A Preferred Stock, $.001 par value per share ("COMPANY SERIES A PREFERRED STOCK") outstanding immediately prior to the Effective Time multiplied by the number of shares of Company Common Stock into which each share of Company Series A Preferred Stock is then convertible, and the denominator of which equals the Company Fully Diluted Shares;

                           (v) "COMMON STOCK PORTION" shall mean the Merger Consideration multiplied by a fraction, the numerator of which equal the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the denominator of which equals the Company Fully Diluted Shares.

                  (b) EFFECT ON COMPANY STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of the Company Common Stock, the Company's Preferred Stock, $.001 par value per share ("COMPANY PREFERRED STOCK"), Acquiror Common Stock or Acquiror Sub Stock:

                           (i)      CANCELLATION OF TREASURY STOCK AND
                 COMPANY-OWNED STOCK. Each share of Company Common Stock or Company Preferred Stock that is owned by the Company shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of Company Common Stock or Company Preferred Stock (A) held by the Company for the account of another individual or entity ("Person"), (B) as to which the Company is or may be required to act as a fiduciary or in a similar capacity or
                 (C) the cancellation of which would violate any legal duties or obligations of the Company, in each case shall not be cancelled but, instead, shall be treated as set forth in
                 Section 2.01(b)(ii).

                           (ii) CONVERSION OF COMPANY SERIES B PREFERRED STOCK. The issued and outstanding shares of the Company Series B Preferred Stock (other than shares to be cancelled in accordance with Section 2.01(a)(i)) shall be converted into the right to receive, in the aggregate, the Series B Portion, payable as follows: (A) cash in an amount equal to the Cash Consideration multiplied by a fraction, the numerator of which is sixteen (16) and the denominator of which is nineteen (19) (the "SERIES B CASH AMOUNT") plus (B) shares of Acquiror Series A Preferred Stock with an aggregate liquidation value of an amount (the "SERIES B PREFERRED STOCK AMOUNT") equal to the Series B Portion MINUS the Series B Cash Amount. Each issued and outstanding share of Company Series B Preferred Stock shall be entitled to its pro rata share of the Series B Portion, based upon the total shares of Company Series B Preferred Stock outstanding at the Effective Time.

                           (iii) CONVERSION OF COMPANY SERIES A PREFERRED STOCK. The issued and outstanding shares of Company Series A Preferred Stock (other than shares to be cancelled in accordance with Section 2.01(a)(i)) shall be converted into the right to receive, in the aggregate, an amount equal to the Series A Portion, payable as follows: (A) cash in an amount equal to the Cash Consideration multiplied by a fraction, the numerator of which is three (3) and the denominator of which is nineteen (19) (the "SERIES A CASH AMOUNT"), (B) shares of Acquiror Series A Preferred Stock with an aggregate liquidation value as described in the next sentence (the "SERIES A PREFERRED STOCK AMOUNT"), and (C) Shares of Acquiror Common Stock with an aggregate value, valued at the Acquiror Share Price, of the Series A Portion MINUS the Series A Cash Amount MINUS the Series A Preferred Stock Amount. The Series A Preferred Stock Amount shall equal the product of (x) the Preferred Stock Consideration MINUS the Series B Preferred Stock Amount multiplied by (y) a fraction, the numerator of which is the Series A Portion MINUS the Series A Cash Amount and the denominator of which is which is the Merger Consideration MINUS the Series B Portion MINUS the Series A Cash Amount. Each issued and outstanding share of Company Series A Preferred Stock shall be entitled to its pro rata share of the Series A Portion based upon the total number of shares of Company Series A Preferred Stock outstanding at the Effective Time.

                           (iv) CONVERSION OF COMPANY COMMON STOCK. The issued and outstanding shares of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(a)(i)) shall be converted into the right to receive, in the aggregate an amount equal to the Common Stock Portion, payable as follows: (A) shares of Acquiror Series A Preferred Stock with an aggregate liquidation value as described in the next sentence (the "COMMON PREFERRED STOCK AMOUNT"), and (B) shares of Acquiror Common Stock, with an aggregate value, valued at the Acquiror Share Price, of the Common Stock Portion MINUS the Common Preferred Stock Amount. The Common
                                     -4-

                 Preferred Stock Amount equals the product of (x) the Preferred Stock Consideration MINUS the Series B Preferred Stock Amount MINUS the Series A Preferred Stock Amount multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock outstanding and the denominator of which is the difference between Company Fully Diluted Shares and the number of shares of Common Stock issuable upon the conversion of the Preferred Shares outstanding as of the Effective Time. Each issued and outstanding share of Company Common Stock shall be entitled to its pro rata share of the Common Stock Portion, based upon the total number of shares of Company Common Stock outstanding at the Effective Time.

                           (v)      CERTIFICATES. Certificates, if any,
                 previously representing Company Common Stock or Company Preferred Stock shall, together with such duly executed documents and other instruments of transfer as may reasonably be required by Acquiror, upon presentment be immediately exchanged for certificates representing whole shares of Acquiror Common Stock and/or Acquiror Series A Preferred Stock, as applicable, issued in consideration therefor, without interest. All shares of Acquiror Common Stock and/or Acquiror Series A Preferred Stock, as applicable, issued upon conversion of shares of Company Common Stock and Company Preferred Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock and to have been issued and outstanding as of the Effective Time.

                  (c) ACQUIROR SUB STOCK. Each issued and outstanding share of common stock, no par value, of Acquiror Sub ("ACQUIROR SUB STOCK") shall be converted into one share of the common stock, no par value, of the Surviving Corporation ("SURVIVOR STOCK"). Certificates, if any, previously representing Acquiror Sub Stock shall, together with such duly executed documents and other instruments of transfer as may reasonably be required by Acquiror, upon presentment be immediately exchanged for certificates representing whole shares of Survivor Stock issued in consideration therefor, without interest.

                  (d) ACKNOWLEDGEMENT. The parties hereto agree and acknowledge that, notwithstanding anything to the contrary contained in this Section 2.01, each of (i) the Series B Portion, the Series A Portion and the Common Stock Portion, and (ii) the aggregate of the cash paid and the value of the shares of Acquiror's Series A Preferred Stock and Common Stock issued pursuant to Sections 2.01(b)(ii), (iii) and (iv), as such value is determined pursuant to such Sections, must equal the Merger Consisderation MINUS the sum of
         (A) the Expenses of the Stockholders and the Company in excess of $500,000 pursuant to Section 8.03(a) hereof and (B) the aggregate value of Acquiror Common Stock and Acquiror Series A Preferred Stock which would be issued on exercise of all Adjusted Options outstanding at the Effective Time, valued in accordance with this
         Section 2.01, less the aggregate exercise price of such Adjusted
         Options.

         SECTION 2.02 STOCK TRANSFER BOOKS. On and as of the Effective Time, the transfer books of the Company shall be closed and thereafter, and except as provided in Sections 2.03 and 7.02(j), there shall be no further registration of transfers of interests in the Company on the records of the Company.

         SECTION 2.03 OTHER COMPANY SECURITIES AND OPTIONS. As of the Effective Time, each outstanding share of common, preferred or convertible capital stock other than the shares of Company Common Stock and Company Preferred Stock ("OTHER COMPANY SECURITIES"), together with all options and warrants (other than the Company Options and the Silicon Warrant) or other rights, agreements, arrangements or commitments (collectively, the "OTHER COMPANY OPTIONS") to sell or purchase shares of Company Common Stock, Company Preferred Stock or Other Company Securities, whether written, oral, authorized, outstanding, issued, unissued, vested or unvested, shall be cancelled and terminated, and of no further force or effect. Prior to the Effective Time, except as provided in Section 2.03 of the Company Disclosure Schedules, the Company shall use all reasonable efforts to take all corporate and/or other action necessary to effectuate the cancellation and termination of all Other Company Securities and Other Company Options.

         SECTION 2.04 ESCROW AGREEMENTS. Twenty-Five Million Dollars ($25,000,000) of the Merger Consideration, in the form of Acquiror Common Stock and Acquiror Series A Preferred Stock and valued in
                                    -5-
accordance with Section 2.01, rounded up to the nearest whole share (the "ESCROW SHARES") will be deposited and held in escrow in accordance with separate Escrow Agreements in the form of EXHIBIT A attached hereto (the "ESCROW AGREEMENTS") with the Stockholders listed on Section 2.04 of the Company Disclosure Schedules (the "ESCROWED STOCKHOLDERS") as the sole source of indemnification payments that may become due to Acquiror under Article IX. The Escrow Shares will be deposited pursuant to the Escrow Agreements from the Escrowed Stockholders in the percentages set forth on Section 2.04 of the Company Disclosure Schedules.

         SECTION 2.05 EMPLOYMENT ESCROW AGREEMENTS. Twenty percent (20%) of the Merger Consideration in value (determined in accordance with Section 2.01, received by each of the Stockholders listed on Section 2.05 of the Company Disclosures Schedules, will be deposited and held in escrow in accordance with separate Employment Escrow Agreements in the form of EXHIBIT A-1 attached hereto. Such deposits will be in the form of Acquiror Common Stock, rounded up to the nearest whole share.

         SECTION 2.06 DISSENTING SHARES. Any holder of shares of Company Common Stock or Company Preferred Stock that are outstanding on the record date for the determination of which holders will be entitled to vote for or against the Merger who did not vote such shares in favor of the Merger ("DISSENTING SHARES") will be entitled to exercise dissenters' rights pursuant to Section 262 of the DGCL with respect to such Dissenting Shares, provided that such holder meets all requirements of the DGCL with respect to such Dissenting Shares, and will not be entitled to receive any Merger Consideration, unless otherwise provided by the DGCL or agreed in writing by Acquiror. The Company, the Surviving Corporation and Acquiror, as applicable, will, after consultation with one another, give such notices with respect to dissenters' rights as may be required by the DGCL and other applicable law as soon as practicable.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The term "COMPANY ADVERSE EFFECT," as used in this Agreement, shall mean any change or event that, individually or when taken together with all other such changes or events, would reasonably be considered to be materially adverse to the financial condition, business, business prospects or results of operations of the Company, taken as a whole; provided, however, the occurrence of any change or event (i) described in any Section of the Company Disclosure Schedules attached to this Agreement (the "COMPANY DISCLOSURE SCHEDULES"), (ii) resulting from the entry into this Agreement or the transactions contemplated hereby or the public announcement thereof (in accordance with Section 6.09 hereof), or (iii) resulting from or arising in connection with (A) any occurrence or condition affecting any of the online, e-commerce, promotional or decorated products industries generally, (B) any changes in economic, market, regulatory, banking, monetary, political or other similar conditions or (C) any occurrence or condition affecting the Internet (or any particular portion thereof) generally, shall not, individually or in the aggregate, constitute a Company Adverse Effect.

         The term "SUBSIDIARY" (or its plural) as used in this Agreement with respect to the Company, Stockholders, Acquiror, Acquiror Sub or any other entity, shall mean any corporation, partnership, limited liability company, limited liability partnership, joint venture or other entity of which the Company, Stockholders, Acquiror, Acquiror Sub or other entity, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests generally entitled to vote for the election of the board of directors or other governing body of such corporation or other entity.

         For purposes of this Article III, and as generally applied to the Company, the term "KNOWLEDGE" means the actual knowledge, upon due inquiry of Brad Keywell ("BRAD"), Eric Lefkofsky ("ERIC") (each, a "PRINCIPAL EXECUTIVE" and together, the "PRINCIPAL EXECUTIVES") and each of Rick Surkamer, Jennifer MacLean, Steven Scheyer, Simeon Schnapper and Jim Johnson (collectively, the "KEY EMPLOYEES").

         The Company represents and warrants, as of the date of this Agreement, to Acquiror and Acquiror Sub that, except as specifically described in the Company Disclosure Schedules, the statements contained in this Article III are true and correct with respect to the Company and its business. Any disclosure set forth on any particular Section of the Company Disclosure Schedules shall be deemed disclosed in reference to all Sections of the Company
                                   -6-

Disclosure Schedules to which such disclosure may be reasonably applicable.

         SECTION 3.01 ORGANIZATION AND QUALIFICATION; EQUITY INVESTMENTS. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Section 3.01 of the Company Disclosure Schedules, the Company does not own, directly or indirectly, five percent (5%) or more of the voting stock or other equity interests in another Person. The Company possesses all requisite corporate power and corporate authority to own, lease and operate its properties and/or to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by the Company or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to do so would not have a Company Adverse Effect. The Company was duly incorporated on March 22, 1999; no predecessor Person conducted the business of the Company.

         SECTION 3.02 CERTIFICATE OF INCORPORATION; BYLAWS. The Company has furnished to Acquiror complete and correct copies of its Certificate of Incorporation and Bylaws, as amended or restated. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws.

         SECTION 3.03      CAPITALIZATION OF THE COMPANY.

                  (a) As of January 16, 2000, the authorized capital stock of the Company consists solely of:

                           (i) 40,000,000 duly authorized shares of Company Common Stock, consisting of 36,895,000 shares of Class B (voting) Common Stock ("COMPANY CLASS B COMMON STOCK") and 3,105,000 shares of Class A (non-voting) Common Stock ("COMPANY CLASS A COMMON STOCK"), of which:

                                    (A)      16,500,000 shares of Company
                           Class B Common Stock are issued and outstanding, all of which are held of record and beneficially by the Persons and in the amounts set forth on
                           Section 3.03(a) of the Company Disclosure
                           Schedules;

                                    (B)      3,105,000 shares of Company
                           Class A Common Stock have been duly and validly reserved for issuance under the 1999 Stock Option Plan of the Company (the "PLAN"), of which 395,000 shares are outstanding pursuant to the exercise of such options, ______ shares are subject to outstanding options and _______ shares are not subject to any outstanding options; such options are held of record by the Persons and in the amounts set forth on Section 3.03(a) of the Company Disclosure Schedules (the "COMPANY OPTIONS"); and

                                    (C)      8,682,080 shares of Class B
                           Common Stock are duly and validly reserved for issuance upon the conversion of the Company Series A Preferred Stock and the Company Series B Preferred Stock and for issuance upon exercise of the Silicon Warrant.

                           (ii) 7,153,711 duly authorized shares of Company Preferred Stock of which:

                                    (A)      1,500,000 shares are designated
                           as Company Series A Preferred Stock, all of which are issued and outstanding, and all of which are held of record and beneficially by the Persons and in the amounts set forth on Section 3.03(a) of the Company Disclosure Schedules; and

                                    (B)      5,653,711 shares are designated
                           as Company Series B Preferred Stock, of which 5,653,711 are issued and outstanding, and which are held of record by the Persons and in the amounts set forth on Section 3.03(a) of the Company Disclosure Schedules.
                                         -7-

                  (b) No Other Company Securities are issued and outstanding. Section 3.03(b) of the Company Disclosure Schedules contains a list of all outstanding warrants, options, agreements, convertible securities (other than Company Preferred Stock and the Silicon Warrant) and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any Company Common Stock or Company Preferred Stock, which list names all Persons entitled to receive such Company Common Stock or Company Preferred Stock and sets forth the shares of Company Common Stock or Company Preferred Stock required to be issued thereunder. Except as described in Section 3.03(b) of the Company Disclosure Schedules, no shares of Company Common Stock or Company Preferred Stock are held in treasury or are reserved for any other purpose.

                  (c) All outstanding shares of Company Common Stock and Company Preferred Stock are, and as of the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by statute, the Company's Certificate of Incorporation or Bylaws, or, except as set forth in
         Section 3.03(c) of the Company Disclosure Schedules, any agreement as to which the Company is party or by which it is bound.

                  (d) Except as disclosed in Section 3.03(b) of the Company Disclosure Schedules, there are no Other Company Options obligating the Company to register for sale any capital stock or other equity interests in the Company. Except as disclosed in
         Section 3.03(d) of the Company Disclosure Schedules, as of the date of this Agreement there are no obligations, contingent or otherwise, of the Company to (x) repurchase, redeem or otherwise acquire any Company Common Stock or Company Preferred Stock, or (y) provide funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person.

                  (e) The Stockholders hold of record all of the outstanding shares of Company Common Stock and Company Preferred Stock. To the knowledge of the Company, all shares of the Company Common Stock and the Company Preferred Stock are free and clear of all liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands whatsoever. To the knowledge of the Company, no other Person has any right, title or interest in or to such shares of Company Common Stock or Company Preferred Stock, whether by reason of any purchase agreement, Law, option, assignment, contract (written or oral) or otherwise. Neither the Company nor, to the knowledge of the Company, any Stockholder has entered into, issued or given, or agreed to enter into, issue or give, any person other than Acquiror or Acquiror Sub an option, warrant, right, put, or call relating to, or any security convertible into, any shares of Company Common Stock or Company Preferred Stock or any such convertible security. For the purposes of this Agreement, the terms "LAW" or "LAWS" shall mean any foreign, U.S. federal, state, provincial, local or municipal law, statute, rule, ordinance, regulation, order, writ, injunction, judgment or decree.

                  (f) All issued Company Common Stock and Company Preferred Stock has been issued in transactions exempt from registration under the the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, and all applicable state securities or blue sky laws and the rules and regulations thereunder ("BLUE SKY LAWS"), and the Company has not violated the Securities Act or any Blue Sky Laws in connection with the issuance of any such stock.

         SECTION 3.04 AUTHORITY. The Company possesses the requisite corporate power and corporate authority to execute and deliver this Agreement, including the Exhibits attached hereto, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action, including the approval by the Company's Stockholders and directors, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Acquiror and Acquiror Sub, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms and conditions.
                                     -8-

         SECTION 3.05 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Company's Certificate of Incorporation or Bylaws, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any governmental or regulatory authority, domestic or foreign (collectively, "GOVERNMENTAL ENTITIES"), pursuant to the applicable requirements of Laws, including but not limited to the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), Blue Sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT") (including, without limitation, with respect to the acquisition by any Stockholder of shares of Acquiror Common Stock or Acquiror Series A Preferred Stock in the Merger), the Code, and the filing and recordation of appropriate merger documents as required by Delaware Law and (y) obtaining the consents, approvals, authorizations or permits described in Section 3.05(b) of the Company Disclosure Schedules, conflict with or violate any laws applicable to the Company or by which any of its properties is bound or affected; or (iii) except as set forth in Section 3.05(b) of the Company Disclosure Schedules, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected.

                  (b) The execution and delivery of this Agreement by the Company does not require, and neither the performance nor compliance with the terms hereof by the Company requires, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other Persons, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act (including, without limitation, with respect to the acquisition by any Stockholder of shares of Acquiror Common Stock or Acquiror Series A Preferred Stock in the Merger), the NYSE and the Code, (ii) the consents, approvals, authorizations or permits described in Section 3.05(b) of the Company Disclosure Schedules, (iii) any consent or approval required for an assignment of a contract or agreement by operation of law pursuant to the Merger (and not required expressly under such contract or agreement upon a change of control or merger) and (iv) the filing and recordation of appropriate merger documents as required by Delaware Law.

         SECTION 3.06 PERMITS; COMPLIANCE. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consnets, certificates, approvals and orders necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (each, a "COMPANY PERMIT") and no suspension, revocation or cancellation of any such Company Permit is pending or, to the knowledge of the Company, threatened. The Company is not operating in material conflict with, or in material default or violation of (i) any Law applicable to the Company or by which its properties are bound or affected, or (ii) any Company Permit. Each Company Permit material to the operations of the Company is listed in Section 3.06 to the Company Disclosure Schedules.

         SECTION 3.07      FINANCIAL STATEMENTS.

                  (a) Except as disclosed in Section 3.07(a) of the Company Disclosure Schedules, the unaudited Balance Sheets, Income Statements, Statements of Cash Flow and Statements of Equity of the Company as at and for the calendar eleven (11) month period ended November 30, 1999 (collectively, the "COMPANY FINANCIAL STATEMENTS") delivered to Acquiror prior to the date of this Agreement (i) have been prepared from, and are in agreement with, the books, records and accounts of the Company, (ii) fairly present in all material respects the financial position of the Company as of the dates thereof, and (iii) fairly present, in all material respects, the results of operations of the Company for the periods indicated; PROVIDED, HOWEVER, the Company Financial Statements are subject to normal or recurring adjustments at the Company's fiscal year-end, have not necessarily been prepared in accordance with United States generally accepted accounting principles and standards ("GAAP") and do not contain footnotes and other presentation items that would be required by GAAP.

                  (b) The Company has no liabilities or indebtedness of any nature whatsoever, except for (i) liabilities and indebtedness set forth in the Balance Sheets included in the Company Financial Statements dated November 30, 1999 (the "MOST RECENT STATEMENTS"), (ii) liabilities and indebtedness which have arisen after the date of the Most Recent Statements in the ordinary course of business of the Company, (iii) liabilities and indebtedness set forth in Section 3.07(b) of the Company Disclosure Schedules, (iv) liabilities and indebtedness incurred in connection with the transaction contemplated herein, and (v) except as otherwise set forth in this Section 3.07(b), any such liability or indebtedness in each case less than $100,000, and less than $1,000,000 in aggregate liabilities or indebtedness.

         SECTION 3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.08 of the Company Disclosure Schedules, since the incorporation of the Company, (i) there has not been, and the Company has no knowledge of any facts that are not reflected in the Most Recent Statements and are reasonably likely to result in, any event or events causing a Company Adverse Effect, and (ii) to the date of this Agreement, there has not been any material change by the Company in its accounting methods, principles or practices except any such change after the date of this Agreement mandated by a change in GAAP.

         SECTION 3.09      ABSENCE OF LITIGATION.

                  (a) There are no claims, actions, suits, litigation, proceedings, arbitrations or investigations of any kind affecting the Company, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Company, threatened. There is no action pending or, to the knowledge of the Company, threatened seeking to enjoin or restrain the Merger or any of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Section 3.09(b) of the Company Disclosure Schedules, the Company is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist orders.

         SECTION 3.10      CONTRACTS; NO DEFAULT.

                  (a) Section 3.10(a) of the Company Disclosure Schedules lists the following written undischarged contracts of the
         Company:

                                (i) any written arrangement (or group of related written arrangements) for the lease of tangible personal property or real property from or to third parties with annual payments exceeding $50,000 or with a term exceeding one year;

                                (ii) any written arrangement concerning a partnership, limited liability company, distributorship, agency, marketing agreement or joint venture;

                                (iii)    contracts under which the Company
         has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money in excess of $50,000;

                                (iv)     contracts which relate to inventory
         purchases or capital expenditures involving an expenditure (or series thereof) in excess of Fifty Thousand Dollars ($50,000), performance of which by both parties has not been completed;

                                (v)      contracts which relate to bonus and
         incentive plans or similar plans providing for the payment of bonuses, commissions, incentive compensation or similar result-based remuneration to service providers to the Company other than employees;

                                (vi)     contracts with any labor union or
         contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis, and any written material contract for the engagement of any consultants or independent contractors;

                                (vii) contracts which by their terms limit the right of any employee of the Company to engage in, or to compete with the Company in, any business conducted by the Company prior to the Effective Time; and contracts which by their terms limit the right of the Company or, to the knowledge of the Company, any employee of the Company to engage in, or to compete with any Person (other than the Company) in, any business conducted by the Company prior to the Effective Time;

                                (viii)   other than purchase orders entered
         into in the ordinary course of the Company's business, all contracts of more than $50,000 under which the work by the Company is not yet complete or under which the Company otherwise has on-going obligations in excess of $50,000;

                                (ix)     contracts with any Stockholder or
         any of their respective Affiliates with respect to which the consequences of a default or termination would reasonably be expected to have a Company Adverse Effect;

                                (x)      contracts which constitute a
         guaranty of any obligation for borrowed money or other financial obligation, other than endorsements made for collection in the Company's ordinary course of business, or any agreement with respect to the lending or investing of funds to or in other Persons;

                                (xi)     other than contracts for the sale
         and purchase of inventory entered into in the Company's ordinary course of business, any contract or group of related contracts with the same party (or group of related parties) for or relating to the purchase or sale of products or services under which the undelivered balance of products and services has a selling price in excess of $250,000;

                                (xii)    any other contract or group of
         related contracts with the same party requiring payments after the date hereof to or by the Company of more than $250,000;

                                (xiii) any agreement with any employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement involving the Company;

                                (xiv)    any agreement or plan the benefits
         of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement;

                                (xv)     any other written arrangement or
         group of related written arrangements not entered into in the Company's ordinary course of business the breach, default or termination of which would have a Company Adverse Effect;

                                (xvi)    any written arrangement or contract
         to which the Company is a party which is capable of being terminated by the other party expressly upon the occurrence of a transaction of the nature contemplated by this Agreement;

                                (xvii) any contract which cannot readily be fulfilled or performed by the Company on time without express penalty or without extraordinary expenditure of money, which penalty or expenditure would reasonably be expected to have a Company Adverse Effect;

                                (xviii)  concern a lease or agreement
         relating in any manner to real estate; or

                                (ixx)    relate to royalty or licensing
         contracts, or contracts requiring similar payments (including software license agreements) involving, or which may reasonably in the future involve, an amount in excess of Fifty Thousand Dollars ($50,000) annually.

                  (b) The Company has made available to Acquiror a correct and complete copy of each agreement (including all amendments thereto) listed in Section 3.10(a) of the Company Disclosure Schedules. With respect to each agreement so listed (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement (excluding agreements requiring consent or approval for an assignment by operation of law pursuant to the Merger (and not expressly requiring consent or approval upon a change of control or merger)) will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately after the Effective Time at the terms in effect immediately prior to the Effective Time; (C) neither the Company nor, to the knowledge of the Company, any other party to the arrangement, is in material breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification, or acceleration thereunder, except in each case for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived or breaches, defaults, terminations, modifications or accelerations which are not reasonably likely to result in a Company Adverse Effect; and (D) to the Company's knowledge, no party has repudiated any provision of any such arrangement. Except as set forth on Section 3.10(b) of the Company Disclosure Schedules, the Company is not a party to any legally binding verbal contract which, if reduced to written form, would be required to be listed in the Company Disclosure Schedules under the terms of this Section 3.10.

                  (c) For the purpose of this Agreement, (i) the term "AFFILIATE," means (x) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, and (y) with respect to a Principal Executive, also such Principal Executive's spouse, children and descendants, and the respective spouses of each, or a trust for the benefit of any such Person, (ii) the term "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise, and (iii) the term "CONTRACTS" means the contracts and agreements required to be listed in Sections 3.10(a) and 3.10(b) of the Company Disclosure Schedules.

         SECTION 3.11      EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                  (a) Section 3.11(a) of the Company Disclosure Schedules sets forth all pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which the Company is owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plans, or other employee benefit plans, trusts, arrangements, contracts, agreements, policies or commitments (including without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA), under which current or former employees of the Company or its "Plan Affiliates" are entitled to participate by reason of their employment with the Company or its Plan Affiliates, whether or not any of the foregoing is funded, and whether insured or self-funded, to which the Company is a party or a sponsor or a fiduciary thereof or by which the Company (or any of its rights, properties or assets) is bound, or (ii) with respect to which the Company could reasonably expect to have any liability (whether or not such plan, trust, arrangement, contract, agreement, policy or commitment is still in effect or frozen as to benefits or assets) (collectively, the "EMPLOYEE BENEFIT PLANS").

                  (b) For purposes of this Agreement, the term "PLAN AFFILIATE" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company or Acquiror, as applicable, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  (c) As used in this Agreement, "PENSION PLAN" means any Employee Benefit Plan which is an employee pension benefit plan as defined in ERISA, or is otherwise a pension, savings or retirement plan or a plan of deferred compensation, and the term "WELFARE PLAN" means any Employee Benefit Plan which is not a Pension Plan.

                  (d)      With respect to the Employee Benefit Plans:

                                (i)      there are no Employee Benefit Plans
                  which are multiemployer plans as defined in Section 3(37) of ERISA, and the Company has not (A) incurred nor reasonably expects to incur, any direct or indirect liability under or by operation of Title IV of ERISA, or
                  (B) failed to make any contribution when due as required by
                  Section 412 of the Code;

                                (ii)     there are no Employee Benefit Plans
                  which promise or provide health or life benefits to retirees or former employees of the Company other than as required by Part 6 of Subtitle B of Title I of ERISA or
                  Section 4980 of the Code or other applicable state continuation coverage law, or otherwise as identified in
                  Section 3.11(d) of the Company Disclosure Schedules;

                                (iii)    except as disclosed in Section
                  3.11(d) of the Company Disclosure Schedules, each Employee Benefit Plan has at all times been operated and administered in material compliance with the applicable requirements of ERISA, the Code and any other applicable law (including regulations and rulings thereunder), and its terms;

                                (iv)     each Pension Plan identified in
                  Section 3.11(a) of the Company Disclosure Schedules has received a favorable determination letter from the Internal Revenue Service ("IRS") stating that such Plan is qualified under Section 401(a) of the Code, meets all the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code. Any trust or trusts associated with such Pension Plans are tax exempt under Section 501(a) of the Code. To the knowledge of the Company, there is no reason why the tax-qualified or registered status of any such Pension Plan should be revoked, whether retroactively or prospectively, by any Governmental Entity pursuant to applicable Laws. All amendments to the Pension Plans which were required to be made through the date hereof and the Effective Time under Section 401(a) of the Code subsequent to the issuance of each such Plan's determination letter have been made, including all amendments required to be made by each respective date by the Tax Reform Act of 1986, and any other Laws or legislation affecting such Employee Benefit Plans;

                                (v)      to the knowledge of the Company, no
                  actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or Governmental Entity have been filed or are pending with respect to any Employee Benefit Plan or its sponsor, or such sponsor's subsidiaries or Plan Affiliates, in connection with any Employee Benefit Plan, or the fiduciaries responsible for such Employee Benefit Plan, and to the knowledge of the Company, no state of facts or conditions exist which reasonably could be expected to subject such Company to any material liability (other than routine claims for benefits) in accordance with the terms of such Employee Pension Plan or pursuant to applicable Laws;

                                (vi)     except as disclosed in Section
                  3.11(d) of the Company Disclosure Schedules, the following clauses are true with respect to each Employee Benefit Plan:

                                    (A)  all material filings required by ERISA,
                           the Code or any other applicable Laws, have been timely filed and all material notices and disclosures to Plan participants required by same have been timely provided;

                                    (B)  the Company has not made, nor has it
                           committed to make, whether in writing or orally, any representation, payment, contribution or award to or under any Employee Benefit Plan (other than as required by its terms, the Code or ERISA;

                                    (C)  all contributions and payments made or
                           accrued with respect to each Employee Benefit Plan required to be disclosed in Section 3.11(a) of the Company Disclosure Schedules are deductible in full under the Code. All contributions, premiums or payments required to be made with respect to each such Employee Benefit Plan have been or will hereafter be made on or before their due date(s):

                                    (D)  except as disclosed in Section 3.11(d)
                           of the Company Disclosure Schedules, with respect to each Employee Benefit Plan maintained with respect to employees of the Company, the Company has delivered to Acquiror true and complete copies of the following documents:

                                         (1)   plan documents, subsequent plan
                                    amendments, and any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment;

                                         (2)   summary plan descriptions and
                                    summaries of material amendments and
                                    modifications;

                                         (3)   the most recent tax-qualified
                                    determination letters received from, or
                                    applications pending with, the IRS with
                                    respect to Pension Plans;

                                         (4)   the three most recent annual
                                    information returns (if applicable),
                                    including related schedules and audited
                                    financial statements and opinions of
                                    independent certified public accountants, for each Employee Benefit Plan filed on IRS Form 5500 for Employee Benefit Plans adopted by the Company; and

                                         (5)   all related trust agreements,
                                    insurance contracts or other funding
                                    agreements that implement each such Employee
                                    Benefit Plan.

                                (vii) at no time has the Company adopted any Pension Plan which is or could become subject to Title IV of ERISA or the funding standards of Section 412 of the Code. The Company has not incurred any liability to, or adopted any Employee Benefit Plan or other arrangement which may expose it to liability of any nature whatsoever, to (i) the Pension Benefit Guarantee Corporation under Title IV or Section 502 of ERISA, or (ii) the IRS under Chapter 43 of the Code;

                                (viii)   with respect to each Employee
                  Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, or any other transaction contrary to the terms of such Employee Benefit Plan which could result in material liability to the Company.

                  (e) The Company has complied in all material respects with the provisions of ERISA and the Code with respect to each Pension Plan and Welfare Plan heretofore adopted or currently in effect for the benefit of its employees. Each Employee Benefit Plan described in Section 3.11(a) of the Company Disclosure Schedules may, by its express terms, be amended or terminated, in whole or in part.

                  (f) Except as disclosed in Section 3.11(f) of the Company Disclosure Schedules, no payment that is owed or may become due (pursuant to any agreement with the Company existing prior to the Effective Time) to any director, officer, employee or agent of the Company shall result in the imposition of, tax under Section 280G or 4999 of the Code, nor is the Company obligated, orally or in writing, to "gross up" or otherwise compensate any such person due to the imposition of an excise or similar tax on payments made to such person by the Company.

                  (g) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedules or as expressly provided by the terms of this Agreement, the consummation of the transactions contemplated by this Agreement will not accelerate or terminate, nor does there exist any basis for the acceleration or termination of, (i) benefits payable to employees of or other compensated personnel at the Company under any Employee Benefit Plan, Welfare Plan, or other plan, arrangement, contract or agreement, written or oral, (ii) a participant's vesting credits or years of service under any Pension Plan or Welfare Plan, or (iii) accruals with respect to any other benefits or amounts reserved under any such plan or arrangement.

                  (h) Section 3.11(h) of the Company Disclosure Schedules lists, as of the date of this Agreement, all collective bargaining or other labor union contracts to which the Company is a party and which is applicable to persons employed by the Company. There is no pending or, to the knowledge of the Company, threatened, labor dispute, strike or work stoppage against the Company which may materially interfere with the business activities of the Company, its revenues, profits, cash flows, or other results of operations. The Company has no knowledge of the commission of any unfair labor practices in connection with the operation of the Company business, and there is not now pending or, to the knowledge of the Company, threatened, any charge, complaint or other proceeding against the Company by the National Labor Relations Board, or comparable Governmental Entities.

                  (i) At no time has any Plan Affiliate adopted any Pension Plan which is or could become subject to Title IV of ERISA or the funding standards of Section 412 of the Code or contributed or been obligated to contribute to any multiemployer plans as defined in Section 3(37) of ERISA.

         SECTION 3.12      TAXES.

                  (a)      (i)      Except as disclosed in Section 3.12(a) of
                  the Company Disclosure Schedules, all material Returns in respect of Taxes required to be filed prior to the date hereof with respect to the Company have been or will be timely filed (including extensions).

                           (ii) Except as disclosed in Section 3.12(a) of the Company Disclosure Schedules, all Taxes of the Company due prior to the date hereof, whether or not shown on the Returns, have been or will be timely paid by the party to whom chargeable and all payments of estimated Taxes required to be made with respect to the Company under the Code or any comparable provision of foreign, federal, state, provincial or local Law have been made on the basis of the applicable party's good faith estimate of the required installments.

                           (iii) Except as disclosed in Section 3.12(a) of the Company Disclosure Schedules, all Returns filed by the Company (or, in cases where amended Returns have been filed, such Returns (as amended) are true, correct and complete in all material respects.

                           (iv) All Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Stockholder or other third party by the Company have been withheld and, to the extent required, paid to the relevant taxing authority.

                           (v) No material adjustment relating to any Return has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof.

                           (vi) There are no outstanding subpoenas or requests for information to which the Company has received notice with respect to any Return of the Company, or the Taxes reflected on such Returns.

                           (vii) There are no Tax liens on any assets of the Company other than liens for Taxes not yet due or payable or being contested in good faith.

                              (viii)      Except as disclosed on Section
                  3.12(a) to the Company Disclosure Schedules, the Company has not been at any time a member or shareholder of any partnership, limited liability company, corporation or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired.

                              (ix)       Except as disclosed on Section
                  3.12(a) to the Company Disclosure Schedules and as expressly set forth by the terms of this Agreement, neither the Company nor any of its subsidiaries were a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Merger.

                              (x)        All material Taxes required to be
                  withheld, collected or deposited by the Company during any taxable period for which the statute of limitations on an assessment remains open have been timely withheld, collected or deposited and to the extent required, have been paid to the relevant Tax authority.

                  (b)         (i)        Except as expressly provided in this
                  subdivision (i), the Company does not have any material income reportable for a period ending after the Effective Time but attributable to an installment sale occurring in or a change in accounting method made for a period ending at or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction).

                              (ii) No written Tax sharing or allocation agreement exists involving the Company.

                              (iii)      Except as disclosed on Section
                  3.12(b) of the Company Disclosure Schedules, the Company does not have any unused net operating loss, unused net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution for federal income tax purposes as of the Effective Time.

                  (c) For purposes of this Agreement, "TAX" or "TAXES" shall mean any and all taxes, payable to any foreign, federal, state, provincial, local or foreign governmental entity or taxing authority or agency, including, without limitation,

                              (i) income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, goods and services, real or personal property, capital stock, license, payroll, withholding, FICA, FUTA, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes;

                              (ii)       customs duties, imposts, charges,
                  levies or other similar assessments of any kind; and

                              (iii) interest, penalties and additions to tax imposed with respect thereto.

         As used herein, the term "RETURNS" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS or any U.S. state or any other governmental entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated and combined Returns. For the purpose of this Section 3.12, references to the Company and its subsidiaries shall include former subsidiaries of the Company for periods during which such entities were owned, directly or indirectly, by the Company.

         SECTION 3.13 INTELLECTUAL PROPERTY RIGHTS. Except as set forth in Section 3.13 of the Company Disclosure Schedules or in the last sentence of this Section 3.13, the Company owns or possesses the right or license to use all patents, trademarks, service marks, trade names, domain names, slogans, trade secrets and other tangible or intangible proprietary confidential information (including scientific and technical information, design processes, operating processes, schematics, procedures, formulae, data processing techniques, software, the specialized information and technology embodied in communications program materials, software documentation and other program and system designs), which it has used or currently uses (the "INTELLECTUAL PROPERTY") without any known conflict or alleged conflict with, or infringement of, the rights of others, and the Company's public use of any of such Intellectual Property which the Company is currently using internally and which it currently intends to commence using publicly shall not conflict with, or infringe upon, the rights of others. All Intellectual Property owned by the Company is referred to herein as the "OWNED INTELLECTUAL PROPERTY." All Intellectual Property currently licensed to the Company is referred to herein as the "LICENSED INTELLECTUAL PROPERTY." Section 3.13 of the Company Disclosure Schedules identifies (i) all Owned Intellectual Property consisting of issued domestic and foreign patents and patent applications pending, patent applications in process, domain name registrations, common law trademarks which are material to the Company's business as currently operated or as planned to be operated with such trademarks which the Company is currently using internally and currently intends to commence using publicly, domestic and foreign trademark registrations and trademark registration applications, copyright registrations, copyright registration applications, common law service marks which are material to the Company's business as currently operated or as planned to be operated with such trademarks which the Company is currently using internally and currently intends to commence using publicly, service mark registrations, service mark registration applications and written know-how agreements, and rights acquired through litigation, and (ii) all of the material Licensed Intellectual Property (other than computer software which is generally commercially available). Except as set forth in Section 3.13 of the Company Disclosure Schedules, the agreements for Licensed Intellectual Property (including computer software) are in full force and effect; the rights of the Company thereunder are free and clear of all adverse claims, options, liens, charges, security interests and encumbrances; and no defaults exist thereunder. The Company has not been served with any notice or summons regarding any interference, opposition or cancellation proceedings or infringement suits, nor to the knowledge of the Company or any of Nancy Dugan, Paul Ivsin, Nick Antista and Hugo Toledo (the "Additional IT Personnel") has the Company received any threat of such action, with respect to any Intellectual Property. To the knowledge of the Company and the Additional IT Personnel, the Company has not been charged with infringing any patent, copyright, trademark right or other intellectual property right of any person, and neither the Company nor any of the Additional IT Personnel has any knowledge of any third party's use of any Intellectual Property in a manner that infringes upon the rights of the Company or any third party. The Intellectual Property comprises all of the intellectual property rights and licenses pertaining thereto necessary for the Company to conduct its business as formerly operated, and as currently planned to be operated, except for such licenses and intellectual property rights set forth in Section 3.13 of the Company Disclosure Schedules. The Company has not taken or allowed there to be taken any action to cause any of the material Intellectual Property to be abandoned, or failed to take such action necessary to prevent such material Intellectual Property from being abandoned. Section 3.13 of the Company Disclosure Schedules identifies all parties (other than the Company's employees) who have created any portion of the Owned Intellectual Property, and the Company has obtained from each of such persons a valid and enforceable written assignment of any and all rights which they would otherwise have in the Owned Intellectual Property. The Company has obtained written agreements or other adequate assurances from all of its current and former employees and from each third party with whom it has shared any of its confidential proprietary information, pursuant to which such employees and other third parties have acknowledged that such information is confidential proprietary information of the Company and have undertaken to maintain such information as confidential in accordance with the terms thereof. Notwithstanding any other provision of this Section 3.13 to the contrary, the Company shall not be deemed to be in breach of any of its representations or warranties set forth in this Section 3.13 as a result of any use which may be made of the trademark STARBELLY at any time following the Effective Time, and the terms of this Section 3.13 shall be applicable to the trademark STARBELLY solely with respect to the use thereof prior to the Effective Time.

         SECTION 3.14 CERTAIN BUSINESS PRACTICES AND REGULATIONS. Neither the Company nor any of its executive officers or directors has, to the knowledge of the Company, (i) made or agreed to make any contribution, payment or gift to any customer, client, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any applicable law, (ii) fraudulently established or maintained any unrecorded fund or asset for any purpose or knowingly made any false entries on its books and records for any reason, or
(iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for foreign, federal, state, provincial or local public office in violation under any applicable law.

         SECTION 3.15      REAL PROPERTY. The Company owns no real property.
Section 3.15(1) to the Company Disclosure Schedules sets forth a complete description of all real property leased by the Company as of the date of this Agreement ("REAL PROPERTY"). The Company has furnished Acquiror or its counsel true and complete copies of (i) the most recent lease with respect to each parcel of Real Property, and (ii) a written description of each oral contract, arrangement or understanding relating to Real Property. Except as set forth in Section 3.15(2) to the Company Disclosure Schedules:

                  (a) There is no condemnation proceeding or eminent domain proceeding pending or, to the knowledge of the Company, threatened, against any Real Property.

                  (b) The Company does not have any interest in, or any right or obligation to acquire any interest in, any real property other than Real Property.

                  (c) The rental set forth in each lease for Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth in Section 3.15(2) to the Company Disclosure Schedules.

                  (d) The Company and any Affiliate which is lessee under a lease for Real Property has, as of the date hereof, and shall have at the Effective Time, the full right to exercise any and all renewal options contained therein.

                  (e) There are no written or oral contracts between the Company or any Affiliate and any third party relating to any claim by such third party of any right to all or any part of the interest of the Company or Affiliate in any Real Property.

                  (f) All security deposits required under leases for Real Property have been made and no forfeiture with respect thereto has been claimed by any of the lessors.

                  (g) Each Real Property is subject to a binding written lease which is in full force and effect and neither the Company nor, to the Company's knowledge, any other party to such lease is in breach of any term thereunder.

                  (h) The premises with respect to each lease referenced in subparagraph (f) above is in a state of good repair and as of the date hereof and at the Effective Time, there will be no accrued obligation of the tenant thereunder for maintenance or repair of the premises which had not yet been performed.

         SECTION 3.16 ENVIRONMENTAL REPRESENTATIONS. The Company is in material compliance with, and does not have any material liability applicable under any Environmental Law, and to the knowledge of the Company, the Real Property has not been used by any other person in violation of, any Environmental Laws. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state, and local laws specifically relating to protection of the environment, or to protection of the public health from releases into the environment of hazardous substances, pollutants or contaminants, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and U.S. state tort laws and common laws.

         SECTION 3.17      BROKERS. Except for matters disclosed in Section
3.17 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.18      TITLE TO ASSETS. Except for matters disclosed in
Section 3.18 of the Company Disclosure Schedules, the Company is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of its properties and assets, including those assets and properties reflected in the Company Financial Statements, free and clear of all liens, claims or encumbrances.

         SECTION 3.19 RELATED PARTY TRANSACTIONS. To the knowledge of the Company and except for any interests disclosed on Section 3.19 of the Company Disclosure Schedules, neither the Company nor either Principal Executive has any material direct interest in any material supplier, customer or client of the Company or in any person from whom or to whom the Company leases any material property, or in any other person, firm or entity with whom the Company transacts material business of any nature. Section 3.19 to the Company Disclosure Schedules identifies and describes all material contracts to which the Company is a party and to which any Principal Executive is directly also a party.

         SECTION 3.20 OFFICERS AND DIRECTORS. Section 3.20 to the Company Disclosure Schedules sets forth a list of the names and addresses of all executive officers and directors of the Company as of the date hereof.

         SECTION 3.21      POWERS OF ATTORNEY. Except as set forth in Section
3.21 of the Company Disclosure Schedules, the Company has not given a power of attorney (irrevocable or otherwise) to any person or entity for any purpose whatsoever, which is currently valid and in effect.

         SECTION 3.22 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion in the Proxy Statement will, on the date such Proxy Statement is first mailed to Acquiror's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be state therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 3.23 OWNERSHIP OF ACQUIROR COMMON STOCK. Except as set forth on Section 3.23 of the Company Disclosure Schedules, as of the date hereof, neither the Company nor, to the knowledge of the Company, any Principal Executive or his Affiliates (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Acquiror Common Stock.

         SECTION 3.24 THE COMPANY'S WEBSITE. The Company's Internet website (the "WEBSITE") is a reasonably stable, secure and redundant website with regard to both bandwidth and server needs, taking into account all facts and circumstances. The current capacity of the Website is sufficient to permit reasonable access by at least 500 simultaneous users, and the Website has been designed and developed such that its capacity may readily be expanded to address currently projected increases in the Website's average daily number of users. At all times following the date on which the Website is complete, operational and accessible from the Internet (the "Website Launch Date") the Website will be capable of being operational and accessible from the Internet as described above no less than ninety-eight percent (98%) of the time, measured with respect to semiannual periods commencing at the Effective Time, and determined without regard to periods when the Website is not operational and accessible from the Internet due to (i) the Company's development efforts and upgrades, or (ii) viruses transmitted over the Internet, failures of systems controlled by third parties such as Ameritech Corp. or Level 3, Inc., or other causes beyond the reasonable control of the Company (it being understood and agreed that the Website is intended to be operational and accessible from the Internet 24 hours per day, and not merely during business hours). The Company has prepared and implemented a reasonable disaster recovery contingency plan pursuant to which the Company or its designee will be able to restore the Website and recover the database of information collected by the Company with respect to users of the Website within a reasonably prompt period following any fire or other disaster which may occur at the Company's facilities.

         SECTION 3.25      THE YEAR 2000 PROBLEM. Except as set forth in
Section 3.25 of the Company Disclosure Schedules:

                  (a) None of the computer systems owned or operated by the Company or by any third party on behalf of the Company, and no machinery, equipment, fixtures, inventory or other system which is owned, leased or operated by the Company or by any third party on behalf of the Company and controlled by one or more computer processors (collectively, the "COMPUTER SYSTEMS") will result in a material failure or disruption of any of the Company's business, operations, financial reporting, tax reporting, inventory management, accounts receivable systems, accounts payable systems, invoicing, delivery, personnel management or records, benefits records or administration, or any other records or systems as a result of being incapable of recognizing and correctly calculating dates on or after January 1, 2000, or unable to perform any of its intended functions in a proper and efficient manner as a result of its use with data containing any date on or after January 1, 2000 (the "YEAR 2000 PROBLEM")

                  (b) Section 3.25 of the Company Disclosure Schedules contains a true, correct and complete list of all written studies, audits, surveys, reports and investigations conducted by or on behalf of the Company with respect to the Year 2000 Problem.

         SECTION 3.26 TECHNOLOGY SYSTEMS. The Company's integrated fulfillment systems used for inventory and production management and control, its StoreBuilder software systems, its product information databases, its online product configurator, its online catalog/ordering system, its computer hardware and network systems and its security systems (collectively, the "Technology Systems") are reasonably stable, secure and redundant with regard to processing power, bandwidth and data storage capacity, taking into account all facts and circumstances. The Technology Systems are adequate to perform their intended functions for the Company assuming (i) 500 simultaneous users of the Website, and (ii) order processing and fulfillment at the volumes currently projected by the Company for calendar year 2000 as reflected on
Section 3.13 of the Company Disclosure Schedules, and are scalable to support substantial growth in the numbers of such visitors, order submissions and order fulfillments. Without limiting the generality of the foregoing, the Technology Systems have the following characteristics and are currently capable of performing the following functions:

                  (a) receiving and processing customer orders from the Website and affiliate websites;

                  (b)      providing feedback to customer on order receipt;

                  (c)      providing order status information to the customer;

                  (d) establishing an order database that can be used to drive operations;

                  (e) internally tracking order status from submission through steps of operations to product delivery;

                  (f) evaluating the orders received so that they can be fulfilled;

                  (g) providing information to generate purchase orders and production orders in accordance with blank garment needs and artist/production assignments and schedules;

                  (h)      establishing and maintaining a master image database;

                  (i) receiving images uploaded from customers for review, enabling improvement for production purposes, and updating a master image database;

                  (j) supplying quality digital images from a master image database that can ultimately and efficiently be used in production;

                  (k) processing credit card transactions for payment receipt/transfer of funds to the Company;

                  (l) processing purchase orders to be billed as accounts receivable;

                  (m) establishing and maintaining a customer database that supports customer service and marketing efforts; and

                  (n) preserving and protecting the security of the Technology Systems, including without limitation the Website and affiliate websites which are hosted on the Company's servers, and preserving and protecting the confidentiality of all transactions processed using the Technology Systems, using passwords, firewalls and other methods which are reasonable taking into account all facts and circumstances.

         SECTION 3.27 LIMITATION ON WARRANTIES. Notwithstanding anything to the contrary contained in this Agreement, the Company makes no implied warranty of any kind whatsoever, and makes no representation with respect to
(i) any matter not expressly set forth in this Article III, or (ii) the future profitability, future earnings or other future performance of the Company. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB

         The term "ACQUIROR ADVERSE EFFECT" as used in this Agreement shall mean any change or event that, individually or when taken together with all other such changes or events, would reasonably be considered to be materially adverse to the financial condition, business, business prospects or results of operations of Acquiror or any of its subsidiaries, taken as a whole; provided, however, that a decline in the market value of Acquiror Common Stock in and of itself shall not constitute an Acquiror Adverse Effect, and the occurrence of any change or event (i) described in any Section of the Acquiror Disclosure Schedules attached to this Agreement (the "ACQUIROR DISCLOSURE SCHEDULES"), (ii) resulting from the entry into this Agreement or the transactions contemplated hereby or the public announcement thereof (in accordance with Section 6.09 hereof), or (iii) resulting from or arising in connection with (A) any occurrence or condition affecting any of the online, e-commerce, promotional or decorated products industries generally, (B) any changes in economic, market, regulatory, banking, monetary, political or other similar conditions or (C) any occurrence or condition affecting the Internet (or any particular portion thereof) generally, shall not, individually or in the aggregate, constitute an Acquiror Adverse Effect.

         Acquiror and Acquiror Sub, jointly and severally, represent and warrant, as of the date of this Agreement, to the Company that, except as set forth on the Acquiror Disclosure Schedules (and making reference to the particular section of this Agreement to which exception is being taken), the statements contained in this Article IV are true and correct with respect to Acquiror and Acquiror Sub, and their respective businesses. Any disclosure set forth on any particular Section of the Acquiror Disclosure Schedules shall be deemed disclosed in reference to all Sections of the Acquiror Disclosure Schedules to which such disclosure may be reasonably applicable.

         SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Acquiror and Acquiror Sub is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and each of Acquiror and Acquiror Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to do so would not have an Acquiror Adverse Effect.

         SECTION 4.02 ARTICLES OF INCORPORATION; BYLAWS. Acquiror has furnished to the Company a complete and correct copy of its Articles of Incorporation and Bylaws, as amended or restated, and a complete and correct copy of the Certificate of Incorporation and Bylaws, as amended or restated, of Acquiror Sub. Neither Acquiror nor Acquiror Sub is in violation of any of the provisions of its Articles of Incorporation or Certificate of Incorporation, as applicable, or its Bylaws.

         SECTION 4.03      CAPITALIZATION OF ACQUIROR AND ACQUIROR SUB.

                  (a) The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock, of which 48,724,790 were issued and outstanding as of January 14, 2000, and 10,000,000 shares of Preferred Stock, no par value ("ACQUIROR PREFERRED STOCK"), none of which are issued and outstanding. The authorized capital stock of Acquiror Sub consists of 1,000 shares of Common Stock, no par value per share ("ACQUIROR SUB COMMON STOCK"), of which, as of the date of this Agreement, 1,000 shares are issued and outstanding. On the date of this Agreement, all issued and outstanding shares of

         Acquiror Common Stock and Acquiror Sub Common Stock are, and at the Effective Time all issued and outstanding shares of Acquiror Common Stock, Acquiror Series A Preferred Stock and Acquiror Sub Common Stock will be, duly authorized, validly issued, fully paid and non-assessable. Acquiror is the record holder of all issued and outstanding shares of Acquiror Sub Common Stock, and such shares are owned by Acquiror free and clear of any and all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

                  (b) 9,000,000 shares of Acquiror Common Stock have been duly and validly reserved for issuance under the HA-LO Industries, Inc. 1997 Stock Plan (Amended and Restated) of Acquiror (the "1997 ACQUIROR PLAN"), of which, as of December 31, 1999, shares are outstanding pursuant to the exercise of such options, 7,491,056 shares are subject to outstanding options and 1,242,469 shares are not subject to any outstanding options; 5,834,822 shares of Acquiror Common Stock have been duly and validly reserved for issuance under the HA-LO Industries, Inc. Stock Plan of Acquiror (together with the 1997 Acquiror Plan, the "ACQUIROR PLANS"), of which, as of December 31, 1999, shares are outstanding pursuant to the exercise of such options, 2,807,765 shares are subject to outstanding options, 832,727 shares are not subject to any outstanding options, 269,056 shares are subject to outstanding options issued outside of the Acquiror Plans, and 486,417 shares are subject to outstanding warrants held by Montgomery Ward & Co., Incorporated (all such options are the "ACQUIROR OPTIONS"); and

                  (c) Except as set forth on Section 4.03(c) of the Acquiror Disclosure Schedules, no shares of common, preferred or convertible capital stock (other than the shares of Acquiror Common Stock, Acquiror Sub Common Stock and Acquiror Preferred Stock), options (other than the Acquiror Options), warrants or other rights, agreements, arrangements or commitments to sell or purchase shares of Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Preferred Stock from Acquiror or Acquiror Sub are issued or outstanding. Section 4.03(c) of the Acquiror Disclosure Schedules contains a list of all outstanding warrants, options (other than Acquiror Options), agreements, convertible securities and other commitments pursuant to which Acquiror or Acquiror Sub is or may become obligated to issue, sell or otherwise transfer any Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Preferred Stock, which list names all Persons entitled to receive such Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Preferred Stock and sets forth the shares of Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Preferred Stock required to be issued thereunder. Except for Acquiror Options and as described in Section 4.03(c) of the Acquiror Disclosure Schedules, no shares of Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Preferred Stock are held in treasury or are reserved for any other purpose.

                  (d) All outstanding shares of Acquiror Common Stock and Acquiror Sub Common Stock are, and as of the Effective Time will be, duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by statute, Acquiror's Articles of Incorporation or Bylaws, or Acquiror Sub's Certificate of Incorporation or Bylaws or, except as set forth in Section 4.03(d) of the Acquiror Disclosure Schedules, any agreement as to which Acquiror or Acquiror Sub is party or by which it is bound.

                  (e) Except as disclosed in Section 4.03(e) of the Acquiror Disclosure Schedules, other than Acquiror Options, there are no options outstanding obligating Acquiror or Acquiror Sub to register for sale any capital stock or other equity interests in Acquiror or Acquiror Sub. Except as disclosed in Section 4.03(e) of the Acquiror Disclosure Schedules, as of the date of this Agreement there are no obligations, contingent or otherwise, of Acquiror or Acquiror Sub to (x) repurchase, redeem or otherwise acquire any Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Preferred Stock, or (y) provide funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person (other than subsidiaries of Acquiror).

         SECTION 4.04      AUTHORITY.

                  (a) Each of Acquiror and Acquiror Sub has the requisite corporate power and corporate authority to enter into this Agreement and, subject to the approval of the Share Issuance by affirmative vote of the holders of a majority of the shares of Acquiror Common Stock present and entitled to vote at the

         Shareholders Meeting, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Acquiror and Acquiror Sub, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (other than the Shareholder Approval) and no other proceedings on the part of Acquiror or Acquiror Sub (other than the Shareholders Meeting) are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligations of Acquiror and Acquiror Sub enforceable in accordance with its terms and conditions.

                  (b) The Board of Directors of Acquiror (a) has declared as advisable and fair to and in the best interests of Acquiror and its shareholders and resolved to recommend to its shareholders (i) the Merger and (ii) the Share Issuance, and (b) has approved this Agreement and all agreements and transactions contemplated hereby and thereby.

         SECTION 4.05      NO CONFLICT; REQUIRED FILINGS AND CONSENTS; OTHER
                           MATTERS.

                  (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub, will not (i) conflict with or violate the Articles, By-Laws or equivalent organizational documents of Acquiror or Acquiror Sub, (ii) subject to (x) obtaining the consents, approvals, authorizations and permits of, and making filings or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of Laws, including but not limited to the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act (including, without limitation, with respect to the acquisition by any Stockholder of shares of Acquiror Common Stock or Acquiror Series A Preferred Stock in the Merger), the NYSE, the Code and the filing and recordation of appropriate merger documents as required by Delaware Law, and (y) obtaining the consents, approvals, authorizations or permits described in Section 4.05(b) of the Acquiror Disclosure Schedules, conflict with or violate any Laws applicable to Acquiror or Acquiror Sub or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror or Acquiror Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or Acquiror Sub is a party or by which Acquiror or Acquiror Sub or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have an Acquiror Adverse Effect.

                  (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and neither the performance nor compliance with the terms hereof, by Acquiror and Acquiror Sub requires any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act (including, without limitation, with respect to the acquisition by any Stockholder of shares of Acquiror Common Stock or Acquiror Series A Preferred Stock in the Merger), the NYSE and the Code, (ii) the consents, approvals, authorizations or permits described in
         Section 4.05(b) of the Acquiror Disclosure Schedules, and (iii) the filing and recordation of appropriate merger documents as required by Delaware Law.

         SECTION 4.06      SECURITIES REPORTS; FINANCIAL STATEMENTS.

                  (a) Since December 31, 1997, Acquiror and its subsidiaries have timely filed (x) all forms, reports, statements, registration statements and other documents required to be filed (or filed by reference) with (i) the Securities and Exchange Commission (the "COMMISSION"), including without limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all Proxy Statements relating to meetings of shareholders, (D) all required current reports on Form 8-K, (E) all other reports and registration statements, and (F) all amendments and supplements to all such reports and registration statements, and (ii) any applicable state securities authorities, and (y) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where failure to file any such forms, reports, statements and other documents under this clause (y) would not have an Acquiror Adverse Effect (all such forms, reports, statements, registration statements and other documents referred to in this Subsection (a) are, collectively, "ACQUIROR REPORTS").

                  (b) The Acquiror Reports complied as of their respective dates in all material respects with the then applicable requirements of the Securities Act and the Exchange. As of their respective dates, the Acquiror Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Section 4.06(b) of the Acquiror Disclosure Schedules, each of Acquiror's consolidated financial statements (including any notes to such financial statements) included within the Acquiror Reports (i) has been prepared in all material respects in accordance with the published rules and regulations of GAAP and the Commission applied on a consistent basis throughout the periods involved, and (ii) fairly present in all material respects, the consolidated financial position of Acquiror as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated; provided, however, the interim financial statements of Acquiror may (x) be subject to normal or recurring adjustments at Acquiror's fiscal year-end, (y) not necessarily be indicative of results for a full-fiscal year, and (z) contain pro-forma financial information which is not necessarily indicative of Acquiror's consolidated financial position.

                  (c) Acquiror has no liabilities or indebtedness of any nature whatsoever, except for (i) liabilities and indebtedness set forth in Acquiror Reports filed prior to January 1, 2000, (ii) liabilities and indebtedness which have arisen after September 30, 1999 in the ordinary course of business of Acquiror, (iii) liabilities and indebtedness set forth in Section 4.06(c) of the Acquiror Disclosure Schedules, (iv) liabilities and indebtedness incurred in connection with the transaction contemplated herein, and
         (v) except as otherwise set forth in this Section 4.06(c), any such liability in each case less than $1,000,000 or less than $10,000,000 in aggregate liabilities.

         SECTION 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Acquiror Disclosure Schedules, since September 30, 1999, (i) there has not been, and Acquiror has no knowledge of any facts that are reasonably likely to result in, any event or events causing an Acquiror Adverse Effect, and (ii) to the date of this Agreement, there has not been any material change by Acquiror in its accounting methods, principles or practices except any such change after the date of this Agreement mandated by a change in GAAP.

         SECTION 4.08      ABSENCE OF LITIGATION.

                  (a) Except as set forth in an Acquiror Report filed with the Commission prior to the date hereof, there is no claim, action, suit, litigation, proceeding, arbitration, or, to the knowledge of Acquiror, investigation of any kind affecting Acquiror or any of its subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Acquiror, threatened, except for claims, actions, suits, litigations, proceedings, arbitrations or investigations which cannot reasonably be expected to have an Acquiror Adverse Effect. There is no action pending or, to the best knowledge of the Acquiror or Acquiror Sub, threatened seeking to enjoin or restrain the Merger or any transaction contemplated by the Merger.

                  (b) Except as set forth in an Acquiror Report filed with the Commission prior to the date hereof, neither Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which cannot reasonably be expected to have an Acquiror Adverse Effect.

         SECTION 4.09 OWNERSHIP OF ACQUIROR SUB. All of the outstanding capital stock of Acquiror Sub is owned directly by Acquiror.

         SECTION 4.10 BROKERS. Except as disclosed in Section 4.10 of the Acquiror Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

         SECTION 4.11 INFORMATION SUPPLIED. The Proxy Statement will not, on the date such Proxy Statement is first mailed to Acquiror's shareholders and at the time of the Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be state therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 4.12 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Acquiror has received the opinion of Credit Suisse First Boston Corporation, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair to Acquiror from a financial point of view.

         SECTION 4.13 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the shares of Acquiror Common Stock present and entitled to vote at the Shareholders Meeting is the only vote of the holders of any class or series of Acquiror's capital stock necessary to approve the Merger, the Share Issuance and the transactions contemplated hereby.

         SECTION 4.14 NO PRIOR ACTIVITIES. Acquiror Sub has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and consummation of the transactions contemplated hereby. Acquiror Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or become subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

         SECTION 4.15      ERISA COMPLIANCE.

                  (a) Except as disclosed in the Acquiror Reports, with respect to any collective bargaining agreement or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Acquiror or any of its wholly-owned subsidiaries (collectively, the "ACQUIROR BENEFIT PLANS"), no event has occurred and, to the knowledge of Acquiror, there exists no condition or set of circumstances, in connection with which Acquiror or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have an Acquiror Adverse Effect under ERISA, the Code or any other applicable Law.

                  (b) Except as disclosed in the Acquiror Reports, each Acquiror Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Acquiror Benefit Plan that individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect. Acquiror, its subsidiaries and all of the Acquiror Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect. Each Acquiror Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Acquiror Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Acquiror, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Acquiror Benefit Plan or the exempt status of any such trust, except for any occurrence that individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect.

                  (c) Except as any of the following either individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect or as disclosed in the Acquiror Reports, (x) neither Acquiror nor any Plan Affiliate of Acquiror has incurred any liability under Title IV of ERISA and no condition exists that presents a risk to Acquiror or any Plan Affiliate of Acquiror of incurring any such liability (other than liability for benefits or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), (y) no Acquiror Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived and (z) to the knowledge of Acquiror, there are not any facts or circumstances that would materially change the funded status of any Acquiror Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Acquiror Benefit Plan is a "multi employer plan" within the meaning of Section 3(37) of ERISA.

                  (d) Neither Acquiror nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Acquiror or any of its subsidiaries and no collective bargaining agreement is being negotiated by Acquiror or any of its subsidiaries, in each case that is material to Acquiror and its subsidiaries taken as a whole. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Acquiror or any of its subsidiaries pending or, to the knowledge of Acquiror, threatened which may interfere with the respective business activities of Acquiror or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect. As of the date of this Agreement, to the knowledge of Acquiror, none of Acquiror, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Acquiror or any of its subsidiaries, and there is no charge or complaint against Acquiror or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except for any occurrence that individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect.

                  (e) No Acquiror Benefit Plan provides medical benefits (whether or not insured) with respect to current or former employees after retirement or other termination of service the cost of which is material to Acquiror and its subsidiaries taken as a whole.

                  (f)      No amounts payable under the Acquiror Benefit
         Plans solely as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of Acquiror or any Plan Affiliate of Acquiror to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (C) constitute a "change of control" under any Acquiror Benefit Plan, and Acquiror and its board of directors have taken all required actions to effect the foregoing.

         SECTION 4.16      TAXES.

                  (a) Except as disclosed in the Acquiror Reports, each of Acquiror and its subsidiaries has filed all material Returns and reports required to be filed by it and all such Returns and reports are complete and correct in all material respects, or requests for extensions to file such Returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have an Acquiror Adverse Effect. Acquiror and each of its subsidiaries has paid (or Acquiror has paid on its behalf) all Taxes shown as due on such Returns, and the most recent financial statements contained in the Acquiror Reports reflect an adequate reserve for all taxes payable by Acquiror and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (b) Except as disclosed in the Acquiror Reports, no deficiencies for any taxes have been proposed, asserted or assessed against Acquiror or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have an Acquiror Adverse Effect.

                  (c) Neither Acquiror nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 4.17 STATE TAKEOVER STATUTE; SHAREHOLDERS' RIGHTS PLANS. The Board of Directors of Acquiror has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and, assuming the accuracy of the Company's representation and warranty contained in Section 3.23, such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Acquiror Board of Directors under Section 5/7.85 of the Illinois Business Corporation Act of 1983, as amended, and represents all the actions necessary to ensure that the super majority voting requirement of
Section 5/7.85 of the Illinois Business Corporation Act of 1983, as amended, does not apply to the Company or the Stockholders in connection with the Merger and the other transactions contemplated by this Agreement. To the knowledge of Acquiror, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement. Acquiror has not adopted and does not have in effect any shareholders rights plan, and Acquiror's board of directors has not approved any such plan and has not authorized submission of any such plan for shareholder approval.

         SECTION 4.18      INTELLECTUAL PROPERTY.

                  (a) Except as disclosed in the Acquiror Reports, Acquiror and its subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Acquiror Intellectual Property") necessary to carry on its business substantially as currently conducted, except for such Acquiror Intellectual property the failure of which to own or validly license individually or in the aggregate would not reasonably be expected to have an Acquiror Adverse Effect. Neither Acquiror nor any such subsidiary has received any notice of infringement of or conflict with, and, to Acquiror's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Acquiror Intellectual property that individually or in the aggregate, in either such case, would reasonably be expected to have an Acquiror Adverse Effect.

                  (b) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by Acquiror of any rights to use computer and telecommunication software including source and object code and documentation and any other media (including, without limitation, manuals, journals and reference books) necessary to carry on its business substantially as currently conducted and the loss of which would have an Acquiror Adverse Effect.

         SECTION 4.19      CERTAIN CONTRACTS. Except as set forth in Section
4.19 of the Acquiror Disclosure Schedule, the Acquiror Reports or as permitted pursuant to Sections 5.03 and 5.04, neither Acquiror nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission) or any written undisclosed material contracts of Acquiror or Acquiror Sub to lease real property (except for any such contracts copies of which have been made available to the Company) or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of Acquiror and its subsidiaries, taken as a whole, is or would be conducted. Section 4.19 of the Acquiror Disclosure Schedules sets forth all ongoing written agreements between Acquiror (or any of its subsidiaries) and each of John R. Kelley, Jr., Lou Weisbach and Linden D. Nelson.

         SECTION 4.20 ENVIRONMENTAL MATTERS. Except as would not, individually or in the aggregate, have an Acquiror Adverse Effect or as disclosed in the Acquiror Reports filed and publicly available prior to the date of this Agreement, Acquiror and its subsidiaries are in material compliance with, and do not have any material liability applicable under any Environmental Law, and to the knowledge of Acquiror and Acquiror Sub, the real property owned or leased by Acquiror or its subsidiaries has not been used by any other person in violation of, any Environmental Laws.

         SECTION 4.21 RELATED PARTY TRANSACTIONS. To the knowledge of Acquiror and except for any interests disclosed on Section 4.21 of the Acquiror Disclosure Schedules or as disclosed in the Acquiror Reports, neither Acquiror nor any of its directors or executive officers, have any material direct interest in any material supplier, customer or client of Acquiror or in any person from whom or to whom Acquiror leases any material property, or in any other person, firm or entity with whom Acquiror transacts material business of any nature. Section 4.21 to the Acquiror Disclosure Schedules or the Acquiror Reports identify and describe all material contracts to which Acquiror is a party and to which any director or executive officer is directly also a party.

         SECTION 4.22 CERTAIN BUSINESS PRACTICES AND REGULATIONS. Neither Acquiror nor any of its executive officers or directors has, to the knowledge of Acquiror, (i) made or agreed to make any contribution, payment or gift to any customer, client, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any applicable law, (ii) fraudulently established or maintained any unrecorded fund or asset for any purpose or knowingly made any false entries on its books and records for any reason, or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for foreign, federal, state, provincial or local public office in violation under any applicable law.

         SECTION 4.23 LIMITATION ON WARRANTIES. Notwithstanding anything to the contrary contained in this Agreement, Acquiror and Acquiror Sub make no implied warranty of any kind whatsoever, and make no representation with respect to (i) any matter not expressly set forth in this Article IV, or (ii) the future profitability, future earnings or other future performance of Acquiror or Acquiror Sub. ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

                                   ARTICLE V

            COVENANTS RELATING TO THE CONDUCT OF THE COMPANY BUSINESS

         SECTION 5.01 AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with Acquiror and Acquiror Sub that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to, in writing, by Acquiror, which consent shall not be unreasonably withheld, the Company shall, subject to the limitations contained in this Agreement:

                  (a) Operate its business in the usual and ordinary course, consistent with its reasonable past practice and that certain Confidential Private Placement Memorandum of the Company, dated November 1999 (the "OFFERING MEMO");

                  (b) Subject to the limitations contained in this Agreement, use reasonable best efforts to preserve intact its business organization and assets, maintain its material rights and franchises, retain the services of its officers, key employees and managers, and maintain existing good relationships with its material customers, clients, vendors and suppliers, all consistent with the Offering Memo;

                  (c) Use reasonable efforts to keep in full force and effect all liability insurance and bonds comparable in amount and scope of coverage to that currently maintained.

                  (d) Subject to applicable law, confer with Acquiror from time-to-time at Acquiror's reasonable request to report on all reasonable operational matters.

                  (e) File its federal and state income tax Returns, and all required state and local income and franchise tax Returns for the fiscal tax year coinciding with or ending in 1999 (if applicable), on or before the due date for filing such Returns (including extensions).

         SECTION 5.02 NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement, as set forth on Section 5.02 to the Company Disclosure Schedules or as otherwise consented to in writing by Acquiror, which consent shall not be unreasonably withheld, from the date of this Agreement until the Effective Time, the Company shall not do any of the following:

                  (a) Except as consistent with the past practice of the Company or as contemplated by the Offering Memo or that is reasonably appropriate to consummate the Merger, (i) increase the compensation or any commission payable or to become payable to any director, officer, employee or independent contractor, except for increases in salary, bonuses or wages payable or to become payable to employees or independent contractors who are not directors or officers, (ii) grant any severance or termination pay or enter into any severance agreement with, any director, officer or employee,
         (iii) enter into any employment agreement of any nature whatsoever with any director, officer or employee that would extend beyond the Effective Time, except on an at-will basis, or (iv) establish, adopt, enter into or amend any employee benefit plan, except as may be required to comply with applicable Law (provided that the actions under clauses (i), (ii) and (iii) shall only require notice to, and not consent by, Acquiror);

                  (b) Except as contemplated by the Offering Memo or as contemplated by the Merger, make any material change in the overall nature of its business;

                  (c) Make (or commit to make) capital expenditures in an amount which exceeds One Million Dollars ($1,000,000) or to the extent that such expenditures do not relate to the conduct of the Company's business consistent with the Offering Memo and the Company's past practice;

                  (d) Declare or pay, or agree to declare or pay, any dividend on, or make any other distribution in respect of, outstanding Company Common Stock, Company Preferred Stock, Other Company Securities, Company Options or Other Company Options;

                  (e) (i) Redeem, purchase or otherwise acquire any of its capital stock or any securities or obligations convertible into or exchangeable for any of its capital stock, or any options, warrants or conversion or other rights to acquire any of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, or (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;

                  (f) Except pursuant to the Plan, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale of (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances), any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof (including without limitation the acceleration of the vesting of any options other than as contemplated by this Agreement);

                  (g) Acquire or agree to acquire, by merging or consolidating with, by purchasing a controlling equity interest in or all or substantially all of the assets of, or by any other manner, any material business;

                  (h) Sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, its material assets to the extent not consistent with its past practice;

                  (i) Adopt any amendments to its Certificate of Incorporation or Bylaws;

                  (j) Incur any liability or any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a contract, note, bond, debenture or similar instrument, other than liabilities and obligations up to One Million Dollars ($1,000,000) which relate to the conduct of the Company's business consistent with the Offering Memo and the Company's past practice;

                  (k) Agree in writing or otherwise to do any of the foregoing unless the terms of such agreement are terminable upon closing of the Merger contemplated in this Agreement;

                  (l)      (i)      perform any act which, if performed,
         would prevent or excuse the performance of this Agreement by the Company, or (ii) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by the Company; or

                  (m) Initiate, solicit, continue or encourage (including by way of furnishing any information or assistance in connection with) any inquiries or the making of any offer that constitutes, or may reasonably be expected to lead to, any "Competing Transaction" (as such term is defined below), or enter into discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction or enter into any agreement with respect to a Competing Transaction. The Company shall promptly notify Acquiror if any such inquiries or proposals are received by the Company or by any of its officers, directors, financial advisors, attorneys, accountants or other representatives. For purposes of this Agreement, the term "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the Merger): (i) any merger, consolidation, exchange, material business combination, or other similar material transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company in a single transaction or series of related transactions; (iii) any sale of or exchange for any outstanding capital stock or equity of the Company; or (iv) any agreement to, or announcement by the Company of a proposal, plan or intention, to do any of the foregoing.

         SECTION 5.03 AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees with the Company that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to, in writing, by the Company, which consent shall not be unreasonably withheld, Acquiror shall, subject to the limitations contained in this Agreement:

                  (a) Operate its business in the usual and ordinary course, consistent with its reasonable past practice and its 2000 budget, a copy of which has been provided to the Company (the "BUDGET");

                  (b) Subject to the limitations contained in this Agreement, use reasonable best efforts to preserve intact its business organization and assets, maintain its material rights and franchises, retain the services of its officers, key employees and managers, and maintain existing good relationships with its material customers, clients, vendors and suppliers, all consistent with the Budget;

                  (c) Use reasonable efforts to keep in full force and effect all liability insurance and bonds comparable in amount and scope of coverage to that currently maintained.

                  (d) Subject to applicable law, confer with the Company from time-to-time at the Company's reasonable request to report on all reasonable operational matters.

                  (e) File its federal and state income tax Returns, and all required state and local income and franchise tax Returns for the fiscal tax year coinciding with or ending in 1999 (if applicable), on or before the due date for filing such Returns (including extensions).

         SECTION 5.04 NEGATIVE COVENANTS OF ACQUIROR AND ACQUIROR SUB. Except as expressly contemplated by this Agreement or disclosed in the Acquiror Disclosure Schedules or otherwise consented to in writing by the Company, which consent shall not be unreasonably withheld, from the date of this Agreement to the Effective Time, Acquiror shall not (and shall not permit the Acquiror Sub to) and Acquiror Sub shall not:

                  (a) Except as consistent with the past practice of Acquiror or as contemplated by the Budget or that is reasonably appropriate to consummate the Merger, (i) increase the compensation or any commission payable or to become payable to any director, officer, employee or independent contractor, except for increases in salary, bonuses or wages payable or to become payable to employees or independent contractors who are not directors or officers, (ii) grant any severance or termination pay or enter into any severance agreement with, any director, officer or employee, (iii) enter into any employment agreement of any nature whatsoever with any director, officer or employee that would extend beyond the Effective Time, except on an at-will basis, or (iv) establish, adopt, enter into or amend any employee benefit plan, except as may be required to comply with applicable Law (provided that the actions under clauses (i), (ii) and (iii) shall only require notice to, and not consent by, the Company);

                  (b) Except as contemplated by the Budget or as contemplated by the Merger, make any material change in the overall nature of its business.

                  (c) Declare or pay, or agree to declare or pay, any dividend on, or make any other distribution in respect of, outstanding Acquiror Common Stock, Acquiror Sub Common Stock or Acquiror Options;

                  (d) Make (or commit to make) capital expenditures in an amount which exceeds Ten Million Dollars ($10,000,000) or to the extent that such expenditures do not relate to the conduct of Acquiror's business consistent with its past practice;

                  (e) (i) Redeem, purchase or otherwise acquire any of its capital stock or any securities or obligations convertible into or exchangeable for any of its capital stock, or any options, warrants or conversion or other rights to acquire any of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, or (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;

                  (f) Except pursuant to the Acquiror Plans or as permitted by Section 5.04(g) hereof, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale of (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances), any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof;

                  (g) Acquire or agree to acquire, by merging or consolidating with, by purchasing a controlling equity interest in or all or substantially all of the assets of, or by any other manner, any material business, except for such acquisitions made in the ordinary course of business consistent with past practice with the consideration equal to less than Five Million Dollars ($5,000,000) for any such transaction;

                  (h) Sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, its material assets, other than in the ordinary course of business consistent with past practice;

                  (i) Other than as contemplated by this Agreement, adopt any amendments to its Articles or Certificate of Incorporation, as applicable, or Bylaws;

                  (j) Other than in connection with the financing of the transactions contemplated by this Agreement and the effect thereof on Acquiror's budget, incur any liability or any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a contract, note, bond, debenture or similar instrument other than liabilities and obligations up to Twenty Five Million Dollars ($25,000,000) to the extent that they relate to the conduct of Acquiror's business in the ordinary course of business and consistent with past practice;

                  (k) Agree in writing or otherwise to do any of the foregoing unless the terms of such agreement are terminable upon closing of the Merger contemplated in this Agreement;

                  (l) (i) perform any act which, if performed, would prevent or excuse the performance of this Agreement by Acquiror or Acquiror Sub, or (ii) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by Acquiror or Acquiror Sub; or

                  (m) Initiate, solicit, continue or encourage (including by way of furnishing any information or assistance in connection with) any inquiries or the making of any offer that constitutes, or may reasonably be expected to lead to, any "Acquiror Competing Transaction" (as such term is defined below), or enter into discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain an Acquiror Competing Transaction or enter into any agreement with respect to an Acquiror Competing Transaction. Acquiror shall promptly notify the Company if any such inquiries or proposals are received by Acquiror, by any material subsidiary of Acquiror or by any of its or their officers, directors, financial advisors, attorneys, accountants or other representatives. For purposes of this Agreement, the term "ACQUIROR COMPETING TRANSACTION") shall mean any of the following involving Acquiror or any material subsidiary of Acquiror (other than the Merger): (i) except as required by Acquiror's Board of Directors' fiduciary duties, as advised in writing by counsel to Acquiror, any merger, consolidation, exchange, material business combination, or other similar material transaction (except with respect to transactions permitted pursuant to Section 5.04(g)); (ii) except as required by Acquiror's Board of Directors' fiduciary duties, as advised in writing by counsel to Acquiror, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of Acquiror in a single transaction or series of related transactions; (iii) except as required by Acquiror's Board of Directors' fiduciary duties, as advised in writing by counsel to Acquiror, any sale of or exchange for (including, without limitation, by merger or tender offer) all of the outstanding capital stock or equity of Acquiror; or (iv) any agreement to, or announcement by Acquiror of a proposal, plan or intention, to do any of the foregoing. If Acquiror shall exercise its rights with respect to fiduciary duties, a copy of such opinion shall be furnished to the Company three (3) business days prior to taking any action required by such fiduciary duties.

         SECTION 5.05      ACCESS AND INFORMATION.

                  (a) Upon reasonable prior notice from Acquiror, the Company shall afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access during business hours to (i) the properties and locations at which the Company is conducting business activities,
         (ii) the managers, officers and management personnel of the Company at all such locations, and (iii) all information (including, if available, original documents and Returns) concerning the business, properties, contracts, records and personnel of the Company. The Company shall permit Acquiror to make copies of such books, records and other documents as Acquiror reasonably considers necessary or appropriate for the purpose of familiarizing itself with the business, properties, contracts, records and personnel of the Company, and/or for obtaining any approvals, consents, licenses or permits for the transactions contemplated by this Agreement.

                  (b) Upon reasonable prior notice from the Company, Acquiror shall afford to the Company and its officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access during business hours to (i) the properties and locations at which Acquiror is conducting substantially all of its business activities, (ii) the managers, officers and management personnel of Acquiror at all such locations, and (iii) all information (including, if available, original documents and Returns) concerning the business, properties, contracts, records and personnel of Acquiror. Acquiror shall permit the Company to make copies of such books, records and other documents as the Company reasonably considers necessary or appropriate for the purpose of familiarizing itself with the business, properties, contracts, records and personnel of Acquiror, and/or for obtaining any approvals, consents, licenses or permits for the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01 TAX TREATMENT. All parties shall use reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions which could prevent the merger from qualifying as a reorganization and from having each of the parties to this Agreement from being parties to such reorganization within the meaning of Section 368 of the Code. Following the Effective Time, neither the Surviving Corporation, Acquiror nor any of their Affiliates shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         SECTION 6.02 STOCKHOLDER AGREEMENTS. Shares of Acquiror Common Stock and Acquiror Series A Preferred Stock are being issued by Acquiror to the Stockholders under the Merger in reliance upon the representations, warranties and agreements of the Stockholders set forth in a Stockholder Agreement in the form of EXHIBIT B attached hereto (each, a "STOCKHOLDER AGREEMENT").

         SECTION 6.03 STEP REGISTRATION OF ACQUIROR COMMON STOCK. Within ten (10) days following the Effective Time, Acquiror shall effect the registration for resale of twenty-five percent (25%) of the Acquiror Common Stock issued to the Stockholders in the Merger or underlying shares of Acquiror Series A Preferred Stock issued to the Stockholders in the Merger. Acquiror further agrees that (i) it shall effect the registration for resale of an additional fifteen percent (15%) of the original total number of shares of Acquiror Common Stock issued in the Merger or underlying shares of Acquiror Series A Preferred Stock issued to the Stockholders in the Merger on or prior to the last day of the three (3) month period beginning at the Effective Time, (ii) it shall effect the registration for resale of an additional thirty-three and one-third percent (33 1/3%) of the original total number of shares of Acquiror Common Stock issued in the Merger or underlying shares of Acquiror Series A Preferred Stock issued in the Merger on or prior to the last day of the nine (9) month period beginning at the Effective Time, and (iv) it shall effect the registration for resale of the balance of such shares of Acquiror Common Stock or Acquiror Common Stock underlying shares of Acquiror Series A Preferred Stock issued hereunder which have not been registered for resale under the Securities Act ("UNREGISTERED SHARES") (including the Escrow Shares, which shares shall be the last shares of Acquiror Common Stock registered under this Section 6.03) on or prior to the second anniversary of the Effective Time, to the extent such shares are then owned by the Stockholders; Acquiror shall use all reasonable efforts to effect the registration of the shares for resale under the Securities Act, by performing the obligations set forth in those Registration Rights Agreements, to be entered into prior to the Effective Time between Acquiror and various Stockholders listed on Schedule 6.03, the form of which is attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENTS"). No Stockholder shall receive the registration rights provided in this Section 6.03 until such Stockholder has executed and delivered to Acquiror a Registration Rights Agreement. Registration of the Escrow Shares shall not affect the terms of the Escrow Agreements or otherwise constitute a release of such shares from escrow. Each such shareholder listed on Schedule 6.03 shall be entitled to enter into its own registration rights agreement with Acquiror. Any stockholders not listed on Schedule 6.03 shall be entitled to enter into a registration rights agreement in form and substance substantially similar to the Registration Rights Agreement.

         SECTION 6.04 PREPARATION OF ACQUIROR'S PROXY STATEMENT; SHAREHOLDERS MEETING.

                  (a) As soon as practicable following the date of this Agreement, Acquiror shall prepare and file with the Commission and cause to be cleared a proxy statement (the "PROXY STATEMENT") in connection with the submission of the Share Issuance and the Merger to Acquiror's shareholders for their approval (the "SHAREHOLDER APPROVAL"). Acquiror shall cause the Proxy Statement to be mailed to Acquiror's shareholders as soon as practicable after its review, if any, by the Commission. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or any amendment thereto has been filed, of any request by the Commission or its staff for amendment of the Proxy Statement, if any, or comments thereon and responses thereto or requests by the Commission or its staff for additional information. Drafts of the Proxy Statement and any amendments shall be provided to the Company and its counsel not less than three business days prior to filing and all filings shall be subject to the reasonable approval of the Company and its counsel. Each of the Company and Acquiror agrees that
                                 - 33 -
         the information provided by it for inclusion in the Proxy Statement, and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of Acquiror, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any information relating to Acquiror or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Acquiror or the Company which should be set forth in an amendment to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment describing such information shall be promptly filed with the Commission and, to the extent required by Law, disseminated to Acquiror's shareholders.

                  (b) Acquiror shall, as soon as possible following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "SHAREHOLDERS MEETING") for the purpose of obtaining the Shareholder Approval and shall, through its board of directors (if not in breach of their fiduciary duties), recommend to its shareholders the approval and adoption of this Agreement, the Merger, the Share Issuance and the other agreements and transactions contemplated hereby.

                  (c) Acquiror will use its best efforts to hold the Shareholders Meeting as soon as possible after the date hereof.

                  (d) Acquiror will use its best efforts to obtain the Shareholder Approval and to list the Acquiror Common Stock to be issued in the Merger or issuable upon the conversion of Acquiror Series A Preferred Stock with the NYSE.

         SECTION 6.05 RATIFICATION OF COMPANY APPROVAL. On the date hereof, the Company shall have provided Acquiror with documents, in such form and substance as reasonably requested by Acquiror, executed by the Stockholders listed on Section 6.05 of the Company Disclosure Schedules (the "PRINCIPAL STOCKHOLDERS") and directors of the Company, affirming and ratifying their approval of and consent to the Merger and the other transactions contemplated hereunder.

         SECTION 6.06      APPROPRIATE ACTION; CONSENTS; FILINGS.

                  (a) The Company and Acquiror shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Acquiror or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable securities Laws, (B) the HSR Act (including, without limitation, with respect to the acquisition by any Stockholder of shares of Acquiror Common Stock or Acquiror Series A Preferred Stock in the Merger), and (C) any other applicable Law; provided, however, that the Company and Acquiror shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith, and the Company, Acquiror and Acquiror Sub shall not respond to any regulatory authority without the consent of the other parties hereto. The Company and Acquiror shall (and the Company shall cause the Principal Executives to) furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including, if so requested by Acquiror, all information required to be included in the Resale Prospectus or a proxy statement) in connection with the transactions contemplated by this Agreement.
                                  - 34 -

                  (b) The Company and Acquiror shall give (or shall cause their respective subsidiaries or Affiliates to give) (and the Company shall cause the Principal Executives to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents required to prevent a Company Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Adverse Effect from occurring prior to or after the Effective Time (collectively, "MATERIAL CONSENTS").

                  (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger and conversion of the Company Common Stock and/or Company Preferred Stock into Acquiror Common Stock and/or Acquiror Series A Preferred Stock pursuant to the Merger, or
         (ii) seeking to restrain or prohibit the consummation of the Merger, the other transactions contemplated under this Agreement, or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or the Surviving Corporation, which in either case is reasonably likely to have a Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

                  (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock and/or Company Preferred Stock into Acquiror Common Stock and/or Acquiror Series A Preferred Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated under this Agreement, or in either case reasonably likely to have an Acquiror Adverse Effect prior to the Effective Time.

                  (e) Each of Acquiror and the Company shall cooperate with each other in obtaining the Tax Opinion. In connection therewith, each of Acquiror and the Company shall deliver to Altheimer & Gray (or other nationally recognized counsel selected by the Company) customary representation letters in form and substance reasonably satisfactory to such counsel and the Company and Acquiror shall use reasonable efforts to obtain any representation letters from appropriate stockholders and shall deliver any such letters obtained to Altheimer & Gray.

         SECTION 6.07 UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, the Company, on the one hand, and Acquiror and Acquiror Sub, on the other hand, shall promptly notify the other by written update to its Disclosure Schedules of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of the Company or Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that, except as otherwise provided in this Agreement, the delivery of any notice pursuant to this
Section 6.07 shall not be deemed to cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement, or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.08 PUBLIC ANNOUNCEMENTS. Subject to applicable Law, each of Acquiror and the Company shall obtain the other party's prior approval (which shall not be unreasonably withheld) of the contents of all public announcements (including press releases) with respect to the Merger or this Agreement. The Company and Acquiror acknowledge and agrees that any such press release or other public announcement respecting the Merger or this Agreement shall be disseminated only in coordination between the Company and Acquiror.
                                  - 35 -

         SECTION 6.09 OBLIGATIONS OF ACQUIROR SUB. Acquiror shall, for the benefit of the Company and its Stockholders, take all reasonable action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 6.10 CERTIFICATES. Each certificate representing Unregistered Shares owned by a Stockholder shall bear legends substantially as follows:

                  (a) All certificates representing Acquiror Common Stock and Acquiror Series A Preferred Stock shall bear a legend reading substantially as follows:

                  "The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933 and in reliance on the holder's representation that such securities were being acquired for investment and not for resale. No transfer of such securities may be made on the books of the issuer unless accompanied by an opinion of counsel reasonably satisfactory to the issuer, that such transfer may properly be made without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer."

                  (b) Certificates delivered under the Escrow Agreements shall also bear the following endorsement:

                  "The securities represented by this certificate are also subject to restrictions on transfer and to the rights of issuer and issuer's affiliate, to cancel such securities, on the terms and conditions set forth in an Agreement and Plan of Merger and Plan of Reorganization dated as of January __, 2000 and an Escrow Agreement, dated as of ___________, 2000, a copy of each of which may be obtained from the issuer or from the holder of this certificate. No transfer of such securities will be made on the books of issuer unless accompanied by evidence of compliance with the terms of such agreements."

                  These legends shall be the only ones appearing on the certificates. The legend in (a) shall be removed by Acquiror upon request made on or after the second anniversary of the Effective Time and shall also be removed in connection with the resale of shares of Acquiror Common Stock pursuant to the Registration Rights Agreements. Upon release of any such certificates from the Escrow Agreements, the legend set forth in Section 6.10(b) shall be removed.

         SECTION 6.11 ACQUIROR BOARD REPRESENTATION. At the Effective Time, the Board of Directors of Acquiror shall be reconstituted so that it is no more than eleven (11) members and so that it contains as members such number of directors as designated by the Principal Executives (the "BOARD DESIGNEES"), rounded up to the next whole number, as shall cause such Board Designees to represent that portion of the Board of Directors of Acquiror equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of Acquiror Common Stock to be issued pursuant to this Agreement (or issuable upon conversion of Acquiror Series A Preferred Stock to be issued pursuant to this Agreement) and to be beneficially owned by the Stockholders bears to the total number of shares of Acquiror Common Stock to be outstanding at the Effective Time or then issuable upon conversion of Acquiror Series A Preferred Stock to be then outstanding. In order to satisfy its obligations hereunder, Acquiror further agrees prior to the Effective Time to amend its Bylaws and to take such other action as reasonably requested by the Company.

         SECTION 6.12 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date hereof through the Effective Time, the Company may not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party (other than the Letter of Confidentiality pursuant to its terms or by written agreement of the parties thereto). During such period, the Company shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by reasonable efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.
                                  - 36 -

         SECTION 6.13      COMPANY OPTIONS UNDER THE PLAN.

                  (a) As of the Effective Time, (i) each outstanding Company Option shall be assumed by Acquiror and become and represent an option (an "ADJUSTED OPTION") to purchase (A) the number of shares of Acquiror Common Stock decreased to the nearest whole share, determined by multiplying (I) the number of shares of Acquiror Common Stock to be issued upon conversion of one share of Company Common Stock pursuant to Section 2.01(b)(iv) of this Agreement by (II) a fraction (the "Option Number") the numerator of which is one and the denominator is the number of shares of Acquiror Common Stock to be issued upon conversion of one share of Company Common Stock pursuant to Section 2.01(b)(iv) of this Agreement, and
         (B) the number of shares of Series Preferred Stock to be issued upon conversion on one share of Company Common Stock pursuant to Section 2.01(b)(iv) of this Agreement by the Option Number, at an exercise price per Adjusted Option equal to the exercise price for each such Company Stock Option, divided by the Option Number (rounded down to the nearest whole cent), and all references in each such option to the Company shall be deemed to refer to Acquiror, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in
         Section 423 of the Code, shall be effected in a manner consistent with the requirements of Section 424(a) of the Code, and (ii) Acquiror shall assume the obligations of the Company under the Plan. The other terms of each Adjusted Option, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms. The date of grant of each Adjusted Option shall be the date on which the corresponding Company Option was granted.

                  (b) The Company and Acquiror agree that the Plan shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Company Class A Common Stock held or to be awarded or paid pursuant to the Plan, into shares of Acquiror Common Stock on a basis consistent with the transactions contemplated by this Agreement. The Company and Acquiror agree to submit the amendments to the Plan to their respective stockholders, if such submission is determined to be necessary by counsel to the Company or Acquiror after consultation with one another; provided, however that such approval shall not be a condition to the consummation of the Merger.

                  (c) Acquiror shall (i) reserve for issuance the number of shares of Acquiror Common Stock that will become subject to the Plan and (ii) issue or cause to be issued the appropriate number of shares of Acquiror Common Stock pursuant to the Plan, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Acquiror shall prepare and file with the Commission a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Acquiror Common Stock necessary to fulfill Acquiror's obligations under this Section 6.13(c). Such registration statement shall be kept effective and the current status of the prospectus required thereby shall be maintained for at least as long as Adjusted Options remain outstanding.

                  (d) As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the Plan and the agreements evidencing the grants of such Company Options and that such Company Options and the related agreements shall be assumed by Acquiror and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger); provided that Acquiror shall make good faith efforts to so deliver such notices on the same day as the Effective Time.

                  (e)      Prior to the Effective Time, the Company may cause
         (i) fifty percent (50%) of all Company Options held by each Key Employee to become fully vested at the Effective Time (and the remainder of such employee's Company Options shall vest on the date they would have otherwise vested absent such accelerated vesting), and (ii) thirty-three and one-third percent (33 1/3%) of all Company Options held by each employee of the Company (other than the Principal Executives or Key Employees) to become fully vested at the Effective Time (and the remainder of such employee's Company Options shall vest on the date they would have otherwise vested absent such accelerated vesting).

                  (f) Between the date hereof and the Effective Time, the Company will prohibit (in accordance with the terms of the Plan) exercises of Company Options to the extent that the issuance hereunder of the Merger Consideration would not be excempt from the Securities Act.

         SECTION 6.14      CONDITIONAL FUNDING.

                  (a) If the Effective Time shall not occur on or prior to March 1, 2000 (and Acquiror possesses no right to terminate this Agreement under Article VIII), Acquiror shall on such date make an unsecured loan to the Company in immediately available funds in the amount of $5,000,000, with the Company's repayment obligation solely evidenced by a subordinated note substantially in the form of EXHIBIT D attached hereto.

                  (b) If the Effective Time shall not occur on or prior to April 1, 2000 (and Acquiror possesses no right to terminate this Agreement under Article VIII), Acquiror shall on such date make an unsecured loan to the Company in immediately available funds in the amount of $5,000,000, with the Company's repayment obligation solely evidenced by a subordinated note substantially in the form of EXHIBIT D attached hereto.

                  (c) Any funding under Section 6.14(b) shall be in addition to any funding pursuant to Section 6.14(a). The Company shall not be required to issue any note to Acquiror in respect of a loan under Sections 6.14(a) or (b) until Acquiror has initiated the funding of such loans in immediately available funds. For the purposes of this Agreement, "FUNDING NOTES" shall mean the notes referenced in this Section 6.14.

         SECTION 6.15      EMPLOYEE AND RELATED MATTERS.

                  (a) For a period of one year following the Effective Time, Acquiror shall provide the Company's employees with retirement, health, welfare and other employee benefits that are substantially equivalent to, and no less favorable than, those provided to Acquiror's employees who are similarly situated. To the extent that service is relevant for eligibility and vesting (and, solely for purposes of calculating entitlement to vacation and sick days, benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Acquiror or any of its subsidiaries for the benefit of employees located in the United States of Acquiror and any of its subsidiaries; such plan, program or arrangement shall (i) credit Company employees for service on or prior to the Effective Time with the Company, (ii) credit any pre-existing conditions, to the same extent eligible for coverage under a Company Benefit Plan and (iii) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees in the calendar year in which the Effective Time occurs.

                  (b) For a period of three years following the Effective Time, other than as approved by the Principal Executives, Acquiror shall not relocate the Key Employees or the technology department to a location other than the Company's present location or a location connected to the UPSHOT division of Acquiror.

         SECTION 6.16      INDEMNIFICATION.

                  (a) From and after the Effective Time, the Surviving Corporation shall, and Acquiror shall cause the Surviving Corporation to, provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, agent, employee or director of the Company (the "COMPANY INDEMNIFIED PARTIES") which is the same as the exculpation and indemnification provided to the Company Indemnified Parties by the Company immediately prior to the Effective Time in its Certificate of Incorporation and Bylaws, as in effect on the
                                  - 38 -
         date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement (or that limitation of the indemnification obligations of the Escrowed Stockholders under Article IX hereof and excluding actions (other than with respect to appraisal rights pursuant to applicable
         Delaware Law) brought by Stockholders who did not vote for, or submit their written consent to approve, the Merger).

                  (b) In the event that the Acquiror or Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 6.16, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

                  (c) Acquiror guarantees, unconditionally and absolutely, the performance of Surviving Corporation's and Acquiror Sub's obligations under this Section 6.16.

                  (d) Acquiror shall cause to be maintained (to the extent commercially available) in effect for not less than six years from the Effective Time policies of directors' and officers' liability insurance, for the benefit of directors and officers of the Company prior to the Effective Time, with respect to matters occurring prior to the Effective Time in amounts and on a basis not less favorable than Acquiror provides for its officers and directors.

                  (e) Each of the Company Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.16 and Acquiror and Acquiror Sub acknowledge and agree that each Company Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Company Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 6.16. This Section 6.16 is intended for the irrevocable benefit of, and to grant third party rights to, the Company Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Acquiror and Acquiror Sub, including without limitation the Surviving Corporation.

         SECTION 6.17      COMMITMENT LOANS; FACILITY.

                  (a) Simultaneously herewith or on the next busineess day hereafter, Acquiror shall make an unsecured loan to the Company in immediately available funds in the amount of $5,000,000, with the Company's repayment obligation solely evidenced by a subordinated note substantially in the form of EXHIBIT D attached hereto (such note, together with that certain unsecured loan in the amount of $5,000,000 made by Acquiror to the Company pursuant to that certain Promissory Note, dated January 6, 2000, are referenced hereinafter as the "COMMITMENT NOTES"). Acquiror and Acquiror Sub agree and acknowledge that such loan shall in no way reduce, modify or offset all or any portion of the Merger Consideration or the rights or remedies of the Company or the Stockholders whether under or at law or in equity.

                  (b) On or prior to February 28, 2000, Acquiror shall provide evidence reasonably satisfactory to the Company that Acquiror has a working capital facility with substantially the same terms as its current facility (the "FACILITY").

         SECTION 6.18 LISTING. Acquiror agrees to authorize for listing on the NYSE the shares of Acquiror Common Stock comprising the Merger Consideration (including shares of Acquiror Common Stock issuable upon conversion of Acquiror Series A Preferred Stock), and those required to be reserved for issuance upon exercise of Adjusted Options assumed in connection with the Merger, by filing with the NYSE a Supplemental Listing Application (or such other form as may be required by the NYSE) in a timely manner prior to the Closing or otherwise in accordance with the rules and regulations of the NYSE.

         SECTION 6.19 STRUCTURE OF MERGER. The parties hereto acknowledge that, at the written request of the Company, the parties shall amend this Agreement for the purpose of restructuring the Merger so that the
                                  - 39 -

Company is the "Surviving Corporation" hereunder. Any such amendment shall contain appropriate modifications to the provisions of this Agreement as if such restructured Merger were originally the form of Merger contemplated by this Agreement. Any such request shall be made at least ten (10) business days prior to the Effective Time and only if this Agreement has not been terminated pursuant to Article VIII hereof.

         SECTION 6.20 CERTAIN RESOLUTIONS. Prior to the consummation of the Merger, and as a condition to the Company's obligations to close the Merger, Acquiror agrees to take all actions reasonably necessary to secure an exemption from Section 16(b) of the Securities Exchange Act of 1934, pursuant to Rule 16b-3 under that Act, for all acquisitions, dispositions and reacquisitions of equity securities of Acquiror to occur directly or indirectly as a result of the Merger, pursuant to the Merger Agreement, the related Escrow Agreements or otherwise, by each of the following persons (or any entities in which they hold interest) who will become directors or officers of Acquiror at the time the Merger is consummated; (provided, however, that the foregoing agreement shall not limit Acquiror's rights or remedies under the Merger Agreement, the related Escrow Agreements or other agreements contemplated thereby): Bradley Keywell, Eric Lefkofsky, Stephen Murray, and Richard Heise.

                                  ARTICLE VII

                               CLOSING CONDITIONS

         SECTION 7.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) NO ACTION OR PROCEEDING. No order of a court or an administrative agency shall be in effect which enjoins, restrains, conditions or prohibits the consummation of the transactions contemplated by this Agreement, and no Governmental Entity shall have commenced litigation to enjoin, restrain, or prevent consummation of the transactions contemplated by this Agreement.

                  (b) CONSENTS. All material approvals and Material Consents shall have been obtained from any and all Governmental Entities whose approval or consent is necessary to the authorization of this Agreement or the consummation of the Merger and where the failure to obtain such approval or consent would have an Acquiror Significant Adverse Effect or a Company Significant Adverse Effect. The applicable waiting periods, if any, together with any extensions thereof, under the HSR Act shall have expired or been terminated (including, without limitation, with respect to the acquisition of Acquiror Common Stock or Acquiror Series A Preferred Stock by any Stockholder of the Company).

                  (c) NYSE LISTING. The shares of Acquiror Common Stock issuable to the Stockholders as contemplated by this Agreement (including shares of Acquiror Common Stock issuable upon conversion of Acquiror Series A Preferred Stock issuable to the Stockholders as contemplated by this Agreement), shall have been approved for listing on the NYSE, subject to official notice of issuance.

         SECTION 7.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB. The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, except where the failure to be so true and correct would not have a Company Significant Adverse Effect, in each case as though made on and as of the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of the Company to that effect (which certificate shall be included in EXHIBIT E hereto).

                  (b) AGREEMENTS AND COVENANTS; OTHER MATTERS. The Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to
                                  - 40 -
         be performed or complied with by it on or prior to the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of the Company to that effect (which certificate shall be included in EXHIBIT E hereto).

                  (c) EMPLOYMENT AND OTHER AGREEMENTS. Acquiror, on behalf of the Surviving Corporation, shall have received from (i) Brad, an executed Employment Agreement in the form of EXHIBIT F hereto (the "BRAD EMPLOYMENT AGREEMENT"), and (ii) Eric, an executed Employment Agreement in the form of EXHIBIT G hereto (the "ERIC EMPLOYMENT AGREEMENT"), and all such Employment Agreements shall be in full force or become effective at and as of the Effective Time (the Company hereby acknowledges and agrees that the execution of the Employment Agreements by each Principal Executive and their respective promises to perform their obligations therein are a material inducement to the execution and performance by Acquiror and Acquiror Sub of their respective obligations herein). In addition, Acquiror shall have received from each Principal Executive an executed Agreement and Covenant Against Unfair Competition, in the form of EXHIBIT H hereto.

                  (d) STOCKHOLDER AND DIRECTOR RESOLUTIONS; CERTIFICATE OF INCORPORATION AND BYLAWS. Acquiror shall have received (i) resolutions of the Company's Stockholders and directors, dated on or prior to the date hereof, and certified by the Company's Chief Executive Officer, acting in such capacity, approving, ratifying and confirming the consummation of the Merger and other transactions contemplated by this Agreement, and (ii) copies of the Certificate of Incorporation and Bylaws of the Company certified by the Company's Chief Executive Officer, acting in such capacity, as being the true Certificate of Incorporation and Bylaws of the Company as of the Effective Date.

                  (e) OTHER DOCUMENTS AND INSTRUMENTS. Acquiror shall have received such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to Acquiror the effectiveness thereof.

                  (f) SATISFACTION OF DEBTS. The Principal Stockholders and all other officers and directors of the Company, together with their spouses, blood relations and affiliates, shall have taken reasonable efforts to pay in full, with interest if applicable, all of their outstanding indebtedness to the Company, whether or not then due.

                  (g) CERTIFICATES OF GOOD STANDING. Acquiror shall have received Certificates of Good Standing from the Secretary of State of Delaware and Illinois with respect to the Company dated within four (4) days of the Effective Time.

                  (h) SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.

                  (i) ESCROW AGREEMENTS. Acquiror shall have received from the Escrowed Stockholders executed Escrow Agreements.

                  (j) EXERCISE OF WARRANT. Acquiror shall have received evidence reasonably satisfactory to Acquiror demonstrating that Silicon Valley Bank ("SVB") has either (A) exercised that certain Warrant to Purchase Stock, issued to Silicon Valley Bank by the Company on September 16, 1999 (the "SILICON WARRANT"), for shares of Company Series B Preferred Stock in accordance with its terms and converted such Company Series B Preferred Stock into Company Class B Common Stock or (B) consented to treat such Warrant as if so exercised and converted immediately prior to the Merger such that in the Merger SVB receives the Merger Consideration to be received by holders of Company Common Stock as provided in Section 2.01(a) hereof.

                  (k) SIDE LETTER. Acquiror shall have received from each Principal Executive a side letter in the form of EXHIBIT I attached hereto, whereby such Principal Executive agrees to indemnify Acquiror and the Surviving Corporation for liabilities incurred as a result of the conduct of Persons (other than the Company, Acquiror, Acquiror Sub and interest therein) owned, directly or indirectly, by such Principal Executive.
                                  - 41 -

         SECTION 7.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct in all material respects, except where the failure to be so true and correct would not have an Acquiror Significant Adverse Effect, in each case as though made on and as of the Effective Time, and the Company shall have received a certificate of the Chief Financial Officer of Acquiror and Acquiror Sub to that effect (which certificate shall be included in EXHIBIT E hereto).

                  (b) AGREEMENTS AND COVENANTS. Acquiror and its subsidiaries shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of the Chief Financial Officer of Acquiror and Acquiror Sub to that effect (which certificate shall be included in EXHIBIT E hereto).

                  (c) EMPLOYMENT AND NONCOMPETITION AGREEMENTS. Each Principal Executive entering into an Employment Agreement and an Agreement and Covenant Against Unfair Competition with Acquiror and/or the Surviving Corporation shall have received an executed counterpart thereof from Acquiror and/or the Surviving Corporation.

                  (d) ESCROW AGREEMENTS. The Escrowed Stockholders shall have received from Acquiror and Acquiror Sub executed Escrow Agreements.

                  (e) CERTIFICATES OF GOOD STANDING. The Company shall have received Certificates of Good Standing from the Secretary of State of Delaware and Illinois with respect to Acquiror and Acquiror Sub dated within four (4) days of the Effective Time.

                  (f) TAX OPINION. The Company shall have received an opinion dated the Closing Date from Altheimer & Gray (or other nationally recognized counsel selected by the Company ) (the "TAX OPINION"), which may be based upon such certificates and letters dated the Closing Date as are acceptable to such counsel, to the effect that, the merger will qualify as a reorganization within the meaning of Code Section 368(a) and each of the parties to this Agreement shall be a party to such reorganization and therefore, for federal income tax purposes, the Stockholders shall recognize no income, gain or loss upon the Merger except to the extent of any cash consideration actually received or deemed received.

                  (g) ACQUIROR RELEASES. Each of the Principal Executives shall have received from Acquiror a Release of Claims in the form of EXHIBIT J attached hereto.

                  (h) ACQUIROR SERIES A PREFERRED STOCK. Acquiror shall have filed with the Secretary of State of the State of Illinois a Statement of Resolution Establishing Series (or an Amendment to its Articles of Incorporation), which shall designate the Acquiror Series A Convertible Preferred Stock in accordance with the terms set forth on EXHIBIT K attached hereto.

                  (i) OTHER DOCUMENTS AND INSTRUMENTS. The Company shall have received such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm the effectiveness thereof.

                  (j) REGISTRATION RIGHTS AGREEMENT. Each Stockholder executing a Registration Rights Agreement pursuant to Section 6.03 hereof shall have received an executed counterpart Registration Rights Agreement from Acquiror.

                  (k)      The Shareholder Approval shall have been received.
                                  - 42 -

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01 TERMINATION. Subject to Section 8.02 and 8.03 hereof, this Agreement and the Merger may be terminated at any time prior to the Effective Time in the following manner:

                  (a)      by mutual consent of Acquiror and the Company;

                  (b) by Acquiror, if (i) (A)there has been a material breach by the Company of any material covenant or agreement on its part to be performed under this Agreement, and such breach is not cured within thirty (30) days (or such earlier time one day before this Agreement may be terminated pursuant to paragraph (e) below) following receipt by the Company of written notice thereof from Acquiror (or is not capable of cure), or (B) any one or more of the representations and warranties of the Company contained in Article III of this Agreement is in material breach and such breach is not cured within thirty (30) days (or such earlier time one day before this Agreement may be terminated pursuant to paragraph (e) below) following receipt by the Company of written notice thereof from Acquiror (or is not capable of cure), and (ii) the aggregate potential Damages which would reasonably be likely to be sustained, directly or indirectly, by Acquiror as a result of such breach exceed Fourteen Million Dollars ($14,000,000) (a "COMPANY SIGNIFICANT ADVERSE EFFECT");

                  (c) by the Company, if (i) (A) there has been a material breach by Acquiror or Acquiror Sub of any material covenant or agreement on either of their part to be performed under this Agreement, and such breach is not cured within thirty (30) days (or such earlier time one day before this Agreement may be terminated pursuant to paragraph (e) below) following receipt by Acquiror of written notice thereof from the Company (or is not capable of cure), or (B) any one or more of the representations and warranties of Acquiror or Acquiror Sub contained in Article IV of this Agreement is in material breach and such breach is not cured within thirty
         (30) days (or such earlier time one day before this Agreement may be terminated pursuant to paragraph (e) below) following receipt by Acquiror of written notice thereof from the Company (or is not capable of cure), and (ii) (other than with respect to payment of the Merger Consideration in which case this clause (ii) shall not apply) the aggregate potential Damages which would reasonably be likely to be sustained, directly or indirectly, by the Company as a result of such breach exceed Forty Million Dollars ($40,000,000) (an "ACQUIROR SIGNIFICANT ADVERSE EFFECT");

                  (d) by Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

                  (e) by Acquiror or the Company if (i) the Shareholder Approval shall not have been obtained at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof, or (ii) the Merger shall not have been consummated on or prior to April 15, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that, at the request of any party, the Outside Date shall be automatically extended until April 29, 2000.

                  (f) by the Company (i) if, by February 28, 2000, Acquiror has not renewed the Facility, or (ii) if Acquiror takes action pursuant to its fiduarciary duties as contemplated by Section 5.04(m) in connection with an Acquiror Competing Transaction.

         SECTION 8.02      EFFECT OF TERMINATION. Except as provided in
Section 8.03, upon the proper termination of this Agreement in accordance with the provisions of Section 8.01 hereof, this Agreement shall be null and void, and all other rights and obligations of Acquiror, Acquiror Sub, the Company, and the Stockholders under this Agreement shall forthwith cease and have no further force or effect; provided that the provisions of Sections
6.14 and 6.17 shall remain in full force and effect and the payments made pursuant thereto shall continue to be governed by the terms thereof and, to the extent applicable, any notes delivered pursuant thereto. In the event of the termination of this Agreement as provided in Section 8.01, each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made. The obligation of that certain Letter of Confidentiality, dated November 24, 1999 (the "LETTER OF CONFIDENTIALITY"), by and between the Company and Acquiror, shall terminate upon any termination of this Agreement. This Section 8.02 shall survive any termination of this Agreement.

         SECTION 8.03      FEES AND EXPENSES; OTHER MATTERS.

                  (a) Except as specifically provided in subsections (c) and (d), below, all "Expenses" (as hereafter defined) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same in the event this Agreement is terminated; provided, however, that if the Merger becomes effective, up to $500,000 of the accounting and legal Expenses of the Stockholders and the Company shall be paid by the Company or, at the Company's option, by Acquiror in cash, and any Expenses above such amount shall reduce the payment of the Cash Consideration in accordance with Section 2.01 hereto. Notwithstanding anything herein to the contrary, Expenses may be paid by a party at any time prior to the Effective Time, and if so paid prior to the Effective Time shall nonethless be taken into account in calculating such $500,000 of Expenses.

                  (b) As used in this Agreement, the term "EXPENSES" shall include all out-of-pocket expenses and disbursements (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf or on behalf of its stockholders or Affiliates in connection with or related to the authorization, preparation, negotiation and execution of this Agreement, the preparation of the Proxy Statement and all other matters related to the closing of the transactions contemplated herein.

                  (c)      (i)      The Company agrees that if Acquiror shall
         terminate this Agreement pursuant to Section 8.01(b) and without fault of its own, the Company shall, on the Payment Date , jointly and severally pay to Acquiror an amount equal to the sum of Acquiror's and Acquiror Sub's Expenses incurred in connection with this Agreement up to a maximum of $500,000.

                           (ii) Acquiror agrees that if the Company shall terminate this Agreement pursuant to Section 8.01(c) and without fault of its own, Acquiror shall, on the Payment Date, pay to the Company an amount equal to the sum of the Company's Expenses incurred in connection with this Agreement up to a maximum of $500,000.

                           (iii) Acquiror agrees that if either Acquiror or the Company shall terminate this Agreement pursuant to Sections 8.01(e)(i) or the Company shall terminate this Agreement pursuant to 8.01(f), Acquiror shall, on the Payment Date, pay to the Company the sum of the Company's Expenses incurred in connection with this Agreement up to a maximum of $500,000 and aggregate actual Damages sustained, directly or indirectly, by the Company as a result of such termination, not to exceed Ten Million Dollars ($10,000,000) (payment of which Damages shall, to the extent of outstanding indebtedness of the Company under the Commitment Notes, be satisfied by set-off against such outstanding indebtedness under the Commitment Notes).

                  (d) The parties hereto agree that, in the event of a termination of this Agreement pursuant to Section 8.01, the only relief and remedy available to either party therefor and the maximum monetary liability of either party therefor shall be as provided in this Section 8.03.

                  (e) Any demand for the payment of Expenses shall itemize in reasonable detail all qualifying disbursements and accruals, and notwithstanding one party's payment of another party's Expenses, the party incurring such items may update and/or supplement its demand at any time and from time to time, until the expiration of sixty (60) days from the date of the initial demand. All Expenses owing in accordance with this Section 8.03 shall be made by wire transfer of immediately available funds to an account designated by the party so entitled to receive payment therefor and shall be made not later than two (2) business days after delivery by one party to the other of demand and proper itemization thereof ("PAYMENT DATE").

                  (f)      (i)      The Company agrees that (A) it shall
         promptly pay to Acquiror the aggregate actual Damages sustained, directly or indirectly, by Acquiror, not to exceed Ten Million Dollars ($10,000,000) and (B) all outstanding Funding Notes and Commitment Notes shall become due and immediately payable, if Acquiror shall terminate this Agreement pursuant to Section 8.01(b) under circumstances in which the Company's breach of this Agreement giving rise to such right of termination by Acquiror was a bad faith, intentional and willful and material breach of this Agreement, made with knowledge and understanding that the action or inaction, as the case made be, giving rise to such breach would in fact constitute such an intentional and willful and material breach.

                           (ii) The Company agrees that all outstanding Funding Notes and Commitment Notes shall become due and payable (at the 11% default interest rate set forth therein) within six (6) months after Acquiror's termination of this Agreement pursuant to
         Section 8.01(b) under circumstances in which the Company's breach of this Agreement giving rise to such right of termination by Acquiror was not in bad faith or willful (to the degree set forth in subsection (i) above.

                  (g)      (i)      Acquiror agrees that it shall promptly
         pay to the Company the aggregate actual Damages sustained, directly or indirectly, by the Company, not to exceed Ten Million Dollars ($10,000,000), (which payment shall, to the extent of the outstanding indebtedness under the Commitment Notes, be satisfied by Acquiror's set-off against the outstanding indebtedness owed by the Company under the Commitment Notes) if the Company shall terminate this Agreement pursuant to Section 8.01(c) under circumstances in which Acquiror's breach of this Agreement giving rise to such right of termination by the Company was a bad faith, intentional and willful and material breach of this Agreement, made with knowledge and understanding that the action or inaction, as the case made be, giving rise to such breach would in fact constitute such an intentional and willful and material breach.

                           (ii)     Acquiror agrees that the respective
         maturity dates of the outstanding Commitment Notes and Funding Notes shall be extended by one (1) year if the Company's termination of this Agreement pursuant to Section 8.01(c) occurs under circumstances in which Acquiror's breach of this Agreement giving rise to such right of termination by the Company was not in bad faith or willful (to the degree set forth in subsection (i) above); provided that mandatory prepayment provisions under the terms of such notes shall remain in effect.

                  (h) The parties hereto also agree that, in the event of a termination of this Agreement pursuant to Section 8.01(e)(ii), which termination results from delays caused by the Commission's review of the Proxy Statement or by review under the HSR Act, the respective maturity dates of the Commitment Notes and Funding Notes shall be extended by one (1) year. Unless already extended pursuant to the previous sentence or accelerated pursuant to this Article VIII, the respective maturity dates of the Commitment Notes and Funding Notes shall be extended by one year if (i) this Agreement has been properly terminated pursuant to Section 8.01, (ii) the Company is not a breaching party of this Agreement and (iii) the Company is not able to repay its indebtedness reflected in any such note in the ordinary course of its business; provided that mandatory prepayment provisions under the terms of such notes shall remain in effect.

                                   ARTICLE IX

                             INDEMNIFICATION MATTERS

         SECTION 9.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding the closing of the Merger, the representations and warranties of the Company, Acquiror and Acquiror Sub contained in this Agreement and in any certificate delivered hereunder shall survive the Effective

Time (the "SURVIVAL PERIOD") until the expiration of one (1) year following the Effective Time. The covenants and agreements contained herein to be performed or complied with on or prior to the Effective Time shall expire at the Effective Time. The covenants and agreements contained herein to be performed or complied with after the Effective Time and the parties' liabilities in respect of a breach thereof (other than the covenant to indemnify against breaches of the representations and warranties of the parties), shall survive the Effective Time until such covenants and agreements have been performed or complied with, or until they shall have expired in accordance with their respective terms.

SECTION 9.02 INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF ACQUIROR. From and after the Effective Time, Acquiror and the Surviving Corporation shall be indemnified and saved harmless from and against any and all costs, expenses, losses, damages and liabilities (including reasonable legal and other professional fees and costs of investigation) (collectively, "DAMAGES") incurred or suffered directly or indirectly by Acquiror or the Surviving Corporation and proximately resulting from the breach of any one or more of the representations or warranties contained in this Agreement and in any certificate delivered hereunder or covenants or agreements of the Company made in this Agreement and in any certificate delivered hereunder; payment thereof shall be made only by the delivery to Acquiror of shares of Acquiror Common Stock or shares of Acquiror Series A Preferred Stock pursuant to the Escrow Agreements. Except as provided in Section 9.03 hereof, such indemnification and all Damages due to Acquiror or Acquiror Sub under this Agreement shall be subject to the following limitations:

                  (a) in valuing the Acquiror Common Stock (including shares of Acquiror Common Stock issuable upon conversion of Acquiror Series A Preferred Stock), for purposes of payment of any indemnification obligation under this Section 9.02(a), such shares of Acquiror Common Stock shall in all events be valued at the Share Value; in valuing the Acquiror Series A Preferred Stock for payment of any indemnification obligation under this Section 9.02(a), such Shares of Acquiror Series A Preferred Stock shall in all events be valued at Liquidation Value (as such terms defined is the Certificate of Designation set forth on Exhibit K hereto). Any such set-off against the Acquiror Common Stock or Acquiror Series A Preferred Stock shall be treated as a reduction of the Merger Consideration received by the Stockholders in the Merger, and any and all Returns filed in connection with the Merger after such set-off shall so reflect; and

                  (b) Acquiror shall not be entitled to any recovery under this Section 9.02 unless a claim for indemnification is made within the one (1) year period immediately following the Effective Time.

                  (c) Acquiror shall not be entitled to recover under this Section 9.02 until the total amount which Acquiror would recover under Section 9.02, but for this paragraph, exceeds Five Million Dollars ($5,000,000), and then such Indemnitee shall be entitled to recover only for the excess over Five Million Dollars ($5,000,000);

                  (d)      Acquiror shall not be entitled to recover:

                           (i) with respect to consequential damages of any kind, damages consisting of business interruption or lost profits (regardless of the characterization thereof), damages computed on a multiple of revenues or earnings or projected revenue or earnings or any similar basis, or with respect to punitive damages;

                           (ii) to the extent the aggregate claims under this Section 9.02 exceed the Cap; or

                           (iii) to the extent the subject matter of the claim is covered by insurance (including title insurance) held by the Company, the Surviving Corporation or Acquiror.

         SECTION 9.03 OTHER PROVISIONS. Anything in this Agreement to the contrary notwithstanding, following the Effective Time, any and all claims for indemnification by Acquiror pursuant to Section 9.02 hereof shall be enforceable solely to the extent of the Escrow Shares in the escrow accounts to be established under and governed in accordance with the Escrow Agreements referenced in Section 2.04. The shares of Acquiror Common Stock and Acquiror Series A Preferred Stock held in such Escrow Agreements referenced in Section 2.04 shall be deemed to secure Acquiror and Acquiror Sub's rights to indemnification hereunder and shall be Acquiror's and Acquiror Sub's sole recourse for any claims for indemnification under Section 9.02 hereof.

         SECTION 9.04 ACQUIROR'S INDEMNIFICATION. From and after the Effective Time, Acquiror covenants and agrees to indemnify and save harmless all Stockholders from and against any and all Damages incurred or suffered directly or indirectly by them and proximately resulting from or attributable to the breach of any one or more of the representations or warranties or covenants or agreements of Acquiror or Acquiror Sub made in this Agreement. Such indemnification by Acquiror and all Damages due to Stockholders or the Company under this Agreement shall be subject to the following limitations:

                  (a) the Stockholders shall not be entitled to any recovery under this Section 9.04 unless a claim for indemnification is made within the one (1) year period immediately following the Effective Time.

                  (b) the Stockholders shall not be entitled to recover under this Section 9.04 until the total amount which all Stockholders would recover under Section 9.04, but for this paragraph, exceeds Fifteen Million Dollars ($15,000,000), and then such Indemnitees shall be entitled to recover only for the excess over Fifteen Million Dollars ($15,000,000);

                  (c)      the Stockholders shall not be entitled to recover:

                           (i) with respect to consequential damages of any kind, damages consisting of business interruption or lost profits (regardless of the characterization thereof), damages computed on a multiple of revenues or earnings or projected revenue or earnings or any similar basis, or with respect to punitive damages; or

                           (ii) to the extent the aggregate claims under this Section 9.04 exceed Twenty Nine Million Dollars ($29,000,000).

         SECTION 9.05      INDEMNIFICATION PROCEDURES.

                  (a) In the event that any party hereto (which, for the purposes of this Section 9.05, includes all Stockholders) shall sustain or incur any Damages in respect of which indemnification may be sought by such party pursuant to this Agreement, the party to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification, prior to the expiration of the applicable indemnification period by serving written notice on the party providing indemnification (the "Indemnitor"), stating the nature and basis of such claim.

                  (b) In case any party has received actual notice of any claim asserted by a third party or any action or administrative or other proceeding in respect of which claim, action or proceeding such party believes, in good faith, indemnity properly may be sought against the other party pursuant to this Agreement, the Indemnitee shall, within twenty (20) days of receiving such notice, give notice thereof in writing to the Indemnitor, but failure to give such notice within such time period shall relieve the Indemnitor of its indemnification obligation only to the extent of actual prejudice resulting therefrom. Within fifteen (15) days after receipt of notice of such claim, action or proceeding, the Indemnitor may give the Indemnitee written notice of its election to conduct the defense of such claim, action or proceeding; provided, however, that the Indemnitee shall have the right to participate in the defense thereof, but such participation shall be solely at the expense of the Indemnitee, without a right of further reimbursement. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, action or proceeding, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim, action or proceeding. If the Indemnitor has not so notified the Indemnitee in writing within the time hereinabove provided of its election to conduct the defense of such claim, action or proceeding, the Indemnitee shall conduct the defense of any such claim, action or proceeding; provided that the Indemnitee shall not at any time settle, compromise or satisfy any such claim, action or proceeding without the written consent of the Indemnitor. Any such settlement, compromise or satisfaction made by the Indemnitee with the Indemnitor's consent of, or any such final judgment or decree entered in, any claim, action or proceeding defended only by the Indemnitee shall be binding upon the Indemnitor. The Indemnitor with respect to such Damages shall be subrogated to the right of action, if at all, of the Indemnitee against any other person arising from the matter from which the claim for Damages has arisen.

         SECTION 9.06 INDEMNIFICATION EXCLUSIVE REMEDY. Indemnification pursuant to the provisions of this Article IX shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained herein or in any closing certificate required hereunder or for any state of facts which could be deemed to constitute such a breach if properly asserted. Without limiting the generality of the preceding sentence, no legal action sounding in tort or strict liability may be maintained by any party.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made, and shall be effective upon receipt, if delivered personally, or the next business day if sent by reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below (with a copy sent by overnight courier or delivered as provided hereinabove):

         If to Acquiror or Acquiror Sub:

                  HA-LO Industries, Inc.
                  5980 West Touhy Avenue
                  Niles, Illinois 60714
                  Attention:  Gregory J. Kilrea, CFO
                  Facsimile number:  847.647.4970

         with a copy to:

                  Barry J. Shkolnik
                  Neal, Gerber & Eisenberg
                  Two N. LaSalle Street
                  Suite 2100
                  Chicago, Illinois  60602
                  Facsimile number:  312.269.1747

         If to the Company:

                  Starbelly.com, Inc.
                  1225 W. Morse Avenue
                  Chicago, Illinois 60626
                  Attention:  Eric Lefkofsky
                  Facsimile number:  773.262.6694

         with a copy to:

                  Peter H. Lieberman
                  Altheimer & Gray
                  10 South Wacker Drive
                  Chicago, Illinois 60606
                  Facsimile number:  312.715.4800

         SECTION 10.02 AMENDMENT. This Agreement may only be amended by the parties hereto by an instrument in writing signed by all of such parties.

         SECTION 10.03 WAIVER. Any party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive in writing any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 10.04 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used herein, "including" means "including, without limitation."

         SECTION 10.05 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible. In the event the parties are unable to agree upon any such modification, this Agreement shall remain in full force and effect without the deleted provision.

         SECTION 10.06 ENTIRE AGREEMENT. This Agreement (together with the Exhibits, and the Company Disclosure Schedules and Acquiror Disclosure Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, except for the Letter of Confidentiality (which shall remain in full force and effect in accordance with the terms and conditions contained therein, notwithstanding anything contained in this Agreement which can be construed to the contrary; such Letter of Confidentiality shall be deemed void at the Effective Time) and, except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder. The inclusion of any item in the Company Disclosure Schedules or the Acquiror Disclosure Schedules shall not be deemed evidence of the materiality of such item for purposes of this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether orally or in writing, shall be deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. Acquiror and Acquiror Sub acknowledge that they have conducted an independent investigation of the financial condition, assets (including, without limitation, the Company's Intellectual Property and the Company's website), liabilities, properties, results of operations and prospects of the Company in making its determination as to the propriety of the transactions contemplated by this Agreement and the agreements ancillary hereto, and in entering into this Agreement, have relied solely on the results of said investigation and on the representations and warranties of the Company expressly contained in this Agreement. The Company acknowledges that it has conducted an independent investigation of the financial condition, assets, liabilities, properties, results of operations and prospects of Acquiror in making its determination as to the propriety of the transactions contemplated by this Agreement and the agreements ancillary hereto, and in entering into this Agreement, have relied solely on the results of said investigation and on the representations and warranties of Acquiror expressly contained in this Agreement.

         SECTION 10.07 SPECIFIC PERFORMANCE. Notwithstanding any termination right granted in Article VIII, in the event of the nonfulfillment of any condition to a party's closing obligations, in the alternative, such party may elect to do one of the following: (i) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the Closing shall not be deemed a waiver of a breach of any representation, warranty or covenant and of such party's rights and remedies with respect thereto to the extent that such party shall have knowledge of such breach and the Closing shall nonetheless occur; (ii) decline to close, terminate this Agreement as provided in Article VIII, and thereafter seek damages to the extent, but only to the extent, permitted in Article VIII; or
(iii) seek specific performance of the obligations of the other party. Each party hereby agrees that in the event of any breach by such party of this Agreement, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced. The parties hereto recognize and agree that in the event that, in breach of this Agreement, a party refuses to consummate the Merger, money damages would be inadequate and the other party would have no adequate remedy at law. Accordingly, the parties hereto agree that such a party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other parties' obligations under this Agreement by an action or actions for specific performance, injunctive and/or equitable relief, without proof of actual damages and without posting a bond or other security, in order to enforce or prevent any violations (whether anticipatory, continuing or future) of this Agreement. The rights granted under this Section 10.07 shall be in addition to any other remedies available pursuant to this Agreement.

         SECTION 10.08 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the written consent of all parties hereto.

         SECTION 10.09 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II and the rights under Sections 6.01, 6.03 and 6.16, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.10 GOVERNING LAW. Except to the extent that Delaware Law governs the Merger, this Agreement shall be governed by and construed in accordance with the Laws of the State of Illinois, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 10.11 COUNTERPARTS. This Agreement may be executed in or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS THEREOF, Acquiror, Acquiror Sub and the Company have caused this Agreement to be executed as of the date first written above, in the case of each corporate entity, by their respective officers duly authorized.

                            HA-LO INDUSTRIES, INC.,  an Illinois
                            corporation

                            By:       /S/ JOHN R. KELLEY
                                     --------------------------------
                                      John R. Kelley, President

                            HA-LO INDUSTRIES, INC., a Delaware corporation

                            By:       /S/ GREG KILREA
                                     --------------------------------
                                      Greg Kilrea, President

                            STARBELLY.COM, INC., a Delaware corporation

                            By:       /S/ BRADLEY KEYWELL
                                     --------------------------------
                                      Bradley Keywell,

[LOGO]

                                                                       EXHIBIT B

                                January 17, 2000

Board of Directors
HA-LO Industries, Inc.
5980 Touhy Avenue
Niles, Illinois 60714

Members of the Board:

    You have asked us to advise you with respect to the fairness to HA-LO Industries, Inc., an Illinois corporation ("HA-LO"), from a financial point of view of the Merger Consideration (as defined below) set forth in an Agreement and Plan of Merger and Plan of Reorganization, dated as of January 17, 2000 (the "Merger Agreement"), by and among HA-LO, HA-LO Industries, Inc., a Delaware corporation and a wholly owned subsidiary of HA-LO ("Merger Sub"), and Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc., ("Starbelly"). As more fully described in the Merger Agreement, Starbelly will be merged with and into Merger Sub (the "Merger") pursuant to which HA-LO will
(i) acquire all outstanding shares of the common stock, par value $0.001 per share, of Starbelly (the "Starbelly Common Stock") and preferred stock, par value $0.001 per share, of Starbelly (the "Starbelly Preferred Stock"),
(ii) acquire all outstanding warrants to purchase shares of Starbelly Common Stock (the "Starbelly Warrants") and (iii) assume all obligations relating to outstanding options to purchase shares of Starbelly Common Stock, in exchange for aggregate consideration of $240,000,000 (the "Merger Consideration"), consisting of cash, shares of common stock, without par value, of HA-LO ("HA-LO Common Stock"), shares of Series A Convertible Preferred Stock, without par value, of HA-LO and options to purchase HA-LO Common Stock. The Merger Agreement also contemplates the exercise and conversion of all outstanding Starbelly Warrants into shares of Starbelly Common Stock prior to the effective time of the Merger or the receipt from holders of Starbelly Warrants of consents to the conversion of Starbelly Warrants into their allocated portion of the Merger Consideration as more fully described in the Merger Agreement (the "Conversion").

    In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, including stockholder agreements entered into between HA-LO and certain stockholders of Starbelly (the "Stockholder Agreements"), certain publicly available business and financial information relating to HA-LO and certain available business and financial information relating to Starbelly. We have also reviewed certain other information relating to HA-LO and Starbelly, including financial forecasts, provided to or discussed with us by HA-LO and Starbelly, and have met with the managements of HA-LO and Starbelly to discuss the businesses and prospects of HA-LO and Starbelly. We have also considered certain financial and stock market data of HA-LO and certain financial information of Starbelly, and we have compared those data with similar data for publicly held companies in businesses similar to HA-LO and Starbelly, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of HA-LO and Starbelly as to the future financial performance of HA-LO and Starbelly. In addition, we have relied upon the assessments of the management of HA-LO and its advisors as to (i) the potential synergies and other strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger, (ii) Starbelly's existing technology and products and the validity of, and risks associated with, Starbelly's future products and technology, (iii) the ability of HA-LO to retain key employees of Starbelly and
(iv) the ability of HA-LO to fund the cash portion of the Merger Consideration and the cash needs of HA-LO on an ongoing basis following the Merger. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and that the Conversion will occur in all material respects as contemplated by the Merger Agreement. In addition, we have assumed that the Stockholder Agreements will be in full force and effect at the time of the consummation of the Merger. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HA-LO or Starbelly, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the HA-LO Common Stock when issued pursuant to the Merger or the prices at which the HA-LO Common Stock will trade subsequent to the Merger.

    We have acted as financial advisor to HA-LO in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. Credit Suisse First Boston and its affiliates have in the past provided financial services to HA-LO and certain of its affiliates unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of HA-LO for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

    It is understood that this letter is for the information of the Board of Directors of HA-LO in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter relating to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to HA-LO from a financial point of view.

                                                      Very truly yours,

                                                      CREDIT SUISSE FIRST BOSTON CORPORATION

                                                      By:
                                                           --------------------------------------------
                                                                       Charles B. Edelstein
                                                                         MANAGING DIRECTOR

                                                                 EXHIBIT C

Section 805 ILCS 5/11.65. Right to dissent

     Sec. 11.65. Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section
11.20 [805 ILCS 5/11.20] or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30 [805 ILCS 5/11.30];

(2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

(3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     (i)   alters or abolishes a preferential right of such shares;

     (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

     (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

(4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 [805 ILCS 5/11.70] or as may be otherwise provided in the articles, by-laws or resolution.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

(c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

Section 805 ILCS 5/11.70. Procedure to Dissent


     Sec. 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

(b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10
[805 ILCS 5/11.30 or 805 ILCS 5/7.10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

(c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

(d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

(e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

(f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

(g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

(h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

(i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

(1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

(2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].

(j)  As used in this Section:

(1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

(2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                                                       EXHIBIT E

     Amendments to the Articles of Incorporation (Amended and Restated) of
                             HA-LO Industries, Inc.

    I. Paragraph (a) of Article Four will be amended in its entirety to read:

(a) The number of shares which the Corporation shall be authorized to issue, itemized by class, series and par value, if any, is:


        CLASS                     SERIES                 PAR VALUE PER SHARE       NUMBER OF SHARES AUTHORIZED
        Common                      --                       No par value                  250,000,000
      Preferred            To be designated by               No par value                   20,000,000
                          the Board of Directors

    II. The last paragraph of Article Four, which currently reads as follows:

       If the Preferred Stock is issued as a class, then the Board of Directors of the Corporation will determine liquidation rights and dividend rights by filing Articles of Amendment to the Articles of Incorporation of the Corporation prior to the issuance of any shares of the Preferred Stock.

       will be deleted in its entirety.

           PROXY              HA-LO INDUSTRIES, INC.              PROXY

                 SPECIAL MEETING OF SHAREHOLDERS - MARCH ___, 2000

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO" or the "Company")), hereby appoints John R. Kelley, Jr. and Gregory J. Kilrea, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the special meeting of shareholders to be held on Tuesday, March ___, 2000 at Harris Bank, Room _____, 111 West Monroe Street, Chicago, Illinois 60603 and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of HA-LO which the undersigned would be entitled to vote.

Said proxies and attorneys, and each of them, shall have the powers which the undersigned would have if acting in person. Said proxies, without hereby limiting their general authority, are authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the special meeting and all matters presented at the meeting but which are not known to the board of directors at the time of solicitation of this proxy. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof.

Each of the above named proxies at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the special meeting as may properly come before the meeting or any postponements or adjournments thereof.

IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS AND ANY OTHER MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

              PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY   / /

                                                                                   FOR   AGAINST  ABSTAIN
1.  Approval of the merger, including the issuance in the merger and upon          / /     / /      / /
    exercise of options assumed by the Company under Starbelly.com's stock option plan of 17 million shares of HA-LO common stock to the Starbelly.com stockholders, an amendment to the Company's articles of incorporation to permit the issuance in the merger and upon exercise of the assumed options of 5.1 million shares of convertible preferred stock, the reservation of 5.1 million shares of common stock for issuance upon conversion of the convertible preferred stock and, the adoption of a new stock option plan under which the
    Company will assume Starbelly.com's stock option plan and the options outstanding under the plan.

                                                                                   FOR   AGAINST  ABSTAIN
2.  Approval of amendment to the Company's articles of incorporation to increase   / /     / /      / /
    the number of shares of common stock and the number of shares of convertible preferred stock the Company is authorized to issue from 100 million to 250 million and from 10 million to 20 million, respectively.

3.  Approval of amendment to the Company's articles of incorporation to authorize  / /     / /      / /
    the board of directors to provide for the future issuance of convertible preferred stock without the approval of the holders of our common stock.

4. The persons named in this proxy also may vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.


Please complete, sign and mail this proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                               Dated _____________________, 2000

                                  Signature(s) _________________________________
                                               _________________________________

IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person.